As filed with the Securities and Exchange Commission on February 8 , 1996
                                                      Registration No. 333-00119

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        PRE-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          AMWEST INSURANCE GROUP, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                           6351                   95-2672141
(State or other jurisdiction of  (Primary standard industrial   (I.R.S. employer
incorporation or organization)    classification code number)         ID No.)

                          6320 Canoga Avenue, Suite 300
                        Woodland Hills, California 91367
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)
                          -----------------------------
                                  Steven R. Kay
          Senior Vice President, Chief Financial Officer and Treasurer
                          Amwest Insurance Group, Inc.
                               6320 Canoga Avenue
                        Woodland Hills, California 91367
                                 (818) 704-1111
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                          -----------------------------
                The Commission is requested to send copies of all
                               communications to:
        Jonathan K. Layne                             Stephen E. Newton
     Gibson, Dunn & Crutcher                      Kindel & Anderson L.L.P.
     333 South Grand Avenue                 555 South Flower Street, 29th Floor
Los Angeles, California 90071-3197          Los Angeles, California 90071-2498

       Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of the Registration
     Statement and the satisfaction or waiver of all other conditions to the merger described in the enclosed Proxy Statement/Prospectus.


--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

    Title of         Number of   Proposed Maximum  Proposed Maximum
  Each Class of       Shares         Offering         Aggregate
Securities to be      to be          Price Per        Offering      Registration
   Registered       Registered        Share            Price             Fee

Common Stock,

$.01 par value (1) 992,000 shares     $15.25 (2)   $15,128,000(2) $ 5,216.55 (3)


================================================================================


(1) Includes an equal number of Preferred Stock Purchase Rights pursuant to the Registrant's Stockholders' Rights Agreement dated May 10, 1989.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) and based on the average of the high and low prices of the Common Stock of Amwest Insurance Group, Inc. on the American Stock Exchange on January 4, 1996 of $15.25.


(3) Amount previously remitted with the S-4 Registration Statement filing on January 9, 1996 was $3,025.60. Amount remitted with this Pre-effective Amendment No. 1 is $2,190.95.



================================================================================

         The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
================================================================================

                          AMWEST INSURANCE GROUP, INC.
    CROSS-REFERENCE SHEET PURSUANT TO ITEM 501(b) OF REGULATION S-K SHOWING
                         LOCATIONS IN THE PROSPECTUS OF
                 THE INFORMATION REQUIRED BY PART 1 OF FORM S-4

                       Form S-4 Caption                                          Caption in Prospectus

1.   Forepart of the Registration Statement and           Forepart of Registration Statement; Cross-Reference Sheet;
     Outside Front Cover Page of Prospectus                  Outside Front Cover Page.
2.   Inside Front and Outside Back Cover Pages of         Inside Front Cover Page; Available Information;
     Prospectus                                              Incorporation by Reference; Table of Contents.
3.   Risk Factors, Ratio of Earnings to Fixed             Summary; Risk Factors.
     Charges, and Other Information


4.   Terms of the Transaction                             Summary; General Information; The Proposal to Approve and
                                                             Adopt the Agreement and Plan of Merger; The
                                                             Merger Agreement; Certain Other Agreements; Description
                                                             of Capital Stock of Amwest; Comparison of Stockholder
                                                             Rights; Incorporation by Reference.

5.   Pro Forma Financial Information                      Unaudited Pro Forma Condensed Combined Financial
                                                             Statements.

6.   Material Contacts With the Company Being Acquired    The Proposal to Approve and Adopt the Agreement and Plan
                                                             of Merger.

7.   Additional Information Required For Reoffering       Not applicable.
     by Persons and Parties Deemed to Be Underwriters

8.   Interests of Named Experts and Counsel               The Proposal to Approve and Adopt the Agreement and Plan
                                                             of Merger; -- Opinion of Jefferies; -- Opinion
                                                             of Wedbush Morgan; Legal Matters; Experts.

9.   Disclosure of Commission Position on                 Not applicable.
     Indemnification For Securities Act Liabilities
10.  Information With Respect to S-3 Registrants          Incorporation by Reference; Summary; Unaudited Pro Forma
                                                             Condensed Combined Financial Statements.
11.  Incorporation of Certain Information by Reference    Incorporation by Reference.
12.  Information With Respect to S-2 or S-3               Not applicable.
     Registrants
13.  Incorporation of Certain Information by Reference    Not applicable.
14.  Information With Respect to Registrants Other        Not applicable.
     Than S-3 or S-2 Registrants
15.  Information With Respect to S-3 Companies            Incorporation by Reference; Summary; Unaudited Pro Forma
                                                             Condensed Combined Financial Statements.
16.  Information With Respect to S-2 or S-3 Companies     Not applicable.
17.  Information With Respect to Companies Other Than     Not applicable.
     S-2 or S-3 Companies

18.  Information if Proxies, Consents or                  Summary; General Information; The Condor Special Meeting;
     Authorizations Are to be Solicited                      The Amwest Special Meeting; The Proposal to Approve and
                                                             Adopt the Agreement and Plan of Merger; The Merger
                                                             Agreement;  Certain Other Agreements; Dissenters' Rights;
                                                             Management of Amwest   after  the Merger; Description      of
                                                             Capital   Stock  of Amwest;  Comparison of Stockholder
                                                             Rights; Incorporation by Reference.

19.  Information if Proxies, Consents or                  Not applicable.
     Authorizations Are not to be Solicited or in an
     Exchange Offer


                          AMWEST INSURANCE GROUP, INC.

                          6320 Canoga Avenue, Suite 300

                        Woodland Hills, California 91367



February 13, 1996


Dear Stockholder:


         You are cordially invited to attend the Special Meeting of Stockholders of Amwest Insurance Group, Inc. ("Amwest") to be held at 9:00 a.m. on Thursday, March 14, 1996, at the Warner Center Hilton, 6360 Canoga Avenue, Woodland Hills, California 91367.


         At this important meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of November 30, 1995 (the "Merger Agreement"), by and between Amwest and Condor Services, Inc. ("Condor"), pursuant to which Condor will be merged with and into Amwest (the "Merger"), and all transactions contemplated by the Merger, including the issuance of shares of Amwest Common Stock pursuant to the Merger Agreement. Your Board of Directors believes that the combination of Amwest and Condor will create a stronger, more efficient and better diversified company.

         Pursuant to the Merger, each outstanding share of Condor common stock will be converted into the right to receive 0.5 of a share of Amwest common stock, $0.01 par value per share (subject to adjustment if the Base Period Trading Price of Amwest common stock is less than $12.50 or more than $17.50 per share), including the corresponding percentage of rights to purchase Amwest's Series A Junior Participating Preferred Stock. The proposed Merger is described in the accompanying Joint Proxy Statement/Prospectus, the forepart of which includes a summary of the terms of the Merger and certain other information relating to the proposed transaction.


         In addition, you will be asked to consider and vote upon a proposal to amend the Amwest Insurance Group, Inc. Stock Option Plan (the "Amwest Stock Option Plan") to permit the grant of Non-Incentive Options at exercise prices less than the fair market value of Amwest's common stock on the date of grant in order to effectuate the cancellation of Condor stock options and issuance of Amwest stock options to Condor employees pursuant to the Merger Agreement.

         YOUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, AMWEST AND ITS STOCKHOLDERS. THE BOARD HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AND RECOMMENDS THAT YOU VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT. THE BOARD ALSO UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE AMWEST STOCK OPTION PLAN AS WELL AS FOR THE RATIFICATION OF THE ENTIRE PLAN.


         It is important that your shares be represented at the Special Meeting, regardless of the number you hold. Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the Special Meeting. This will not prevent you from voting your shares in person if you subsequently choose to attend the Special Meeting.

                                Sincerely,



                                Richard H. Savage
                                Chairman   of  the  Board   and   Co-Chief
                                Executive Officer

                          AMWEST INSURANCE GROUP, INC.

                          6320 Canoga Avenue, Suite 300

                        Woodland Hills, California 91367

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                            To Be Held March 14, 1996

         A Special Meeting of Stockholders of Amwest Insurance Group, Inc., a Delaware corporation ("Amwest"), will be held at the Warner Center Hilton, 6360 Canoga Avenue, Woodland Hills, California 91367 at 9:00 , Thursday, March 14 , 1996 for the following purposes:


         1. To approve and adopt an Agreement and Plan of Merger, dated as of November 30, 1995 (the "Merger Agreement"), between Amwest and Condor Services, Inc. ("Condor"), pursuant to which each outstanding share of Condor common stock, $0.01 par value per share (other than shares owned by Condor as treasury stock or by Amwest or its subsidiaries, all of which shall be canceled), will be converted into th right to receive 0.5 of a share of Amwest common stock, $0.01 par value per share (subject to adjustment if the Base Period Trading Price of Amwest common stock is less than $12.50 or more than $17.50 per share), including the corresponding percentage of rights to purchase Amwest's Series A Junior Participating Preferred Stock. A copy of the Merger Agreement is attached as Annex A to the Joint Proxy Statement/Prospectus accompanying this Notice.


         2. To approve an amendment to and ratify Amwest's Stock Option Plan regarding the permitted exercise price of Non-Incentive Options under the plan.

         3. To transact such other business as may properly be brought before the meeting and any adjournment thereof.

         The Board of Directors has fixed the close of business on February 12, 1996 as the record date for the determination of the holders of Amwest's common stock entitled to notice of, and to vote at, the meeting. The Merger and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus, and the annexes thereto, which form a part of this notice.


         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PRE-PAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.



                                    By order of the Board of Directors,



                                    Richard H. Savage
                                    Chairman of the Board and Co-Chief
                                    Executive Officer


Dated:  February 13, 1996

                              CONDOR SERVICES, INC.
                                       AND
                          AMWEST INSURANCE GROUP, INC.
                              JOINT PROXY STATEMENT
                               ------------------

                          AMWEST INSURANCE GROUP, INC.
                                   PROSPECTUS
                               ------------------


          This Joint Proxy Statement/Prospectus ("Proxy Statement/Prospectus")is being furnished to the holders of common stock, par value $0.01 per share (the "Condor Common Stock"), of Condor Services, Inc., a Delaware corporation ("Condor"), in connection with the solicitation of proxies by the Board of Directors of Condor for use at a Special Meeting of Stockholders of Condor to be held at the Radisson Park Hotel - LAX South, 1400 Park View Avenue, Manhattan Beach , California, on March 14, 1996, at 9:00 a.m., and any and all adjournments or postponements thereof (the "Condor Special Meeting").

         This Proxy Statement/Prospectus is also being furnished to the holders of common stock, par value $0.01 per share (the "Amwest Common Stock"), of Amwest Insurance Group, Inc., a Delaware corporation ("Amwest"), in connection with the solicitation of proxies by the Board of Directors of Amwest for use at a Special Meeting of Stockholders of Amwest to be held at the Warner Center Hilton, 6360 Canoga Avenue, Woodland Hills, California, on March 14, 1996, at 9:00 a.m., and any and all adjournments or postponements thereof (the "Amwest Special Meeting").


         This Proxy Statement/Prospectus relates, among other things, to the proposed merger (the "Merger") of Condor into Amwest pursuant to an Agreement and Plan of Merger, dated as of November 30, 1995 (the "Merger Agreement"), by and between Amwest and Condor. Upon consummation of the Merger, the separate existence of Condor shall thereupon cease. In the Merger, each outstanding share of Condor Common Stock (other than shares owned by Condor as treasury stock or by Amwest or its subsidiaries, all of which shall be canceled) will be converted into the right to receive 0.5 of a share of Amwest Common Stock (subject to adjustment if the Base Period Trading Price of Amwest Common Stock is less than $12.50 or more than $17.50 per share). No fractional shares of Amwest Common Stock will be issued in the Merger. Consummation of the Merger is subject to various conditions, including the approval of the Merger by a majority of the outstanding shares of Condor Common Stock at the Condor Special Meeting and the approval of the Merger by a majority of the outstanding shares of Amwest Common Stock at the Amwest Special Meeting.


         In addition, Amwest is soliciting proxies with respect to the approval of a proposal to amend and ratify the Amwest Insurance Group, Inc. Stock Option Plan (the "Amwest Stock Option Plan") to change the permitted exercise price of Non-Incentive Options under the Amwest Stock Option Plan.

         Amwest has filed a Registration Statement on Form S-4 (such Registration Statement and all exhibits relating thereto and any amendments thereof, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") covering the shares of Amwest Common Stock to be issued in connection with the Merger. This Proxy Statement/Prospectus along with the documents and portions of documents incorporated herein by reference also constitutes the prospectus of Amwest filed as part of the Registration Statement relating to approximately 992,000 shares of Amwest Common Stock expected to be issued to Condor stockholders in connection with the Merger.

         Amwest Common Stock is traded on the American Stock Exchange (the "AMEX") under the symbol "AMW". On February 12, 1996, the closing sales price for Amwest Common Stock as reported on AMEX was $___ per share.


         All information contained in this Proxy Statement/Prospectus with respect to Condor has been provided by Condor. All information contained in this Proxy Statement/Prospectus with respect to Amwest has been provided by Amwest.


         This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of Amwest and Condor on or about February 13, 1996. A stockholder who has given a proxy may revoke it at any time prior to its exercise. See "The Condor Special Meeting - Record Date; Voting Rights; Proxies" and "The Amwest Special Meeting - Record Date; Voting Rights; Proxies".


                               ------------------



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


       The date of this Proxy Statement/Prospectus is February 13, 1996.

         No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Proxy Statement/Prospectus and, if so given or made, such information or representation not contained herein must not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to or from whom it is unlawful to make such offer or solicitation of an offer, or proxy solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor the issuance or sale of any securities hereunder shall under any circumstances create any implication that there has been no change in the information set forth herein since the date hereof or incorporated by reference herein since the date hereof.



                              AVAILABLE INFORMATION

         Amwest and Condor each are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, each files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at the regional offices of the Commission located at the Jacob K. Javits Federal Building, 75 Park Place, New York, New York 10278 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such information may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. In addition, material filed by Amwest can be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006-1881, and the Pacific Stock Exchange Incorporated, Additional Listing Department, 301 Pine Street, San Francisco, California 94104, on which the shares of Amwest Common Stock are listed.

         This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement of which this Proxy Statement/Prospectus is a part, and which Amwest has filed with the Commission under the Securities Act. For further information with respect to Amwest and the securities to be issued in the Merger, reference is made to the Registration Statement. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission or attached as an annex hereto.



                           INCORPORATION BY REFERENCE

         Amwest and  Condor  hereby  incorporate  by  reference  into this Proxy
Statement/Prospectus   the  following   documents   previously  filed  with  the
Commission pursuant to the Exchange Act:

         (1) Amwest's Annual Report on Form 10-K for the year ended December 31, 1994;

         (2) Amwest's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;


         (3) Amwest's Current Reports on Form 8-K dated December 12, 1995, December 21, 1995 and January 30, 1996.


         (4)      The   description   of  Amwest's   common  stock  in  Amwest's
                  Registration Statement on Form S-1, Number 33-21498, dated May 19, 1988.

         (5) Condor's Annual Report on Form 10-K for the year ended December 31, 1994;

         (6) Condor's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;

          (7)     Condor's Current Report on Form 8-K dated April 25, 1995.

         All reports and other  documents filed by Amwest and Condor pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Amwest Special Meeting and the Condor Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.


         This Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference therein, are available without charge to any person, including any Condor Stockholder, to whom this Proxy Statement/Prospectus is delivered upon written or oral request to Amwest Insurance Group, Inc.,
Attention: Corporate Secretary, P.O. Box 4500, Woodland Hills, California 91365-4500, telephone number (818) 704-1111. In order to ensure timely delivery of the documents, any request should be made before March 4, 1996.


                        --------------------------------

                               TABLE OF CONTENTS
AVAILABLE INFORMATION.....................................................  iii
INCORPORATION BY REFERENCE................................................  iii
SUMMARY  .................................................................    1
         The Companies....................................................    1
         The Special Meetings.............................................    2
         Effective Time of the Merger.....................................    3
         Surrender of Stock Certificates..................................    3
         Recommendations of the Boards of Directors.......................    4
         Opinions of Investment Banking Firms.............................    4
         The Merger.......................................................    4
         Interests of Certain Persons in the Merger.......................    6
         Certain Considerations...........................................    6
         Certain Federal Income Tax Consequences..........................    6
         Dissenters' Rights...............................................    7
         Comparative Rights of Stockholders...............................    7
         Comparative Per Share Prices.....................................    7
         Certain Other Agreements ........................................    8
         Selected Historical and Pro Forma Combined Financial Data........    8

         Recent Developments..............................................   10

GENERAL INFORMATION.......................................................   11
RISK FACTORS..............................................................   12
         Proposition 103..................................................   12
         Regulatory Environment...........................................   13
         Dependence on Key Personnel .....................................   13
         Risks of the Insurance Industry .................................   13
THE CONDOR  SPECIAL MEETING...............................................   14
         Purpose of the Condor  Special Meeting...........................   14
         Record Date; Voting Rights; Proxies..............................   14
         Solicitation of Proxies..........................................   14
         Quorum...........................................................   14
         Required Vote....................................................   15
THE AMWEST SPECIAL MEETING................................................   16
         Purpose of the Amwest Special Meeting............................   16
         Record Date; Voting Rights; Proxies..............................   16
         Solicitation of Proxies..........................................   16
         Quorum...........................................................   17
         Required Vote....................................................   17
THE PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER........   18
         General..........................................................   18
         Effective Time...................................................   18
         Conversion of Shares- Procedures for Exchange of Certificates....   18
         History of the Merger............................................   19
         Recommendation of the Board of Directors of Amwest; Reasons for
         the Merger.......................................................   21
         Recommendation of the Board of Directors of Condor; Reasons for
         the Merger.......................................................   22
         Opinion of Jefferies.............................................   24
         Opinion of Wedbush Morgan........................................   27
         Certain Considerations...........................................   33
         Interests of Certain Persons in the Merger.......................   33
         Certain Federal Income Tax Consequences..........................   34
         Anticipated Accounting Treatment.................................   35
         Effect on Employee Benefit Plans.................................   36
         Regulatory Approvals.............................................   36
         Insurance Department Regulatory Approvals........................   36
         Federal Securities Law Consequences..............................   36
         Stock Exchange Listing...........................................   37
THE MERGER AGREEMENT......................................................   38
         The Merger.......................................................   38
         Effective Time...................................................   38
         Terms of the Merger..............................................   38
         Fractional Shares................................................   39
         Surrender and Payment............................................   39
         Conditions to Consummation of the Merger.........................   40
         Representations and Warranties...................................   42
         Conduct of Business Pending the Merger...........................   42
         Certain Other Covenants..........................................   43
         Other Potential Acquirors........................................   44
         Indemnification and Insurance....................................   44
         Termination and Abandonment......................................   44
         Amendment; Waiver................................................   45
CERTAIN OTHER AGREEMENTS..................................................   46
DISSENTERS' RIGHTS........................................................   47
MANAGEMENT OF AMWEST AFTER THE MERGER.....................................   48
         Directors and Executive Officers After the Merger................   48
         Security Ownership of Management.................................   49
         Post Merger Dividend Policy......................................   49
         Principal Stockholders of Condor.................................   49
         Principal Stockholders of Amwest.................................   50
         Principal Stockholders of Amwest - Pro Forma.....................   52
COMPARATIVE PER SHARE PRICES AND DIVIDENDS................................   54
CAPITALIZATION............................................................   56
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS...............   58
DESCRIPTION OF CAPITAL STOCK OF AMWEST....................................   70
         General..........................................................   70
         Common Stock.....................................................   70
         Preferred Stock..................................................   70
COMPARISON OF STOCKHOLDER RIGHTS..........................................   71
         Stockholder Vote Required for Certain Transactions...............   71
         Special Meetings of Stockholders.................................   71
         Cumulative Voting................................................   72
         Rights Plans.....................................................   72

PROPOSAL TO AMEND THE AMWEST INSURANCE GROUP, INC. STOCK OPTION PLAN......   73
         Description of the Amwest Stock Option Plan......................   73
         Section 16(b) of the Exchange Act................................   74
         Federal Income Tax Treatment.....................................   74
         Option Grants....................................................   76


OTHER MATTERS.............................................................   78
LEGAL MATTERS.............................................................   78
EXPERTS  .................................................................   78



ANNEX A - Agreement and Plan of Merger
ANNEX B - Stockholder Agreement
ANNEX C - Opinion Jefferies & Company, Inc.
ANNEX D - Opinion Wedbush Morgan Securities

ANNEX E - Amwest Insurance Group, Inc. Stock Option Plan
          (as Proposed to be Amended)

                                     SUMMARY

         The following is a brief summary of certain information included elsewhere in this Joint Proxy Statement/Prospectus and the Annexes hereto (the "Proxy Statement/Prospectus"). This Summary does not contain a complete statement of all material information relating to the Merger Agreement and the Merger and is subject to, and is qualified in its entirety by, the more detailed information and financial statements contained or incorporated by reference in this Proxy Statement/Prospectus. Stockholders of Condor and Amwest should read carefully this Proxy Statement/Prospectus in its entirety. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement/Prospectus.



The Companies


         Business of Condor - Condor, an insurance holding company incorporated in the State of Delaware, is engaged through its wholly-owned subsidiaries, Condor Insurance Company ("Condor Insurance") and Raven Claims Services, Inc. ("Raven Claims") in providing certain property and casualty insurance coverages and services in California and Arizona. Condor Insurance writes insurance packages which consist principally of commercial automobile liability and physical damage coverage and, to a lesser extent, general liability and other related coverages (excluding hazardous waste and environmental impairment except with respect to policies written for the intermodal trucking industry) for insureds involved in general trucking including solid waste disposal, sand, gravel, transit mix, logging, farm to market, intermodal trucking, less than total load, newspaper distribution, tow truck and limousine services industries. Insurance coverages are written for members of the Waste Industry Loss Prevention and Safety Association, d.b.a. The Safety Association. An applicant for a commercial policy written by Condor Insurance must become a member of The Safety Association. Condor Insurance offers automobile private passenger coverage in Arizona.

         As used herein, the term "Condor" refers to Condor Services, Inc. and its subsidiaries, unless the context otherwise requires. The principal executive offices of Condor are located at 2361 Rosecrans Avenue, El Segundo, California 90245, and its telephone number is (310) 322-7344.


    Business of Amwest - Amwest is an insurance holding company engaged, through its two wholly-owned subsidiaries, Amwest Surety Insurance Company ("Amwest Surety") and Far West Insurance Company ("Far West"), in underwriting surety bonds. In December 1995, Amwest Surety and Far West redomesticated under the laws of the State of Nebraska. Amwest operates through 33 branch offices, 8 of which are located in California and the balance of which are located in 20 other states. Amwest obtains business principally through approximately 14,000 independent agents and brokers.

         Amwest   underwrites  a  wide  variety  of  surety   bonds,   generally
concentrating on principals who are unable to meet "standard" underwriting criteria. Generally, "standard" surety underwriting involves larger multi-line property and casualty insurance companies writing larger bond amounts for larger principals on an uncollateralized basis. "Specialty" surety underwriting typically involves smaller property and casualty companies, smaller bond amounts, smaller principals, and bonds are underwritten using a variety of factors, including the acceptance of partial or full collateral.

    Amwest's major products are: (1) Contract performance bonds, which guarantee the performance of specific contractual obligations between the principal and the obligee and/or payments to labor and material suppliers; (2) Court bonds, which guarantee that the principal will adequately discharge the obligations set by a court; (3) Contractor's license bonds, which guarantee that the principal will meet the licensing requirements of state or local laws applicable to contractors; (4) Small Business Administration ("SBA") bonds, which are contract performance bonds on which the SBA has guaranteed to the insurer reimbursement of a portion of any loss in exchange for a portion of the premium; and (5) Miscellaneous bonds, which guarantee a variety of non- classifiable obligations including, but not limited to, license and permit, sales tax, income tax and utility bonds.

         Amwest individually analyzes the risk associated with each application it receives, except for selected categories of miscellaneous bonds. This underwriting evaluation includes verifying the credit history and financial resources of the applicant. Amwest maintains control of the underwriting process through the use of authority limits for each underwriter, through committee underwriting of larger risks and through a system of limited delegation. Amwest requires many contract bonds to be collateralized and will occasionally require collateral on other types of bonds based upon risk characteristics. Collateral can consist of irrevocable letters of credit, certificates of deposit, cash, savings accounts, publicly traded securities and trust deeds or mortgages on real property. The principal form of collateral accepted by Amwest currently consists of irrevocable letters of credit and certificates of deposit.

         As used herein, the term "Amwest" refers to Amwest Insurance Group, Inc. and its subsidiaries, unless the context otherwise requires. The principal executive offices of Amwest are located at 6320 Canoga Avenue, Woodland Hills, California 91367, and its telephone number is (818) 704-1111.



The Special Meetings

Time, Place and Date


         A Special Meeting of the stockholders of Condor will be held on March 14, 1996, at 9:00 a.m., local time, at the Radisson Plaza Hotel - LAX South, 1400 Park View Avenue, Manhattan Beach, California (including any and all adjournments or postponements thereof, the "Condor Special Meeting").

         A Special Meeting of the Stockholders of Amwest will be held on March 14, 1996, at 9:00 a.m., local time, at the Warner Center Hilton, 6360 Canoga Avenue, Woodland Hills, California (including any and all adjournments or postponements thereof, the "Amwest Special Meeting").


Purpose of the Special Meetings

         At the Condor Special Meeting, holders of Condor's common stock, par value $0.01 per share (the "Condor Common Stock"), will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of November 30, 1995, by and between Condor and Amwest, a copy of which is attached as Annex A to this Proxy Statement/Prospectus (the "Merger Agreement"), providing for the merger of Condor into Amwest (the "Merger"). As a result of the Merger, the separate existence of Condor will thereupon cease. In the Merger, each outstanding share of Condor Common Stock will be converted into the right to receive 0.5 of a share (the "Conversion Number") of Amwest common stock, par value $0.01 per share (the "Amwest Common Stock") (the shares of Amwest Common Stock into which each share of Condor Common Stock is converted shall be referred to as the "Merger Consideration"), subject to adjustment as described below. If the average daily closing price per share of Amwest Common Stock as reported on the American Stock Exchange (the "AMEX") for the 30 consecutive trading days ending on the second trading day preceding the date of the closing of the Merger (the "Base Period Trading Price") is less than $12.50, the Merger Consideration per share of Condor Common Stock shall be increased by a factor of 12.5 divided by the Base Period Trading Price, and if the Base Period Trading Price is greater than $17.50, the Merger Consideration per share shall be decreased by a factor of 17.5 divided by the Base Period Trading Price. Adjustment of the Conversion Number is subject to the right of Amwest not to consummate the Merger if the Conversion Number, as adjusted, would exceed 0.6 and the right of Condor not to consummate the Merger if the Conversion Number, as adjusted, would be less than 0.4. Stockholders of Condor will also consider and vote upon any other matter that may properly come before the meeting.


         At the Amwest Special Meeting, holders of Amwest Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement and all transactions contemplated thereby, including the issuance of Amwest Common Stock pursuant to the Merger Agreement. Stockholders will also be asked to approve an amendment to the Amwest Insurance Group, Inc. Stock Option Plan (the "Amwest Stock Option Plan") to permit the grant of Non-Incentive Options at exercise prices less than the fair market value of Amwest's common stock on the date of grant in order to effectuate the cancellation of Condor stock options and issuance of Amwest stock options to Condor employees pursuant to the Merger Agreement.

         At the effective time of the Merger, as described in "Summary--Effective Time of the Merger", each outstanding option to purchase shares of Condor Common Stock ("Condor Stock Option"), other than those held by non-employee directors of Condor shall be canceled and the holder shall receive an option ("Amwest Stock Option") to purchase the same number of shares of Amwest Common Stock as the holder would have been entitled to receive in the Merger had the option been exercised in full immediately prior to the effective time, as described below. The Amwest Stock Option will be granted at a price per share equal to (i) the per share exercise price for the shares of Condor Common Stock otherwise purchasable pursuant to such Condor Stock Option divided by (ii) 0.5, as appropriately adjusted pursuant to the Merger Agreement. These grants of Non-Incentive Options will require an amendment to the Amwest Stock Option Plan. The entire Amwest Stock Option Plan, including the proposed amendment, is set forth in Annex E to this Proxy Statement/Prospectus.

          Stockholders of Amwest will also consider and vote upon any other matter that may properly come before the meeting.


Votes Required; Record Date

         The Merger will require approval and adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Condor Common Stock entitled to vote thereon. Each outstanding share of Condor Common Stock is entitled to one vote at the Condor Special Meeting. Only holders of record of Condor Common Stock at the close of business on February 9, 1996 (the "Condor Record Date") will be entitled to notice of and to vote at the Condor Special Meeting. See "The Condor Special Meeting." At the close of business on the Condor Record Date, ________ shares of Condor Common Stock were issued and outstanding. As of the Condor Record Date, directors and executive officers of Condor and their affiliates were beneficial owners of approximately ___% of the outstanding shares of Condor Common Stock.


         The Merger will require approval and adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Amwest Common Stock entitled to vote thereon. Each outstanding share of Amwest Common Stock is entitled to one vote at the Amwest Special Meeting. Only holders of record of Amwest Common Stock at the close of business on February 12, 1996 (the "Amwest Record Date") will be entitled to notice of and to vote at the Amwest Special Meeting. See "The Amwest Special Meeting." At the close of business on the Amwest Record Date, ________ shares of Amwest Common Stock were issued and outstanding. As of the Amwest Record Date, directors and executive officers of Amwest and their affiliates were beneficial owners of approximately __% of the outstanding shares of Amwest Common Stock. See "Management of Amwest After the Merger --Security Ownership of Management".




Effective Time of the Merger


         The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of Delaware, (the "Effective Time"). The Effective Time is currently expected to occur on or shortly after March 14, 1996, subject to approval by the stockholders of Amwest and Condor of the matters described herein and satisfaction or waiver of the conditions precedent to the Merger set forth in the Merger Agreement. See "The Proposal to Approve and Adopt the Agreement and Plan of Merger -- Effective Time" and "The Merger Agreement -- Conditions to the Consummation of the Merger."




Surrender of Stock Certificates


         As soon as practicable after the Effective Time, The American Stock Transfer & Trust Company, or another person designated by Amwest and reasonably acceptable to Condor, in its capacity as exchange agent for the Merger (the "Exchange Agent"), will send a transmittal letter to each Condor stockholder. The transmittal letter will contain instructions with respect to the surrender of certificates representing Condor Common Stock to be exchanged for Amwest Common Stock and cash in lieu of fractional shares. Holders of certificates which prior to the Effective Time represented Condor Common Stock will not be entitled to receive any payment of dividends or other distributions with respect to Amwest Common Stock until such certificates have been surrendered for certificates representing Amwest Common Stock. See "The Proposal to Approve and Adopt the Agreement and Plan of Merger--Conversion of Shares- Procedures for Exchange of Certificates."


         CONDOR STOCKHOLDERS SHOULD NOT FORWARD CERTIFICATES FOR CONDOR COMMON STOCK TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. CONDOR STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.



Recommendations of the Boards of Directors


         The Boards of Directors of Condor and Amwest believe that the terms of the Merger are fair to and in the best interests of their respective stockholders and have unanimously approved the Merger Agreement and the related transactions. The Boards of Directors of Condor and Amwest each unanimously recommend that its stockholders approve and adopt the Merger Agreement and the transactions contemplated thereby, including the issuance of Amwest Common Stock pursuant to the Merger Agreement. See "The Proposal to Approve and Adopt the Agreement and Plan of Merger--History of the Merger," "--Recommendation of the Board of Directors of Condor; Reasons for the Merger," "--Recommendation of the Board of Directors of Amwest; Reasons for the Merger" and "--Interests of Certain Persons in the Merger."




Opinions of Investment Banking Firms

         Wedbush Morgan Securities ("Wedbush Morgan") has delivered its written opinion to the Board of Directors of Condor that, as of November 30, 1995, the consideration to be received by the Condor stockholders was fair, from a financial point of view, to the public stockholders of Condor.

         Jefferies & Company, Inc. ("Jefferies") has delivered its written opinion to the Board of Directors of Amwest that, as of November 30, 1995, the Conversion Number was fair, from a financial point of view, to the stockholders of Amwest.

         For information on the assumptions made, matters considered and limits of the reviews undertaken by Jefferies and Wedbush Morgan see "The Proposal to Approve and Adopt the Agreement and Plan of Merger Merger--Opinion of Wedbush Morgan," and " --Opinion of Jefferies." Stockholders' are urged to read in their entirety the opinions of Jefferies and Wedbush Morgan attached as Annexes C and D, respectively, to this Proxy Statement/Prospectus.




The Merger

Merger Consideration

         In the Merger, each outstanding share of Condor Common Stock (other than shares owned by Condor as treasury stock or by Amwest or its subsidiaries, all of which shall be canceled) will be automatically converted into the right to receive 0.5 of a share of Amwest Common Stock (subject to adjustment, as described below, if the Base Period Trading Price of Amwest Common Stock is less than $12.50 or more than $17.50 per share. Adjustment of the Conversion Number is subject to the right of Amwest not to consummate the Merger if the Conversion Number, as adjusted, would exceed 0.6 and the right of Condor not to consummate the Merger if the Conversion Number, as adjusted, would be less than 0.4). Cash will be paid in lieu of fractional shares. Upon consummation of the Merger, Condor will be merged with and into Amwest and the separate existence of Condor shall thereupon cease. See "The Merger Agreement--Terms of the Merger."


         At the Effective Time, each outstanding ("Condor Stock Option, other than those held by non-employee directors, shall be canceled and the holder shall receive an Amwest Stock Option to purchase the same number of shares of Amwest Common Stock as the holder would have been entitled to receive in the Merger had the option been exercised in full immediately prior to the Effective Time. The Amwest Stock Options will have substantially the same terms and conditions as the Condor Stock Options, and the exercise price of each Amwest Stock Option will be economically equivalent to the exercise price of the Condor Stock Option being replaced. All Condor Stock Options held by non-employee directors outstanding at the Effective Time will be canceled. It is anticipated that such options will be exercised prior to the Effective Time.




Conditions to the Merger, Termination

         The obligations of Amwest and Condor to consummate the Merger are subject to various conditions, including, but not limited to: (i) obtaining requisite stockholder and regulatory approvals; (ii) the absence of any preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger; (iii) approval for listing on the AMEX subject to official notice of issuance, of the Amwest Common Stock to be issued in connection with the Merger; (iv) receipt of opinions of counsel at the closing of the Merger covering such matters and in the form and substance agreed upon; and (v) the absence of material adverse changes in the business of Amwest or Condor that would have a material adverse effect on Amwest or Condor. See "The Merger Agreement--Conditions to Consummation of the Merger."


         The Merger Agreement may be terminated at any time prior to the Effective Time, (a) by mutual written consent of Amwest and Condor; (b) by either Amwest or Condor if the Merger has been enjoined by a court or if the Merger shall not have been consummated on or before June 30, 1996 provided that the terminating party's failure to fulfill its obligations under the Merger Agreement is not the reason that the Effective Time shall not have occurred on or before said date. The Merger Agreement may also be terminated by Condor in the event the Condor Board of Directors, in the exercise of its fiduciary duties, determines that termination is in the best interests of Condor and its stockholders to enable Condor to accept an offer which the Board of Directors has determined to be superior to the Merger (a "Superior Proposal"). The Merger Agreement may also be terminated under certain other circumstances, see "The Merger Agreement--Termination and Abandonment."




Termination Fee

         Condor will be required to pay Amwest a fee of $700,000 (the "Termination Fee") in the event that Condor terminates the Merger Agreement in order to accept a Superior Proposal. Condor will also be required to pay the Termination Fee if the Merger Agreement is terminated by Amwest (i) for breach of any of Condor's representations, warranties or covenants or because Condor engages in negotiations which continue for more than 20 business days with a third party seeking to acquire Condor (a "Third Party Acquisition") and, within 12 months of such termination, Condor enters into an agreement for, or consummates, a Third Party Acquisition under certain circumstances, or (ii) because the Condor Board of Directors has withdrawn, modified or changed its recommendation of the Merger, has recommended a Third Party Acquisition or has failed to call, give notice of, convene or hold a stockholders' meeting to approve the Merger or because the Merger is not approved by the requisite vote of the Condor Stockholders at the Condor Special Meeting. If the Merger Agreement is terminated by Amwest under conditions requiring the payment of the Termination Fee, Amwest will also be entitled to be reimbursed by Condor for its reasonable expenses incurred in connection with the Merger. If the Merger Agreement is terminated by Condor because of a breach by Amwest of its representations, warranties or covenants or because the Merger is not approved by the requisite vote at the Amwest Special Meeting, Condor will be entitled to be reimbursed by Amwest for its reasonable expenses incurred in connection with the Merger. In all other cases, Amwest and Condor will each bear their own expenses.

Listing

         It is a condition to the Merger that the shares of Amwest Common Stock to be issued in the Merger be authorized for listing on the AMEX, subject to official notice of issuance.

Regulatory Approvals Required


          The Merger is subject to the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). Amwest and Condor have both filed pre-merger notification forms with the Federal Trade Commission and the Department of Justice under the HSR Act. Early termination of the required waiting period was granted on January 5, 1996. See "The Proposal to Approve and Adopt the Agreement and Plan of Merger-- Regulatory Approvals."

         The Merger and transactions contemplated thereby require approvals of the Commissioners of the California Department of Insurance and the Arizona State Department of Insurance. Amwest has filed a Form A with the California Department of Insurance on January 16, 1996. See "The Proposal to Approve and
Adopt the Agreement and Plan of Merger-- Insurance Department Regulatory Approvals."


Directors of Amwest After the Merger


         Pursuant to an Agreement with Guy A. Main and the Main Family Trust, Guy A. Main, currently Chairman of the Board, President and the Chief Executive Officer of Condor, will be elected to the Amwest Board of Directors effective as of the Effective Time. Upon the appointment of Mr. Main, the Amwest Board will consist of 11 directors, 10 of whom were directors of Amwest as of the date of the Merger Agreement.




Interests of Certain Persons in the Merger


         In considering the recommendation of the Condor Board of Directors with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of Condor management and the Condor Board of Directors have certain interests in the Merger that are in addition to the interests of stockholders of Condor generally. Amwest will issue substitute Amwest Stock Options to all holders of Condor Stock Options (other than non-employee directors), including officers and management. Amwest has agreed, subject to certain limitations, to indemnify each officer and director of Condor from all losses, claims, damages, costs, expenses and liabilities arising out of or related to the Merger or the Merger Agreement. Employees of Condor who continue as employees after the Effective Time, including officers and management will participate in Amwest Employee Benefit Plans. Mr. Main will be employed by Amwest under a four year employment agreement, will be eligible for bonuses under the Amwest Annual Executive Incentive Plan and will become a member of the Board of Directors of Amwest. See "The Proposal to Approve and Adopt the Agreement and Plan of Merger--Interests of Certain Persons in the Merger."




Certain Considerations


         In deciding whether to approve and adopt the Merger Agreement and the transactions contemplated thereby stockholders of Amwest and Condor should carefully evaluate the matters set forth under "The Proposal to Approve and Adopt the Agreement and Plan of Merger--Certain Considerations" and "Risk Factors." Factors to be considered include: (i) the relative stock prices of Amwest Common Stock and Condor Common Stock at the Effective Time may vary significantly from the prices as of the date of execution of the Merger Agreement or the date of this Proxy Statement/Prospectus or the date on which stockholders vote on the Merger; and (ii) the Conversion Number is fixed at 0.5 Amwest shares for each Condor share, subject to adjustment if the Base Period Trading Price of Amwest Common Stock is less than $12.50 or more than $17.50. See "The Proposal to Approve and Adopt the Agreement and Plan of Merger--Certain Considerations."




Certain Federal Income Tax Consequences


         If the Merger qualifies as a "reorganization" as more fully described under "The Proposal to Approve and Adopt the Agreement and Plan of Merger--Certain Federal Income Tax Consequences," no gain or loss will be recognized by Condor stockholders for federal income tax purposes on the conversion of their Condor Common Stock into Amwest Common Stock, except with respect to cash received in lieu of fractional shares, and no gain or loss will be recognized by Amwest or Condor. See "The Proposal to Approve and Adopt the Agreement and Plan of Merger--Certain Federal Income Tax Consequences."




Dissenters' Rights

         Pursuant to Section 262(b) of the Delaware General Corporation Law, Condor stockholders are not entitled to dissenters' or appraisal rights in connection with the Merger, because: (i) shares of Condor Common Stock were, at the Condor Record Date, designated as a NASDAQ National Market security; (ii) Condor stockholders will not be required to accept anything in exchange for their Condor Common Stock other than Amwest Common Stock (i.e., shares of stock of the corporation surviving the Merger) and cash in lieu of fractional shares of such stock; and (iii) the Certificate of Incorporation of Condor does not otherwise provide Condor stockholders with dissenters' or appraisal rights applicable to the Merger. Amwest stockholders are also not entitled to dissenters' or appraisal rights with respect to the Merger. See "Dissenters' Rights."



Comparative Rights of Stockholders

         The rights of stockholders of Condor currently are governed by Delaware law, Condor's Certificate of Incorporation and Condor's Bylaws. Upon consummation of the Merger, stockholders of Condor will become stockholders of Amwest, which is also a Delaware corporation, and their rights as stockholders of Amwest will be governed by Delaware law, Amwest's Certificate of Incorporation, Amwest's Bylaws and the Amwest Rights Agreement (as hereinafter defined). For a discussion of various differences between the rights of stockholders of Condor and the rights of stockholders of Amwest, see "Comparison of Stockholder Rights."



Comparative Per Share Prices

         The following table sets forth the high, low and last sales prices as reported on the AMEX and NASDAQ Composite Tapes of the companies' common shares on November 30, 1995, the last trading day before the announcement of the execution of the Merger Agreement.

                                                                 Condor
                                Amwest           Condor        Equivalent(a)

               High             $17 5/8 (b)       $3 1/2           $8 3/4
               Low               17 1/2 (b)        3 1/2            8 3/4
               Last              17 5/8 (b)        3 1/2            8 3/4

         On February 12, 1996, the last day before the printing of this Proxy Statement/Prospectus the last sales prices of Amwest Common Stock and Condor Common Stock as reported on the AMEX and NASDAQ NMS, were as follows:.


                                                                     Condor
                                  Amwest           Condor        Equivalent(a)
               High                 $                $                $
               Low
               Last


(a) The Condor equivalent market value is computed by multiplying the high, low and last sales price per share of Amwest Common Stock by the Conversion Number, assuming the Conversion Number is 0.5.

(b) There were no trades for Amwest Common Stock on the AMEX on November 30, 1995. Therefore, the sales prices as reported on the AMEX on November 29, 1995 are shown.

         See "Comparative Per Share Prices and Dividends."



Certain Other Agreements

         In connection with the Merger Agreement, Amwest has entered or will enter into certain agreements with various persons. Amwest, the Main Family Trust and Mr. Main have entered into a Stockholder Agreement pursuant to which the Main Family Trust (which holds 957,310 shares of Condor Common Stock for the benefit of Mr. Main and his family) and Mr. Main have (i) agreed not to sell or otherwise transfer any shares of Condor Common Stock prior to the Effective Time or the termination of the Merger Agreement, (ii) agreed to vote all shares of Condor Common Stock which they hold in favor of the Merger and against any proposal in opposition to or in competition with the Merger, (iii) agreed to call a special meeting of Condor Stockholders to consider and approve the Merger if such a meeting has not taken place on or before May 1, 1996; and (iv) granted an option to Amwest to purchase 825,000 shares of Condor Common Stock for a price equivalent to the Merger Consideration exercisable at any time during the period commencing with the termination of the Merger Agreement.

         The directors and officers of Condor have executed and delivered to Amwest an Affiliates Letter and Certificate of Continuity of Interest in which they have made certain representations about their intentions to hold the shares of Amwest Common stock to be received in the Merger and agreed to certain restrictions on resales of such shares. The representations and restrictions of resales are intended to preserve the characterization of the Merger for federal income tax purposes as a reorganization, to comply with the requirements for "pooling of interests" accounting treatment and to comply with restrictions on resales of securities imposed by federal securities laws.

         At the Effective Time, Amwest, the Main Family Trust and Mr. Main will enter into an agreement pursuant to which Mr. Main will be elected a director of Amwest as long as he remains a member of the management executive committee of Amwest. The agreement will also include certain provisions which become effective only in the event that the Merger does not qualify for "pooling of interests" accounting treatment, including an agreement not to sell any Amwest Common Stock received in the Merger for two years and an agreement to grant a right of first refusal to Amwest to purchase any shares of Amwest Common Stock received in the Merger. Amwest, the Main Family Trust and Mr. Main will also enter into a Registration Rights Agreement pursuant to which Amwest will agree to register shares of Amwest Common Stock received by the Main Family Trust in the Merger for resale under the Securities Act of 1933.

         At the Effective Time, Amwest and Mr. Main will also enter into an Employment Agreement pursuant to which Mr. Main will be employed for four years as Executive Vice President of Amwest and President of Condor Insurance. Mr. Main will receive a base salary of $253,000, subject to annual review, and will be eligible for bonuses under the Amwest Annual Executive Incentive Plan and entitled to other benefits available to other Amwest officers generally, including an automobile allowance.



Selected Historical and Pro Forma Combined Financial Data

         The following table presents selected historical financial data of Amwest and Condor, and selected pro forma combined financial data after giving effect to the Merger under the "pooling of interests" method of accounting. Amwest's historical financial data for each of the annual periods presented have been derived from its audited consolidated financial statements previously filed with the Commission. Condor's historical financial data for each of the annual periods presented also have been derived from its financial statements previously filed with the Commission. The selected historical financial data for both companies for the nine-month periods ended September 30, 1994 and 1995 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinions of Amwest's and Condor's respective managements, include all adjustments necessary for a fair presentation of results for such interim periods.

         The selected pro forma combined financial data have been derived from, or prepared on a basis consistent with, the unaudited pro forma condensed combined financial statements included herein. This data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred or that will occur after consummation of the Merger.


                                                                                                          As of or for the
                                                                                                         nine months ended
                                                   As of or for the year ended December 31,                 September 30,
                                             ---------------------------------------------------        -------------------
                                                1990       1991       1992       1993       1994           1994      1995

Amwest Insurance Group, Inc. - Historical:

 Net premiums earned                         $ 46,858   $ 48,487   $ 48,254   $ 50,090   $ 61,829       $ 44,074   $ 50,478
Net income from continuing operations (a)       5,158      3,493      3,398      4,041      4,588          1,834      2,937
Earnings per common share: (a)
  Net income from continuing operations          2.16       1.42       1.44       1.70       1.91           0.76       1.22
   Net income                                $   2.16   $   1.42   $   1.44   $   1.60   $   1.91       $   0.76   $   1.22
 Cash dividends declared per common share (b)$   0.24   $   0.28   $   0.28   $   0.28   $   0.36       $   0.27   $   0.30
Weighted average shares outstanding             2,391      2,461      2,360      2,375      2,408          2,411      2,402
 Total assets                                $112,652   $122,684   $134,404   $140,692   $146,713       $153,344   $150,761
Bank indebtedness                              13,193     12,228     12,264     12,500     12,500         12,500     12,500
Stockholders' equity                           25,981     28,885     31,749     36,383     35,994         34,536     42,002
 Stockholders' equity per common share       $  10.87   $  12.16   $  13.52   $  15.43   $  15.42       $  14.58   $  17.80

Condor Services, Inc. - Historical:

 Net premiums earned                         $ 18,266   $ 14,297   $ 15,289   $ 21,995   $ 19,460       $ 15,865   $ 13,229
Net income from continuing operations            (362)     1,061      1,627        241        453            (21)       786
Earnings per common share:
  Net income from continuing operations         (0.15)      0.51       0.82       0.12       0.23          (0.01)      0.40
   Net income                                $  (0.15)  $   0.51   $   0.82   $   0.12   $   0.23       $  (0.01)  $   0.40
Cash dividends declared per common share           --         --         --         --         --             --         --
Weighted average shares outstanding             2,342      2,060      1,976      1,978      1,981          1,983      1,967
 Total assets                                $ 32,530   $ 35,904   $ 38,477   $ 55,164   $ 40,032       $ 48,253   $ 37,123
Stockholders' equity                            8,087      8,876     10,435     11,964     10,163         10,037     12,127
 Stockholders' equity per common share       $   4.22   $   4.93   $   5.29   $   6.03   $   5.16       $   5.05   $   6.22

Pro Forma Combined (d):

 Net premiums earned                         $ 65,124   $ 62,784   $ 63,543   $ 72,085   $ 81,289       $ 59,939   $ 63,707
Net income from continuing operations           4,796      4,554      5,025      3,947      5,041          1,813      3,723
Earnings per common share: (c)
  Net income from continuing operations          1.39       1.38       1.55       1.20       1.50           0.54       1.12
   Net income                                $   1.39   $   1.38   $   1.55   $   1.12   $   1.50       $   0.54   $   1.12
 Cash dividends declared per common share    $   0.24   $   0.28   $   0.28   $   0.28   $   0.36       $   0.27   $   0.30
Weighted average shares outstanding             3,440      3,291      3,242      3,299      3,350          3,354      3,337
 Total assets                                $130,480   $142,273   $172,030   $195,296   $186,514       $201,317   $187,470
Bank indebtedness                              13,193     12,228     12,264     12,500     12,500         12,500     12,500
Stockholders' equity                           33,705     37,351     41,500     47,921     46,005         44,332     53,311
 Stockholders' equity per common share       $  10.37   $  11.75   $  12.89   $  14.52   $  14.07       $  13.38   $  16.26

         The above information should be read in conjunction with the companies' historical and pro forma combined financial statements and notes thereto, either incorporated by reference or included herein. See "Unaudited Pro Forma Condensed Combined Financial Statements."

Notes to Selected Historical and Pro Forma Combined Financial Data

 (a) For 1993, Amwest's net income from continuing operations excludes an extraordinary loss from early extinguishment of debt of $249,000, net of income tax benefit of $128,000 due to the refinancing of $12,300,000 of bank indebtedness which was completed in August 1993.

 (b) Pro forma dividends are assumed to be the same as the historical cash dividend declarations of Amwest. Amwest has no present intention to alter its current quarterly dividend subsequent to the Merger. However, any determination to increase or decrease the per share cash dividend amount is at the sole discretion of Amwest's Board of Directors, subject to restrictions which may be imposed by law or contract.

 (c) Pro forma combined earnings per share is based upon the combined historical weighted average shares outstanding, after adjustment of Condor's historical number of shares by the Conversion Number and excluding any Condor shares held in treasury or owned by Amwest.

 (d) The pro forma combined statements of income excludes investment banking, legal, accounting and miscellaneous transaction costs and expenses of the Merger, currently estimated to be $600,000. However, the pro forma combined balance sheet as of September 30, 1995 includes the adjustment, net of related taxes, of $396,000 for the above estimated amount of transaction costs related to the Merger.




Recent Developments

         Amwest: On Wednesday, February 7, 1996 Amwest announced results for the quarter and year ended December 31, 1995. Amwest reported a loss of $24,000 or $.01 per share on premiums written of $15,781,000 for the quarter ended December 31, 1995 as compared to net income of $2,754,000 or $1.15 per share on premiums written of $16,780,000 for the quarter ended December 31, 1994. The results for the quarter ended December 31, 1995 included a pre-tax charge of $2,000,000 related to Amwest's estimated rollback obligation pursuant to the California Supreme Court's decision of December 14, 1995 which removed the surety insurance industry's exemption from the rollback provisions of Proposition 103. See "Risk Factors--Proposition 103". Excluding the effects of the Proposition 103 charge, Amwest would have earned $1,296,000 or $.53 per share for the quarter ended December 31, 1995.

         Amwest reported net income of $2,916,000 or $1.22 per share on premiums written of $69,854,000 for the year ended December 31, 1995 as compared to of $4,588,000 or $1.91 per share on premiums written of $70,485,000 for the year ended December 31, 1994. Excluding the previously mentioned charge for the estimated Proposition 103 rollback liability, Amwest would have earned $4,236,000 or $1.76 per share for the year ended December 31, 1995. Amwest also announced that stockholder's equity increased to a record $42,982,000 or $18.15 per share at December 31, 1995. A summary of the reported results is as follows:

                                              As of or for the          As of or for the
                                             three months ended            year ended
                                                December 31,              December 31,
                                          -------------------------  ------------------------
                                             1994         1995          1994         1995
                                          ------------ -----------   -----------  -----------
Net premiums earned                        $            $             $            $
                                               17,754      16,818        61,829       67,297
Net income from continuing operations           2,754         (24)        4,588        2,916
Earnings per common share:
Net income from continuing operations      $     1.15   $    (.01)    $    1.91    $    1.22
Net income (loss)                          $     1.15   $    (.01)    $    1.91    $    1.22
Cash dividends declared per common share   $     0.09   $    0.10     $    0.36    $    0.40
Weighted average shares outstanding             2,397       2,433         2,408        2,409
Total assets                               $  146,713   $ 147,456     $ 146,713    $ 147,456
Bank indebtedness                              12,500      12,500        12,500       12,500
Stockholders' equity                           35,994      42,982        35,994       42,982
Stockholders' equity per common share      $    15.42   $   18.15     $   15.42    $   18.15


         Condor: Condor anticipates announcing results for the quarter and year ended December 31, 1995 in mid-to-late February 1996. It is expected that a supplement to this Proxy Statement/Prospectus setting forth such results will be distributed to each person who was an Amwest or Condor stockholder as of the Amwest Record Date and the Condor Record Date, respectively.

                               GENERAL INFORMATION


         This Proxy Statement/Prospectus is being furnished to stockholders of each of Condor and Amwest in connection with the solicitation of proxies by and on behalf of the Boards of Directors of Condor and Amwest, as the case may be, for use at the Condor Special Meeting and the Amwest Special Meeting, as the case may be. The Condor Special Meeting will be held at 9:00 a.m. on Thursday, March 14, 1996 at the Radisson Plaza Hotel LAX South, 1400 Park View Avenue, Manhattan Beach, California. The Amwest Special Meeting will be held at 9:00 a.m. on Thursday, March 14, 1996 at the Warner Center Hilton, 6360 Canoga Avenue, Woodland Hills, California. This Proxy Statement/Prospectus and the related form of proxy for each of Condor and Amwest are first being mailed to their respective stockholders on or about February 13, 1996.

                                  RISK FACTORS

         In connection with the Merger, the Amwest stockholders are being asked to approve and adopt the Merger Agreement and all transactions contemplated thereby, including the issuance of Amwest Common Stock pursuant to the Merger Agreement. If the Merger is consummated, the holders of Amwest Common Stock will be subject to certain risks inherent to Condor's business, several of which are also applicable to Amwest's business. Amwest stockholders should carefully consider the following risk factors in evaluating whether to approve the Merger Agreement and the issuance of Amwest Common Stock pursuant thereto.

         The Condor stockholders are being asked to approve and adopt the Merger Agreement. Pursuant to the Merger Agreement, the Condor stockholders will become holders of Amwest Common Stock and should carefully consider the following risk factors in connection therewith. Several of the risks set forth below are applicable to Condor's business as well.



 Proposition 103

         In November 1988, California voters passed Proposition 103, an insurance initiative which required a rollback in insurance rates for policies (and bonds) written or renewed during the twelve month period beginning November 8, 1988 and provided that changes in insurance premiums after November 8, 1988 must be submitted for approval of the California Insurance Commissioner prior to implementation. While the Proposition has the most significant impact on automobile insurance, its provisions, as written, also apply to other property and casualty insurers including surety insurers.

         On August 26, 1991,  The State of  California  enacted  Insurance  Code
Section 1861.135 ("Section 1861.135") exempting surety insurance from the rate rollback and prior approval provisions of Proposition 103. Section 1861.135 does not affect Proposition 103's prohibition against excessive, inadequate or discriminatory rates. Due to the enactment of Section 1861.135, Amwest terminated a previously established reserve for potential premium rebates.

         Subsequently, the Department of Insurance ("Department") and Voter Revolt brought a motion for writ of mandate challenging the validity of Section 1861.135. On March 21, 1992, the Los Angeles Superior Court concluded that
Section 1861.135 did not violate the California Constitution or the provisions of Proposition 103. The Department and Voter Revolt appealed. On December 7, 1994, the Second District Court of Appeal overturned Section 1861.135 by a 2-1 vote. On February 24, 1994, the California Supreme Court agreed to hear Amwest's petition for review, thereby staying the Court of Appeals opinion. On December 14, 1995, the Supreme Court of the State of California affirmed the decision of the Second District Court of Appeal, overturning Insurance Code Section 1861.135, which exempted the surety insurance industry from major provisions of Proposition 103. Accordingly, Amwest will no longer be exempted from the rate rollback and prior approval provisions contained in Proposition 103.


         To date, Amwest has not received any calculations from the California Department of Insurance regarding Amwest's Proposition 103 rollback amount. Amwest accrued $2,000,000 during the quarter ended December 31, 1995 representing Amwest's best estimate of its rollback obligations pursuant to Proposition 103, the exact amount of which has not yet been determined. Such estimate was based on a variety of factors, including but not limited to, the profitability of Amwest in California during 1989 (the rollback period), a review of the various regulations promulgated by the Department of Insurance, and a review of rollback obligations of other insurance companies, including a surety company. Pursuant to the provisions of Proposition 103, the rollback amount will ultimately be determined by complex California Department of Insurance formulas but is statutorily limited to a maximum of 20% of California written premiums during 1989, plus accrued interest thereon. In the event that Amwest's rollback obligation were eventually determined to be the statutory maximum, it could approximate $7,500,000 which is $5,500,000 in excess of Amwest's best estimate of its ultimate rollback liability. While the current accrual represents management's best estimate of Amwest's Proposition 103 rollback obligations, no assurances can be given that a final settlement with the California Department of Insurance will not result in a rollback amount which could have a significant adverse impact on Amwest's future earnings, although it is not anticipated that such result would materially adversely impact Amwest's financial position. Until a final settlement is reached with the California Department of Insurance, no assurances can be given as to the ultimate amount of premiums to be refunded to policyholders. The matters discussed in this paragraph are forward looking statements based upon partial information and management assumptions and involve certain risks and uncertainties as described above.




Regulatory Environment

         The insurance industry is highly regulated. Both Amwest and Condor are subject to the rules and regulation of and oversight by the various Departments of Insurance and other regulatory authorities in the jurisdictions in which Condor and Amwest operate.



Dependence on Key Personnel

         The success of Condor is dependent upon Mr. Guy A. Main, its President, whose loss or unavailability would have a material, adverse affect on its operations. If the Merger is completed, Amwest will execute a four year Employment Agreement with Mr. Main, pursuant to which Mr. Main will agree to devote substantially all of his time to the business of Amwest.



Risks of the Insurance Industry

         The profitability of both Amwest and Condor are subject to many factors, including rate competition, the severity and frequency of claims, defaults of reinsurers, interest rates, inflation, general business conditions, regulatory measures and court decisions that define and expand the extent of coverage and the amount of compensation due to claimants. The profitability of Amwest and Condor may be adversely affected by such factors.

                           THE CONDOR SPECIAL MEETING

Purpose of the Condor Special Meeting

         At the Condor Special Meeting, holders of Condor Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement and such other matters as may properly be brought before the meeting.

         The Board of Directors of Condor has unanimously approved the Merger Agreement and recommends a vote FOR approval and adoption of the Merger Agreement.



Record Date; Voting Rights; Proxies

         The Condor Board of Directors has fixed the close of business on February 9, 1996 as the Condor Record Date for determining holders entitled to notice of and to vote at the Condor Special Meeting.

         As of the Condor Record Date, there were ________ shares of Condor Common Stock issued and outstanding, each of which entitles the holder thereof to one vote. All shares of Condor Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares of Condor Common Stock will be voted in favor of the Merger. Shares voted to abstain on a matter will be treated as entitled to vote on the matter and will thus have the same effect as "no" votes. Broker non-votes are not counted as entitled to vote on a matter in determining the number of affirmative votes required for approval of the matter, but are counted as present for quorum purposes. The term "broker non-votes" refers to shares held by a broker in street name which are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters, such as approval and adoption of the Merger Agreement, without instructions from the beneficial owner of the shares.


         Condor does not know of any matters other than as described in the Notice of Special Meeting that are to come before the Condor Special Meeting. If any other matter or matters are properly presented for action at the Condor Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of Condor, by signing and returning a later dated proxy, or by voting in person at the Condor Special Meeting; however, mere attendance at the Condor Special Meeting will not in and of itself have the effect of revoking the proxy.




Solicitation of Proxies


         Condor will bear its own cost of solicitation of proxies. Solicitations will be made by mail, telephone or telegram and personally by directors, officers and other employees of Condor, but such persons will not receive compensation for such services over and above their regular salaries. Brokerage houses, fiduciaries, nominees and others will be reimbursed for their reasonable charges and out-of-pocket expenses in forwarding proxy materials to beneficial owners of stock held in their names.




Quorum

         The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of Condor Common Stock is necessary to constitute a quorum at the Condor Special Meeting.



Required Vote

         Approval and adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Condor Common Stock.

THE MATTERS TO BE CONSIDERED AT THE CONDOR SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF CONDOR. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                           THE AMWEST SPECIAL MEETING

Purpose of the Amwest Special Meeting


         At the Amwest Special Meeting, holders of Amwest Common Stock will consider and vote upon proposals to approve and adopt the Merger Agreement and the transactions contemplated thereby, to approve an amendment to the Amwest Stock Option Plan regarding the permitted exercise price of Non-Incentive Options and such other matters as may properly be brought before the meeting. Stockholder approval and adoption of the Merger Agreement and all of the transactions contemplated thereby will constitute the approval required by the AMEX for the Merger Agreement and all of the transactions contemplated thereby, including the issuance of the Amwest Common Stock in connection with the Merger.

         The Board of Directors of Amwest has unanimously approved the Merger Agreement and the amendment and ratification of the Amwest Stock Option Plan and recommends a vote FOR approval and adoption of the Merger Agreement and such amendment and ratification.




Record Date; Voting Rights; Proxies


         The Amwest Board of Directors has fixed the close of business on February 12, 1996 as the Amwest Record Date for determining holders entitled to notice of and to vote at the Amwest Special Meeting.


         As of the Amwest Record Date there were _________ shares of Amwest Common Stock issued and outstanding, each of which entitles the holder thereof to one vote.


         All shares of Amwest Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares of Amwest Common Stock will be voted in favor of the Merger and the proposal to amend and ratify the Amwest Stock Option Plan. Shares voted to abstain on a matter will be treated as entitled to vote on the matter and will thus have the same effect as "no" votes. Broker non-votes are not counted as entitled to vote on a matter in determining the number of affirmative votes required for approval of the matter, but are counted as present for quorum purposes. The term "broker non-votes" refers to shares held by a broker in street name which are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters, such as approval and adoption of the Merger Agreement and amendment and ratification of the Amwest Stock Option Plan, without instructions from the beneficial owner of the shares. Amwest does not know of any matters other than as described in the Notice of Special Meeting that are to come before the Amwest Special Meeting. If any other matter or matters are properly presented for action at the Amwest Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of Amwest by signing and returning a later dated proxy, or by voting in person at the Amwest Special Meeting; however, mere attendance at the Amwest Special Meeting will not in and of itself have the effect of revoking the proxy. Votes cast by proxy or in person at the Amwest Special Meeting will be tabulated by the election inspectors appointed for the meeting who will also determine whether or not a quorum is present.




Solicitation of Proxies

         Amwest will bear its own cost of solicitation of proxies. Brokerage houses, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of stock held in their names.





Quorum

         The presence in person or by properly executed proxy of holders of a majority of all of the shares of Amwest Common Stock entitled to vote is necessary to constitute a quorum at the Amwest Special Meeting.



Required Vote


         The approval of the Merger Agreement and amendment and ratification of the Amwest Stock Option Plan requires the affirmative vote by the holders of a majority of the outstanding shares of Amwest Common Stock.


THE MATTERS TO BE CONSIDERED AT THE AMWEST SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF AMWEST. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                 PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND
                                 PLAN OF MERGER


         This section of the Proxy Statement/Prospectus as well as the next section of the Proxy Statement/Prospectus entitled "The Merger Agreement" describe certain aspects of the proposed Merger. To the extent that it relates to the Merger Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is attached as Annex A to this Proxy Statement/Prospectus and is incorporated herein by reference. All stockholders are urged to read the Merger Agreement in its entirety.

General

         The Merger Agreement provides that the Merger will be consummated if the approvals of the Condor and Amwest stockholders required therefor are obtained and all other conditions to the Merger are satisfied or waived. Upon consummation of the Merger, Condor will be merged with and into Amwest and the separate existence of Condor will thereupon cease. Condor subsidiaries will become wholly owned subsidiaries of Amwest. Amwest will, by operation of law, succeed to all of the assets and become subject to all of the liabilities of Condor.


         Upon consummation of the Merger, each outstanding share of Condor Common Stock (other than shares owned by Condor as treasury stock or by Amwest or its subsidiaries all of which shall be canceled) will be automatically converted into the right to receive 0.5 of a share of Amwest Common Stock (subject to adjustment if the average daily closing price per share of Amwest Common Stock as reported on the AMEX for the 30 consecutive trading days ending on the close of trading on the second trading day preceding the closing date is less than $12.50 per share, in which event the Conversion Number will be increased by a factor of 12.5 divided by the Base Period Trading Price, or greater than $17.50 per share, in which event the Conversion Number will be decreased by a factor of 17.5 divided by the Base Period Trading Price. Adjustment of the Conversion Number is subject to the right of Amwest not to consummate the Merger if the Conversion Number, as adjusted, would exceed 0.6 and the right of Condor not to consummate the Merger if the Conversion Number, as adjusted, would be less than 0.4). Based upon the capitalization of Amwest and Condor as of November 30, 1995, the stockholders of Condor will own approximately 28% of the outstanding Amwest Common Stock following consummation of the Merger. Such percentage could change depending on whether an adjustment under the Conversion Number adjustment mechanism is required and whether shares of Condor Common Stock and Amwest Common Stock issuable upon exercise of outstanding Condor and Amwest stock options are issued.




Effective Time

         The Merger will become effective upon the filing of a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Effective Time"). The filing of the Certificate of Merger will occur on the date of the closing of the Merger. The Merger Agreement may be terminated by either party if the Merger has not been consummated on or before June 30, 1996 and under certain other conditions. (See "The Merger Agreement--Conditions to Consummation of the Merger" and "--Termination and Abandonment".)



Conversion of Shares - Procedures for Exchange of Certificates

         The conversion at the Conversion Number of Condor Common Stock into the right to receive Amwest Common Stock will occur automatically at the Effective Time. As soon as practicable after the Effective Time, a form transmittal letter will be mailed by the Exchange Agent to each stockholder of Condor, informing such stockholder of the procedures to follow in forwarding his or her Condor stock certificates to the Exchange Agent. Upon receipt of such Condor stock certificates, the Exchange Agent will deliver certificates representing whole shares of Amwest Common Stock to such stockholder and cash in lieu of any fractional share pursuant to the terms of the Merger Agreement and in accordance with the transmittal letter, together with any dividends or other distributions to which such stockholder may be entitled.

         If a transfer of ownership of Condor Common Stock has not been registered in the transfer records of Condor, a certificate representing the proper number of whole shares of Amwest Common Stock and cash in lieu of fractional shares, if any, and any dividends and distributions will be issued to a transferee upon surrender of the certificate representing such Condor Common Stock accompanied by all documents required to evidence such transfer and by evidence that any stock transfer taxes have been paid.

         After the Effective Time and until surrendered, shares of Condor Common Stock will be deemed to represent only the right to receive upon such surrender the certificate representing the number of whole shares of Amwest Common Stock and any cash in lieu of any fractional shares as contemplated by the Merger Agreement. No dividends or other distributions, if any, payable to holders of Amwest Common Stock will be paid to the holders of any certificates for shares of Condor Common Stock until such certificates are surrendered. Upon surrender of such certificates, all such declared dividends and distributions which shall have become payable with respect to such Amwest Common Stock, in respect of a record date after the Effective Time, will be paid to the holder of record of the whole shares of Amwest Common Stock represented by the certificate issued in exchange therefor, without interest.

         CONDOR STOCKHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. CONDOR STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.



History of the Merger

         In March 1990 Amwest's then investment manager brought Condor to the attention of Amwest senior management. At the time, Condor's shares had fallen significantly in value from previous levels. After reviewing the investment opportunity, Amwest senior management concluded that the shares of Condor were undervalued and that purchases of Condor shares in the open market would be a good equity investment for Amwest. At various times during the remainder of the year, Amwest acquired Condor shares and ultimately became one of its larger stockholders.

         From 1990 through early 1995, senior management of Amwest monitored the results of Condor and met with Mr. Main on several occasions in order to appropriately monitor Amwest's equity investment. During this period of time, senior management of both Amwest and Condor became better acquainted and were able to gain better understandings of the operations of both companies.


         In 1993, Condor wrote off $1,870,022 related to the misappropriation of premiums written for its private passenger automobile coverage line of business in Arizona, and incurred associated legal expenses. On July 14, 1994, Condor was awarded a judgment in the Superior Court of Arizona for approximately $1,947,000 against a former agent and an individual who represented that agent. The individual against whom Condor has a judgment, filed for bankruptcy in Las Vegas in December 1994. Condor has also initiated proceedings to collect its judgment in the Las Vegas bankruptcy. The write-off related to the misappropriation of premiums and other related losses and expenses has had a significant impact on Condor's capital surplus and has limited Condor's ability to expand its business by writing additional insurance.


         On June 16, 1995, a member of Amwest's senior management met with Condor's Chairman and Chief Executive Officer. The Amwest executive expressed Amwest's intent to diversify beyond the surety market place and indicated that because of its familiarity with Condor and Condor's focus on its specialty transportation programs, Condor might be a good candidate to help Amwest achieve its strategic diversification objectives. Condor's Chairman replied that Condor was not interested in an affiliation or business combination at that time, that Condor was anticipating a major recovery in the Las Vegas bankruptcy proceeding which would replenish its capital and expand its underwriting capacity and that it was planning to move its headquarters to Carlsbad, California to achieve cost savings. There was no further contact between Amwest and Condor regarding a possible affiliation or business combination until September 1995.


         In August 1995, the Las Vegas bankruptcy court postponed until 1996 any further action on the Las Vegas bankruptcy proceeding in which Condor is seeking a recovery and it became apparent that there would be no recovery in 1995 other than the separate legal action which resulted in an $890,000 recovery from a financial institution in April of 1995.. The Condor Board of Directors decided that in the absence of such recovery, Condor should not proceed to move its headquarters in order to avoid significant moving expense.


         Based on the foregoing events, Condor's Chairman decided in early September 1995 to inquire as to whether Amwest still maintained an interest in discussing a business combination. On September 5, 1995, a member of Amwest senior management met with Condor's Chairman to discuss the operations of the two companies and the possible benefits of combining the two companies.

         On September 26, 1995, during a general strategy session of Amwest executive management, the possibility of merging with Condor was discussed and it was determined that, based on the information received to such date, the possibility of a merger with Condor should be further investigated on a highly confidential basis. At this time, it was agreed that a meeting with Amwest's and Condor's executive management teams should be held to further explore the possibility of a merger.

         At an October 18, 1995 meeting between Amwest's Co-Chief Executive Officers and Condor's Chairman, discussions were held regarding the benefits of a combined entity and how the organization would operate going forward. At this time, Condor's Chairman discussed with management of Amwest a possible transaction whereby Condor might be acquired in a stock for stock transaction, wherein each share of Condor Common Stock would be exchanged for 0.5 of a share of Amwest Common Stock. At the conclusion of the meeting, management of Amwest indicated that it would study the benefits of a proposed merger with Condor with members of Amwest's Board of Directors. No agreements, understandings or arrangements were reached regarding a transaction.

         On November 1, 1995, Condor senior executives met with Amwest's management executive committee to discuss both Condor's and Amwest's operations in greater detail. Amwest management indicated that it would develop a recommendation for Amwest's Board of Directors. In subsequent conversations, Amwest's management indicated that it would recommend a Merger of Condor and Amwest.

         On November 9, 1995, the Board of Directors of Amwest held a meeting to discuss the potential merger of Condor with and into Amwest. At this meeting, the Board of Directors indicated that it was interested in pursuing a merger with Condor, but that it needed more time to evaluate the proposed Conversion Number and other matters. Additionally, at this meeting, one of the Co-Chief Executive Officers was authorized to engage an investment banking firm for the purpose of rendering an opinion as to the fairness of the proposed transaction to Amwest stockholders. These conclusions were reported to Condor's Chairman on November 9, 1995.

         On November 11, 1995, the Condor Board of Directors met and discussed a possible merger with Amwest, the terms which were under discussion and the potential advantages to Condor and its stockholders. The conclusions of the Board of Directors were that there were significant growth opportunities available to Condor which could be exploited if it had access to greater capital resources, that given Condor's current stock prices, the cost of raising equity capital appeared excessive, and that merger with or acquisition by a larger company with greater capital resources would allow Condor to expand its business and reduce operating costs. The Board of Directors authorized the engagement of an investment banking firm to furnish an opinion to the Condor Board of Directors as to the fairness, from a financial point of view, to the public stockholders of Condor of the consideration to be received by them in a transaction that might be proposed by Amwest.


         On November 14, 1995 Amwest engaged the services of Jefferies, in order to advise Amwest as to the fairness of the proposed transaction with respect to Amwest stockholders. On November 20, 1995, Condor engaged the services of Wedbush Morgan, who advised the Condor Board of Directors as to the fairness, from a financial point of view, to the public stockholders of Condor of the consideration to be received by them in the proposed transaction. During this time frame, representatives of Condor and Amwest and their respective counsel held negotiations with respect to the proposed Merger.


         On November 15, 1995, Amwest and Condor entered into a Confidentiality Agreement, began to exchange certain information related to each other in order to determine whether and on what basis a merger might be possible and began to negotiate the structure and terms of the Merger.

         A meeting of the Condor Board of Directors was held on November 16, 1995 to discuss in detail the terms that were proposed by Amwest, the structure of the transaction and the status of the negotiations and to receive a briefing from Wedbush Morgan as to the procedures it would follow in forming an opinion as to the fairness, from a financial point of view, to the public stockholders of Condor of the consideration to be received by them in the transaction.

         On November 20, 1995, the Board of Directors of Amwest held a meeting to review the proposed transaction and to receive a preliminary report from Jefferies, regarding its analysis and progress in order to be in a position to deliver an opinion as to the fairness of the transaction to Amwest stockholders. The Board of Directors of Amwest authorized executive management to continue negotiations with Condor.

         On November 21, 1995 the Condor Board of Directors met to review and discuss the progress that had been made in negotiating the terms of the transaction, consider certain issues on which agreement had not yet been reached between Condor and Amwest and receive a preliminary report from Wedbush Morgan as to its work to date and the expected timing for reaching a conclusion. On November 29, 1995, three members of Condor's Board of Directors had an informal conference with Condor's counsel to discuss various issues still under negotiation.

         The negotiations between Amwest and Condor culminated in separate meetings of the Boards of Directors of Amwest and Condor on November 30, 1995 at which the Merger Agreement and related matters were approved by both Boards of Directors. Thereafter on November 30, 1995, after the securities markets for Amwest Common Stock and Condor Common Stock closed for the day, Amwest and Condor entered into the Merger Agreement and related agreements. The terms of the proposed Merger were announced in a joint press release issued prior to the opening of securities markets on December 1, 1995.



Recommendation of the Board of Directors of Amwest;  Reasons for the Merger

         The Board of Directors of Amwest has unanimously approved the Merger Agreement and has determined that the Merger is advisable and fair and in the best interests of Amwest and its stockholders and unanimously recommends that holders of shares of Amwest Common Stock vote FOR approval and adoption of the Merger Agreement.

         In reaching a decision to approve the Merger Agreement and to recommend that Amwest stockholders vote to approve the Merger Agreement, Amwest's Board of Directors considered among other things the following factors:

              Amwest's knowledge of the business, operations, management and financial results of Condor, gained as a result of its ongoing stock ownership in Condor since 1990, together with information gleaned during the negotiation process.

              The compatibility of Condor's focused transportation programs with Amwest's stated objective of diversifying beyond the business of surety insurance.

              The future prospects of Condor, subsequent to the Merger, including the ability of Condor to expand its operations with additional capital.

              The opinion of Jefferies as to the fairness, from a financial point of view, of the Conversion Number to stockholders of Amwest. See "Opinion of Jefferies."

              The terms of the Merger agreement which were the product of extensive negotiations.

              The compatibility of the executive management teams of Amwest and Condor.

         In view of the wide variety of factors considered by the Board in connection with its evaluation of the Merger, the Board did not find it practicable to quantify or otherwise attempt to assign relative weight to the specific factors considered in making its determination, nor did it evaluate whether such factors were of equal weight.



Recommendation of the Board of Directors of Condor;  Reasons for the Merger

         The Board of Directors of Condor has unanimously approved the Merger Agreement and has determined that the Merger is fair to and in the best interest of Condor and its stockholders and unanimously recommends that the Condor stockholders vote FOR approval and adoption of the Merger Agreement.

         In reaching its decision to approve the Merger Agreement and to recommend that Condor stockholders vote to approve the Merger Agreement, Condor's Board of Directors considered among other things the following factors:

              The surplus position of Condor and the relative leverage of premiums to surplus, which currently make it difficult for Condor to expand its transportation programs.

              The excess surplus position of Amwest and the ability to improve the leverage of premium to surplus thus permitting Condor to expand its transportation programs.

              Knowledge about the stability of Amwest, together with Amwest resources which can be utilized to assist Condor in expanding its transportation programs.

              The cost savings attributable to combining certain back-office functions of Condor, together with reduced reinsurance costs as a result of merging with a larger entity.

              The opinion of Wedbush Morgan as to the fairness, from a financial point of view, of the consideration to be received by the public stockholders of Condor in the Merger. See "Opinion of Wedbush Morgan."

              The terms of the Merger Agreement, which were the product of extensive negotiations.

              The historical trading prices and dividend rates for Amwest Common Stock.

              The premium which the Conversion Number will represent over recent trading prices of Condor Common Stock.

              The compatibility of Condor and Amwest executive management teams.

              The opportunity for Condor stockholders to participate as holders of Amwest Common Stock in a larger dividend paying company, of which Condor would become a significant part, and to do so by means of a transaction in which Condor stockholders will not recognize gain or loss for Federal income tax purposes on the exchange of their Condor Common Stock for Amwest Common Stock.

         In reaching its conclusion that the holders of Condor Common Stock will receive fair value in the form of shares of Amwest Common Stock pursuant to the Merger, the Condor Board of Directors considered the opinion of Wedbush Morgan, as to the fairness, from a financial point of view, to the public stockholders of Condor of the Merger Consideration, and the Board's knowledge of Condor's business and its prospects. The Condor Board of Directors also considered recent and current market prices of both Condor Common Stock and Amwest Common Stock on which the Conversion Number was based and concluded that Amwest Common Stock was trading in a reasonable range prior to announcement of the transaction. Additional value was seen in the diverse product lines and efficiencies and cost savings to be experienced by the combined Condor/Amwest operations resulting from the Merger, as compared to those of either Amwest or Condor alone.

         In considering the fairness of the Merger, the Condor Board of Directors considered the Proposition 103 potential premium rollback (the "Proposition 103 Rollback"), the range of possible effects on Amwest's financial position if the California Supreme Court decided the matter adversely to Amwest, the effect of the outcome considered most likely by Amwest in such event and the effect on the combined operations of Condor and Amwest going forward in the event of various outcomes. The Condor Board of Directors also noted that the Wedbush Morgan fairness opinion was based on the assumption that the outcome of the Proposition 103 Rollback would not have a material adverse effect on the financial position of Amwest. The Condor Board of Directors concluded that, while the amount of Amwest surplus available to expand Condor's transportation programs would be less than currently expected and could limit the future growth of the combined entities if the outcome considered to be the "worst case" occurred, the merger nevertheless represented a highly favorable improvement to Condor stockholders in the value of their holdings. Based on that conclusion and considering the possibility that the Proposition 103 Rollback could be resolved more favorably than on a "worst case" basis, the Condor Board of Directors concluded that the Merger was fair and in the best interests of the Condor stockholders in spite of the uncertainties of the Proposition 103 Rollback and that the risk of a "worst case" outcome was a reasonable risk to run in view of the belief that the Merger would still, in such event, result in a highly favorable increase in value to Condor stockholders.

         The Condor Board of Directors also believed that certain terms of the Merger Agreement, which were extensively negotiated, contributed to their determination that the Merger is fair and in the best interests of Condor Stockholders. Among such provisions are those which permit Condor to engage in discussions with other potential acquirors who make unsolicited inquiries if the Board of Directors determines, in the exercise of its fiduciary responsibilities, that such discussions are appropriate and permit Condor to terminate the Merger Agreement, subject to the payment of the Termination Fee, if the Board of Directors determines that it is in the best interests of the stockholders to accept a Superior Proposal. Another such provision is the condition that Condor is not obligated to consummate the Merger if the Exchange Ratio is less than 0.4.

          In addition, the Condor Board of Directors considered that the transaction was structured so that, except for cash paid in lieu of fractional shares, Condor stockholders would not recognize a gain or loss for federal income tax purposes as a result of the Merger and that Condor's Chief Executive Officer was to be included on Amwest's Board of Directors and Management Executive Committee.


         Prior to commencing merger discussions with Amwest, Condor received two casual inquiries, one direct and one indirect, as to its interest in being acquired by other parties. Because Condor at the time was not interested in being acquired, it did not follow up on such inquiries. While Condor was engaged in merger discussions with Amwest, one of the earlier inquirers contacted Condor to inquire again as to its interest in an acquisition. Condor management questioned the inquirer about business acquisitions it had made in the past, prices paid in such acquisitions and its experience in and knowledge of Condor's business. Condor management also obtained from third party sources certain information on the acquisition experience and practices of the other inquirer. The Condor Board of Directors determined not to entertain discussions with the entities that had made inquiries or to seek alternative offers to the Amwest proposal for the following reasons: the confidential nature of the negotiations with Amwest and the circumstances under which they occurred; Amwest's stated refusal to continue negotiations if Condor were to seek alternative proposals; the significant premium which the Amwest proposal represented over trading prices for Condor Common Stock; information received by the Board of Directors as to prices offered by the inquiring entities in other acquisitions which were significantly less on a relative basis than the Amwest proposal; information received by the Board of Directors as to prices commonly paid for small insurance companies which led it to believe that a significantly superior alternative offer was unlikely; the particular benefits that would result from a Merger with Amwest; the terms of the Merger Agreement which allow Condor to terminate it to accept a Superior Proposal; the Board of Directors belief that the Termination Fee is not unreasonably high and would not constitute a significant obstacle to receipt of a Superior Proposal; and the Board of Directors high level of confidence, based on Amwest's strongly expressed desire to acquire Condor, that the Merger with Amwest could be concluded on a timely basis.


         The Condor Board of Directors belief that the Merger is fair and in the best interests of the Condor stockholders is supported by the fact that Condor has received no inquiries from other potential acquirors since the public announcement of the terms of the Merger.

         The foregoing discussion of the information and factors considered and weight given by the Condor Board of Directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the Condor Board of Directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.



Opinion of Jefferies

         Amwest retained Jefferies & Company, Inc. ("Jefferies") to act as its financial advisor in connection with the Merger. Jefferies was selected by Amwest's Board of Directors to act as Amwest's financial advisor, based on Jefferies' qualifications, expertise and reputation.

         Jefferies has rendered to Amwest's Board of Directors, its written opinion, dated November 30, 1995 (the "Opinion"), that based upon and subject to the various considerations set forth in the Opinion, on November 30, 1995, the Conversion Number was fair from a financial point of view to the holders of outstanding Common Stock of Amwest. No limitations were imposed by the Amwest Board of Directors upon Jefferies with respect to the investigations made or procedures followed by it in rendering its Opinion.


         The Conversion Number was determined through negotiations among Amwest and Condor, and Jefferies did not participate in such negotiations. Jefferies' fairness opinion was only one factor considered by the Amwest Board of Directors in making its determination to approve the Merger. The Amwest Board of Directors requested the opinion of Jefferies, and Jefferies agreed to furnish its opinion so that the Board would have the assistance of Jefferies in evaluating the proposed transaction and in fulfilling the duties of the Board to Amwest stockholders. Jefferies has consented to the references to its opinion in this Proxy Statement/Prospectus, but has disclaimed any obligation to the Amwest stockholders. The Opinion states that it is intended to be for the benefit of the Amwest Board of Directors, and not for the benefit of stockholders or any other third parties.


         The full text of the Opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken is attached as Annex C to this Proxy Statement/Prospectus. Amwest stockholders are urged to read the Opinion carefully and in its entirety for information with respect to procedures followed, assumptions made and matters considered by Jefferies in rendering its Opinion.

         In arriving at its Opinion, Jefferies did not ascribe a specific range of fair value to the Common Stock, but made its determination on the basis of financial and comparative analyses, including (without limitation) those described below. The Opinion is based on economic, monetary and market conditions prevailing, and stock prices and other circumstances and conditions existing, on the date thereof, and Jefferies did not express any opinion as to the market value of the Condor Common Stock or Amwest Common Stock, or the price or trading range at which Amwest Common Stock will trade following consummation of the Merger.

         The Opinion is directed only to the Amwest Board of Directors and does not constitute a recommendation to any stockholder of Amwest as to how such stockholder should vote at the Special Meeting of Stockholders of Amwest. The summary of the Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such Opinion. In addition, Jefferies was not requested to opine as to, and its Opinion did not address, the underlying business decision of the Amwest Board of Directors to proceed with or to effect the Merger.

         In rendering its Opinion, Jefferies reviewed, among other things, the draft of the Merger Agreement dated November 30, 1995 and certain financial and other information about each of Amwest and Condor that was in each case publicly available or furnished to Jefferies by Amwest or Condor, as the case may be, including certain internal analyses, financial forecasts, an actuarial report dated October 17, 1995 on the loss and loss adjustment reserves of Condor Insurance Company as of September 30, 1995, reports and other information prepared by Amwest and Condor Management. Jefferies also held discussions with members of senior management of both Amwest and Condor concerning each company's historical and current operations, financial conditions and prospects, as well as the strategic and operating benefits anticipated from the business combination. In addition, Jefferies conducted such financial studies, analyses and investigations and reviewed such other factors as were deemed appropriate for purposes of their Opinion. Jefferies assumed and relied upon without independent investigation or verification, the accuracy, completeness and fairness of all financial and other information reviewed by Jefferies for purposes of rendering its Opinion, and their Opinion is expressly conditioned upon all such information (whether written or oral) being accurate, complete and fair in all respects.
         With regard to the financial projections examined by Jefferies (the "Projections"), which were provided by Amwest and Condor, Jefferies assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of Amwest and Condor as to the future performance of each company and, although Jefferies performed sensitivity analyses thereon, in rendering its Opinion, Jefferies assumed that each such company will perform in accordance with such projections for all periods specified therein. Jefferies also assumed that the Merger will be a tax free reorganization accounted for as a pooling of interests and that all consents and authorizations necessary to consummate the Merger have been, or will be, obtained without material expense. Jefferies has disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its Opinion of which it becomes aware after the date of the Opinion. Jefferies was not requested to, and did not, participate in the structuring or negotiation of the Merger, solicit third party indications of acquiring all or any part of Amwest, or make any independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Amwest or Condor, nor were they furnished with any such evaluation or appraisals, other than the actuarial report previously described.

         The following is a brief summary of the report presented by Jefferies to the Amwest Board of Directors on November 30, 1995. The following does not purport to be a complete description of the analyses performed, or the matters considered, by Jefferies in arriving at the Opinion.


         The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its Opinion, Jefferies did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Jefferies' analyses must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Opinion. In its analyses, Jefferies made many assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the merging companies. Any estimates contained in these analyses are not necessarily indicative of actual values or predicting of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.


Analysis of Comparable Publicly Traded Companies

         As part of its analysis, Jefferies compared the financial information of Amwest and Condor with a group of fifteen publicly traded insurance companies. Among other things, Jefferies studied latest twelve month ("LTM") and estimated December 1995 and 1996 price to earnings ratios ("P/E"s), market capitalization divided by last fiscal year Generally Accepted Accounting Principals ("GAAP") and statutory net income, price to GAAP and statutory book values and price to GAAP tangible book values, as defined below. The multiples and market capitalizations for Condor were calculated using an assumed stock price reflecting the acquisition value of Condor assuming Amwest Common Stock trades at $17.50 or above per share during the relevant calculation period. GAAP tangible book values are calculated as book value less deferred acquisition costs and other intangibles.

         The range of comparables for the latest twelve months P/E ratios showed a low of 8.5x, a high of 34.3x earnings, with an average 15.0x, compared to a P/E ratio for Condor of 30.2x. With respect to estimated 1995 P/E ratios, the low was 6.8x, the high was 29.2x, the average 14.3x, compared to 29.2x for Condor. The range of comparables for estimated December 1996 P/E ratios was a low of 5.6x, a high of 18.2x and an average of 10.9x, compared to 7.8x for Condor.

         The range of comparables for the ratio of market capitalization to last fiscal year GAAP net income showed a low of 8.4x (7.6x based on statutory net income), a high of 36.9x (36.4x based on statutory net income), and an average of 15.8x (18.4x based on statutory net income), compared to 33.9x (57.0x based on statutory net income) for Condor.

         The price to GAAP book value for the comparables ranged from a low of 0.9x to a high of 2.8x, with an average of 1.5x, compared to 1.4x for Condor. The price to GAAP tangible book value ranged from a low of 1.1x to a high of 6.3x with an average of 2.2x, compared to 1.4x for Condor. The ratio of price to statutory book value ranged from a low of 0.9x to a high of 5.1x, with an average of 2.2x, compared to 2.6x for Condor.

         None of the companies used in the above analysis is identical to either of the merger companies or to the surviving corporation. Consequently, an appropriate use of a comparable company analysis in this instance necessarily involves qualitative judgments concerning, among other things, differences between the financial and operating characteristics of the merging companies and the selected comparable companies that would affect the public trading values of the merging companies and the selected comparable companies.

Contribution Analysis

         Jefferies analyzed the contribution of each of Amwest and Condor to the pro forma combined company if the Merger were to be consummated. Such analysis was based on historical financial data provided by the managements of Amwest and Condor. Such analysis showed that, based on LTM data, Condor would contribute approximately 20% of net premiums earned, 10% of EBIT and 10% of net income of the combined company, before taking into account any cost savings or other synergies that may be achieved if the Merger were consummated. Based on data as of September 30, 1995, Condor would contribute approximately 22% of GAAP book value, 30% of GAAP tangible book value and 29% of Statutory Accounting Principals ("SAP") book value of the combined company. Based on a price per Amwest share of $12.50 to $17.50, during the calculation period, Condor would receive approximately 28% of the equity and 24% of the total enterprise value (equity plus debt) of the combined company.

Pro Forma Earnings Per Share Analysis

         Jefferies analyzed certain pro forma effects of the Merger on the earnings of the combined company. These analyses were based on the projections provided by Amwest and Condor senior managements regarding the financial performance of Amwest and Condor, respectively, as well as the estimate of cost savings and other synergies provided by Amwest management. Jefferies expressed no view on whether the savings could be obtained. Based on such analysis, Jefferies observed that, after taking into account such estimated cost savings and other synergies, the Merger would initially be dilutive to earnings per share, but could be accretive for Amwest stockholders as early as 1996.

Merger and Acquisition Transactions

         Jefferies examined fourteen mergers and acquisitions of property and casualty insurance companies as screened by Securities Data Corporation that have occurred since March 1990 where the percentage of shares acquired was greater than 50% and offering ratios were available. For each transaction, Jefferies studied the ratios of offer price to LTM earnings and offer price to book value. Excluding the highest and lowest values, the P/E ratio of the comparables ranged from a low of 6.8x to a high of 21.0x, with an average of 14.6x, compared to 30.2x for Condor, and the ratio of price to book value ranged from a low of 0.8x to a high of 2.7x, with an average of 1.5x, compared to 1.4x for Condor. Once again, the analyses assumed Amwest Common Stock will trade at $17.50 or above per share during the calculation period. Jefferies noted that the bid premium in the Merger is 145.6% of the closing market price of Condor Common Stock on November 28, 1995 and that, on average, bid premiums for publicly traded companies are approximately 25-35%.

         Because the reasons for and circumstances surrounding each of the transactions analyzed were diverse and because of the inherent differences between the operations of the merging companies and the companies engaged in the selected transaction, an appropriate use of a comparable transaction analysis in this instance necessarily involves qualitative judgments concerning, among other things, differences between the characteristics of these transactions and the Merger that would affect the acquisition value of the transaction comparables and the merging companies.

Discounted Cash Flow Analysis

         In performing its evaluation of the Merger, Jefferies also relied on a discounted cash flow analysis. Using the Projections and other financial information supplied by Amwest and Condor, Jefferies analyzed the sum of (i) the present value of tax-effected operating cash flow for the years 1996 to 2000, using discount rates of 12.3% to 14.3%, plus (ii) the estimated "terminal value" of the appropriate entity based upon a range of multiples of 0.8x to 1.2x projected 2000 capitalization, discounted to the present, less (iii) net debt of the appropriate entity at September 30, 1995. The discounted cash flow analysis implies a value of Condor of $9.6 million to $24.3 million, compared to an acquisition valuation of Condor of $16.9 million, assuming Amwest Common Stock trades at $17.50 during the relevant calculation period.

Other Matters

         Pursuant to an engagement letter dated November 20, 1995 between Amwest and Jefferies, Amwest has paid Jefferies a fee of $100,000 for delivering its Opinion and shall reimburse Jefferies for out-of-pocket expenses incurred in connection with rendering its services. Amwest has also agreed to indemnify Jefferies against certain liabilities, including liability under the Federal Securities Laws. The fee paid to Jefferies was payable upon delivery of a fairness opinion, regardless of the conclusions contained therein. In the ordinary course of its business, Jefferies may actively trade securities of Amwest and Condor for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.



Opinion of Wedbush Morgan

         The Board of Directors of Condor retained Wedbush Morgan to furnish an opinion to the Board as to the fairness, from a financial point of view, to the Public Stockholders of Condor of the Merger Consideration to be received by the Public Stockholders in the Merger. The term "Public Stockholders" as used herein refers to all stockholders of Condor other than Amwest and other than those that are "affiliates" of Condor as that term is used in Rule 12b-2 under the Securities Exchange Act of 1934. Wedbush Morgan is an investment banking firm and a member of the New York Stock Exchange and other principal stock exchanges in the United States, and is regularly engaged as part of its business in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, secondary distributions of listed and unlisted securities, and valuations for corporate, estate and other purposes. The Condor Board of Directors retained Wedbush Morgan based upon the firm's overall qualifications and reputation in the industry, and its experience in valuation of securities and in furnishing opinions in connection with mergers and acquisitions.

         The Merger Consideration to be paid to the Public Stockholders was determined through negotiations among Condor and Amwest, and Wedbush Morgan did not participate in such negotiations. Wedbush Morgan's fairness opinion was only one factor considered by the Condor Board of Directors in making its determination to approve the Merger. The Condor Board of Directors requested the opinion of Wedbush Morgan, and Wedbush Morgan agreed to furnish its opinion so that the Board would have the assistance of Wedbush Morgan in evaluating the proposed transaction and in fulfilling the duties of the Board to Condor Public Stockholders. Wedbush Morgan has consented to the references to its opinion in this Proxy Statement/Prospectus, but has disclaimed any obligation to the Condor Public Stockholders. The Wedbush Morgan fairness opinion should not be viewed as having been a recommendation in favor of merging Condor with Amwest in lieu of Condor remaining as an independent entity or pursuing other alternative transactions. The Wedbush Morgan opinion states that it is intended to be for the benefit of the Condor Board of Directors, and not for the benefit of stockholders or any other third parties. Whether this disclaimer would be upheld by a court in a lawsuit by Condor Public Stockholders or others is uncertain.

         On November 30, 1995, Wedbush Morgan delivered its written opinion to the Condor Board of Directors to the effect that, as of that date and based upon the factors described in its opinion, the Merger Consideration is fair, from a financial point of view, to the Public Stockholders. The full text of the Wedbush Morgan opinion, dated November 30, 1995, which sets forth the assumptions made, the matters considered, and the nature of the review undertaken by Wedbush Morgan in arriving at its opinion is attached to this Proxy Statement/Prospectus as Annex D. All Condor Stockholders are urged to read the opinion in its entirety. The summary opinion of Wedbush Morgan set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

         In arriving at its opinion, Wedbush Morgan reviewed, among other things, the Merger Agreement; the Stockholder Agreement by and between Amwest, Mr. Main and the Main Family Trust; the Affiliates Letter and Continuity of Interest Certificates executed by certain members of Condor Management; the Agreement With Guy A. Main and Main Family Trust to be entered into by and between such parties and Amwest; the Registration Rights Agreement to be entered into between Mr. Main the Main Family Trust and Amwest; the Annual Report on
Form 10-K of Condor for the fiscal year ended December 31, 1994; Quarterly Reports on Form 10-Q of Condor for the quarters ended June 30, 1995 and September 30, 1995; financial statements and analyses of Condor prepared by Condor Management for the fiscal years ended December 31, 1989 through December 31, 1993; the Proxy Statement for Annual Meeting of Stockholders of Condor dated April 26, 1995; Quarterly Statement of Statutory Results of Condor as of September 30, 1995; forecast and projections prepared by Condor with respect to Condor for the five fiscal years ended December 31, 1999; Actuarial Report on the Loss and Loss Adjustment Expense Reserves of Condor as of September 30, 1995, prepared by Timothy B. Perr & Company, Consulting Actuaries; the Annual Report to Stockholders of Amwest for the fiscal year ended December 31, 1994; the Annual Report on Form 10-K of Amwest for the fiscal year ended December 31, 1994; historical audited financial statements for the fiscal years ended December 31, 1990 through December 31, 1993 of Amwest; Quarterly Report on Form 10-Q of Amwest for the quarter ended September 30, 1995; Proxy Statement for the Annual Meeting of Stockholders of Amwest dated April 13, 1995; financial forecast of Amwest alone for the five fiscal years ending December 3l, 1999 and of Amwest combined with Condor for the five fiscal years ending December 31, 1999, prepared by Amwest Management.

         Wedbush Morgan also held discussions with certain members of the senior management of Condor regarding the past and current business operations, financial condition, future prospects and projected operations and performance of Condor. Wedbush Morgan held discussions with certain members of the senior management of Amwest regarding the past and current business operations, financial condition, future prospects and projected operations and performance of Amwest and of the combined entities. Wedbush Morgan toured the headquarters of Condor in El Segundo, California and the headquarters of Amwest in Woodland Hills, California. In addition Wedbush Morgan reviewed the reported price and trading activity of the Condor Common Stock and of Amwest Common Stock, compared certain statistical and financial information for Condor and Amwest respectively, with similar information for certain other companies in the same industries as Condor and Amwest, respectively, reviewed and compared statistical and financial data for recent acquisitions in the same industry as Condor and conducted such other financial studies, analyses and inquiries and considered such other matters as Wedbush Morgan deemed necessary and appropriate for its opinion.

         Wedbush Morgan did not undertake any obligation to verify independently the accuracy or completeness of financial information or other information furnished to Wedbush Morgan by Condor or Amwest orally or in writing, or other information obtained from publicly available sources and reviewed by Wedbush Morgan for purposes of its opinion. Wedbush Morgan was provided with information represented to Wedbush Morgan as the best currently available estimates, in the judgment of the management of Condor and Amwest, as to the expected future financial and operating performance of Condor and Amwest, and Wedbush Morgan did not undertake any responsibility for the accuracy of such forecasts, estimates, or judgments, nor did it undertake any obligation to verify independently the underlying assumptions made in connection with such forecasts, estimates or judgments. In addition, Wedbush Morgan did not make an independent evaluation or appraisal of any particular assets or liabilities of Condor or Amwest and was not furnished with any such evaluation or appraisal.

         The Wedbush Morgan fairness opinion notes that under Section 7.03(g) of the Merger Agreement, the obligations of Condor to effect the Merger are subject to the receipt at or prior to the date of the closing of the Merger of an opinion of Amwest's consulting actuary, addressed to Condor, as of December 31, 1995, opining that as of such date the reserves for loss and loss adjustment expense reflected on the balance sheet of Amwest and its affiliates entities have been established in conformity with generally accepted actuarial principles and practices consistently applied, that such reserves were established in conformity with the requirements of the California Department of Insurance, and that such reserves make a reasonable provision for all unpaid loss and loss adjustment expense obligations of Amwest under the terms of its policies and agreements. The Wedbush Morgan opinion was based in part on Condor's ability to obtain such assurances and is subject to receipt of such an actuarial opinion. Wedbush Morgan's experience is in financial analyses of the kind customary in the investment banking profession, and Wedbush Morgan did not undertake any obligation to conduct or to supervise any actuarial analyses or review of the quality of the reserves of Amwest or of Condor.

         The Wedbush Morgan fairness opinion notes that Amwest is a party to certain legal proceedings, which at the time such opinion was furnished were pending before the California Supreme Court, regarding the validity of Section 1861.135 of the California Insurance Code. Section 1861.135 purported to exempt surety insurance from the rate roll back and prior approval provisions of Proposition 103, the insurance initiative adopted by California voters. On December 14, 1995, the Supreme Court of the State of California affirmed the decision of the Second District Court of Appeal overturning Insurance Code
Section 1861.135. Accordingly, the surety insurance industry will no longer be exempted from the rate rollback and prior approval provisions contained in Proposition 103.

         The Wedbush Morgan opinion is based on the assumption that the outcome of such legal proceedings will not have a material adverse effect (as such term is defined in the Merger Agreement) on the financial position of Amwest. The Wedbush Morgan opinion assumed that all relevant factors and circumstances, as they existed as of the date of its opinion, would remain substantially unchanged through the time the Merger is completed. Wedbush Morgan did not undertake to update its fairness opinion for any changes occurring between the date of such opinion and the Merger.

         Certain financial analyses performed by Wedbush Morgan in connection with the preparation of its opinion letter and reviewed with the Board are summarized below.

         These include public market comparable company analysis; discounted cash flow analysis; merger and acquisition comparables valuation; pro forma merger analysis; and contribution analysis. While the following summaries describe all analyses and examinations that Wedbush Morgan deems material to its opinion, they are not a comprehensive description of all analyses and examinations actually conducted by Wedbush Morgan. The preparation of a fairness opinion is not susceptible to partial analysis or summary description. Wedbush Morgan believes that such analyses must be considered as a whole and that selecting portions of such analysis and of the factors considered, without considering all such analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to Condor's Board of Directors. The ranges of valuations resulting from any particular analysis described below should not be taken to be Wedbush Morgan's view of the actual value of Condor. It is not possible to assign exact weight given by Wedbush Morgan to the various forms of analysis.

         In performing its analyses, Wedbush Morgan made numerous assumptions with respect to industry performance and general business and economic conditions such as industry growth, inflation, interest rates and many other matters, many of which are beyond the control of Condor and/or Amwest. Any estimates contained in Wedbush Morgan's analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Wedbush Morgan's analysis of the fairness of the Merger Consideration to the Condor Public Stockholders. Additionally, indications of the values of businesses and securities set forth below do not purport to be appraisals of the assets or market values of Condor or Amwest or the company formed by the combination of Condor and Amwest, or their respective securities, nor do they necessarily reflect the prices at which such businesses or securities may actually be sold.

Amwest and Condor Market Values

         Wedbush Morgan noted that the closing price of Amwest's Common Stock on November 28, 1995 was $17.75, which implied an aggregate value of the consideration for Condor of $16.9 million, and a per share value of $8.75, based on 1.935 million fully diluted Condor Common Shares then outstanding. Wedbush Morgan noted that the proposed Merger Consideration would represent the following range of multiples of the then current market price of Condor Common Stock of $4.00, based on a range of Amwest stock prices:

                                                  Consideration as a Multiple
           Amwest Stock Price                     of $4.00 Condor Stock Price
           ------------------                     ---------------------------

           $10.50                                 1.6x
           $11.50                                 1.6x
           $12.50                                 1.6x
           $13.50                                 1.7x
           $14.50                                 1.8x
           $15.50                                 1.9x
           $16.50                                 2.1x
           $17.50                                 2.2x
           $18.50                                 2.2x
           $19.50                                 2.2x
           $20.50                                 2.2x

Public Market Comparables Valuation

         Using publicly available information, Wedbush Morgan compared selected financial data of Condor and Amwest with similar data of selected publicly traded companies engaged in businesses considered by Wedbush Morgan to be comparable to those of Condor and Amwest. An analysis of comparable companies is not purely mathematical; rather it involves complex considerations and judgments concerning similarities and differences in financial, operational and other characteristics of potentially comparable companies. It is a subject as to which differences in professional judgment may well arise. In this regard, Wedbush Morgan noted that although the companies selected were considered similar to Condor or Amwest, none of the companies has the same management makeup, size or combination of business as Condor or Amwest, as the case may be. For purposes of this analysis, Wedbush Morgan treated the following companies as comparable to Condor (the "Condor Comparable Companies"): Acceptance Insurance Cos., American Eagle Group, Baldwin & Lyons, EMC Insurance Group, Guaranty National Corp., Home State Holdings, MCM Corp. and Philadelphia Consolidated Holding Corp. For purposes of this analysis, Wedbush Morgan considered the following companies as comparable to Amwest (the "Amwest Comparable Companies"): Acmat Corp., Capsure Holdings Corp. and Frontier Insurance Group.

         Wedbush Morgan determined that for the Condor Comparable Companies, the multiple range and median multiple of "market value" (defined as the number of shares outstanding times the closing stock price on November 28, 1995) to publicly reported latest twelve months ("LTM") net operating income (defined as pre-tax income less any realized gains, losses and extraordinary items) were 5.8x to 24.6x and 8.8x, respectively, with the median multiple implying a valuation of $3.59 per share of Condor Common Stock. Wedbush Morgan determined that the multiple range and median multiple of market value (as defined above) to 1996 estimated earnings per share ("EPS") (which estimates reflected a composite of research analysts' estimates as reported by the Institutional Brokers Estimate Service ("IBES")), were 4.9x to 10.5x and 7.6x, respectively, with the median multiple implying a valuation (based on Condor management projections) of $5.62 per share of Condor Common Stock. Wedbush Morgan determined that the multiple range and median multiple of market value (as defined above) to latest publicly reported book value of stockholders' equity were 1.0x to 1.6x and 1.1x, respectively, with the median multiple implying a valuation of $6.80 per share of Condor Common Stock. Wedbush Morgan determined that the multiple range and median multiple of the market value (as defined above) plus net debt to LTM premiums earned were 0.5x to 2.7x and 1.0x, respectively, with the median multiple implying a valuation of $8.44 per share of Condor Common Stock. Wedbush Morgan also compared Condor to the Condor Comparable Companies in terms of certain financial ratios, including: (a) the average "loss ratio" (defined as loss and loss adjustment expenses divided by net earned premiums) over the last three fiscal year period, (b) the average "combined ratio" (defined as the sum of loss and loss adjustment expenses plus underwriting expenses, divided by net earned premiums) over the last three fiscal year period, and (c) the average over the last three fiscal year period of operating return on average equity (defined as net operating income divided by the average book value of stockholders' equity for the period). Based on the median multiples described above for the Condor Comparable Companies, the Wedbush Morgan public market comparables valuation as a whole indicates an implied value reference range for Condor of between $3.59 and $8.44 per share of Condor Common Stock.

         Wedbush Morgan determined that for the Amwest Comparable Companies the multiple range and median multiple of market value (as defined above) to LTM net operating income were 4.5x to 10.2x and 7.5x, respectively, with the median multiple implying a valuation of $19.56 per share of Amwest Common Stock. Wedbush Morgan determined that the multiple range and median multiple of market value (as defined above) to LTM net income were 10.5x to 13.9x and 12.8x, respectively, with the median multiple implying a valuation of $30.46 per share of Amwest Common Stock. Wedbush Morgan determined that the multiple range and median multiple of market value (as defined above) to 1995 and 1996 estimated EPS (as reported by IBES) were 10.6x to 13.6x and 12.4x, respectively for 1995 and 9.5x to 11.7x and 11.6x, respectively, for 1996. The median multiples imply valuations (based on Amwest management projections) of $23.79 (1995) and $23.04
(1996) per share of Amwest Common Stock. Wedbush Morgan determined that the multiple range and median multiple of market value (as defined above) to latest publicly reported book value of stockholders' equity were 0.9x to 2.0x and 1.1x, respectively, with the median multiple implying a valuation of $19.99 per share of Amwest Common Stock. Wedbush Morgan also compared Amwest to the Amwest Comparable Companies in terms of certain financial ratios, including (a) the average loss ratio over the last three fiscal year period, (b) the average combined ratio over the last three fiscal year period, and (c) the average over the last three fiscal year period of operating returns on average equity. Based on the median multiples described above for the Amwest Comparable Companies, the Wedbush Morgan public market comparables valuation as a whole indicates an implied value reference range for Amwest of between $19.56 and $30.46 per share of Amwest Common Stock.

         Although, as noted above, Wedbush Morgan believes that the analyses conducted must be considered as a whole in determining fairness, Wedbush Morgan regards the results of its public market comparables valuation overall as supporting the conclusion expressed in its opinion.



Discounted Cash Flow

         Wedbush Morgan analyzed the value of each of Condor and Amwest utilizing a discounted cash flow analysis. Each of these analyses was based upon projected financial information prepared or provided by the management of Condor and Amwest, as the case may be. As part of its analyses, Wedbush Morgan also considered certain sensitivity tests to evaluate the impact of changes in certain variables on overall valuation, including, among other things, changes in loss ratios and expense experiences.

         Wedbush Morgan calculated ranges of equity values for Condor based upon the discount to present value of Condor's projected four-year stream of after-tax cash flows (as represented by GAAP net income) and its fiscal 1999 terminal values based upon a range of multiples of Condor's projected net income. Wedbush Morgan utilized discount rates ranging from 19% to 24% and terminal value multiples of 1999 net income ranging from 9.25x to 10.75x. Based on the foregoing, Wedbush Morgan indicated a discounted cash flow implied value reference range for Condor of between $5.11 and $6.49 per share of Condor Common Stock.

         Wedbush Morgan calculated ranges of equity values for Amwest based upon the discount to present value of Amwest's projected four-year stream of after-tax cash flows (as represented by GAAP net income) and its fiscal 1999 terminal values based upon a range of multiples of Amwest's projected net income. Wedbush Morgan utilized discount rates ranging from 15% to 20% and terminal value multiples of 1999 net income ranging from 9.25x to 10.75x. Based on the foregoing, Wedbush Morgan indicated a discounted cash flow implied value reference range for Amwest of between $19.96 and $25.80 per share of Amwest Common Stock.

         Wedbush Morgan calculated ranges of equity values on a pro forma basis for the combined entity after the Merger based upon the discount to present value of the projected pro forma four-year stream of after-tax cash flows (as represented by GAAP net income) and fiscal 1999 terminal values based upon a range of multiples of projected pro forma net income. Wedbush Morgan utilized discount rates ranging from 20% to 25% and terminal value multiples of 1999 net income ranging from 9.25x to 10.75x. Wedbush Morgan based these analyses on management projections and on sensitivity projections which gave effect to the enhanced growth rate expected as a result of the Merger and to the projected cost savings resulting from the Merger, as estimated by management. No assurances can be given that such projected growth or cost savings in the amount estimated will be realized as a result of the Merger. Based on the foregoing, Wedbush Morgan indicated a discounted cash flow implied value reference range for the combined entity on a pro forma basis of between $20.50 and $26.32 per share of Amwest Common Stock.

         In determining the discount rates used in the discounted cash flow analyses of Condor and Amwest, Wedbush Morgan noted, among other things, factors such as inflation, prevailing market interest rates, the business risk inherent to each of Condor and Amwest, the historical weighted average cost of capital for each of Condor and Amwest, and the historical weighted average cost of capital for public companies Wedbush Morgan deemed comparable to each of Condor and Amwest. In determining the range of terminal value multiples used in the discounted cash flow analyses of Condor and Amwest, Wedbush Morgan noted, among other things, the multiples at which each of the Condor Common Stock and Amwest Common Stock historically traded, the multiples at which public companies Wedbush Morgan deemed comparable to each of Condor and Amwest historically traded and the multiples observed in mergers and acquisitions which Wedbush Morgan deemed relevant.

         Although as noted above, Wedbush Morgan believes that the analyses conducted must be considered as a whole in determining fairness, Wedbush Morgan regards the results of its discounted cash flow valuation as supporting the conclusion expressed in its opinion.

Merger and Acquisition Comparables Valuation

         Wedbush Morgan reviewed certain publicly available information regarding selected merger and acquisition transactions involving companies engaged in similar businesses to Condor occurring since November 1992. The selection of comparable transactions, like the selection of comparable companies for purposes of the public market comparables valuation, involves complex considerations and judgments concerning similarities and differences in financial, operational and other characteristics of potentially comparable companies. None of the acquired companies utilized in the selected merger and acquisition comparables valuation was identical to Condor or to Amwest and none of the transactions was identical to the Merger. The transactions deemed comparable (the "Condor Comparable Transactions") and the date each Condor Comparable Transaction was announced were as follows: the acquisition of Leader National Insurance Co. by Penn Central Corp. (March 1993); the acquisition of Economy Fire & Casualty Co. by The St. Paul Cos. (August 1993); the acquisition of American Ambassador Casualty by GRE Plc. (November 1993); the acquisition of Bankers & Shippers Insurance by Integon Corp. (August 1994); the acquisition of Victoria Financial by USF&G Corp. (December 1994); the acquisition of Viking Insurance Holdings by Guaranty National Corp. (April 1995); and the acquisition of Hoosier Insurance by General Casualty Co. (June 1995).

         Wedbush Morgan determined that for the Condor Comparable Transactions, the multiple range and median multiple of transaction value to LTM revenues were 0.7x to 1.2x and 0.8x respectively, with the median multiple implying a value of $8.43 per share of Condor Common Stock. Wedbush Morgan determined that the multiple range and median multiple of transaction value to LTM premium earned were 0.4x to 1.3x and 0.9x, respectively, with the median multiple implying a value of $8.09 per share of Condor Common Stock. Wedbush Morgan determined that the multiple range and median multiple of transaction value to LTM net income were 11.3x to 36.9x and 21.0x, respectively, with the median multiple implying a value of $5.85 per share of Condor Common Stock. Wedbush Morgan determined that the multiple range and median multiple of transaction value to book value were 1.1x to 2.2x and 1.4x, respectively, with the median multiple implying a value of $8.62 per share of Condor Common Stock. Based on the foregoing median multiples for the Condor Comparable Transactions, Wedbush Morgan indicated an implied value reference range for Condor of between $5.85 and $8.62 per share of Condor Common Stock.

         Although as noted above, Wedbush Morgan believes that the analyses conducted must be considered as a whole in determining fairness, Wedbush Morgan regards the results of its merger and acquisition comparables valuation as supporting the conclusion expressed in its opinion.

Pro Forma Merger Analysis

         Wedbush Morgan analyzed the changes in the per share amount of net income, book value of stockholders' equity and indicated dividend represented by one share of Condor Common Stock after the Merger. The analysis was performed on the basis of financial information for both companies as of and for the last twelve months ended September 30, 1995. The analysis indicated, among other things, that exchanging one share of Condor Common Stock for an assumed 0.5 of a share of Amwest Common Stock on a pro forma basis would have resulted in a 237% increase in net income per share for each share of Condor Common Stock, a 23% increase in projected 1996 net income per share for each share of Condor Common Stock, a 30% increase in book value per share for each share of Condor Common Stock and an increase in dividends per share from zero to $. 14 for each share of Condor Common Stock based on Condor's and Amwest's indicated annual dividend rate as of September 30, 1995.

         Although, as noted above, Wedbush Morgan believes that the analyses conducted must be considered as a whole in determining fairness, Wedbush Morgan regards the results of its pro forma merger analysis as supporting the conclusion expressed in its opinion.

Contribution Analysis

         Wedbush Morgan analyzed the contribution of each of Condor and Amwest to, among other things, the premiums earned, net investment income, net operating income, net income, total investments, total assets and total book value of stockholders' equity of the combined pro forma company. This analysis showed that for the last twelve months ended September 30, 1995, among other factors, Condor would have contributed 19.8% of the premiums earned of the pro forma combined company, 20.3% of the net investment income, 11.4% of the net operating income, 8.8% of the net income, 19.7% of the total investments, 19.8% of the total assets, and 22.4% of the total book value of stockholders' equity compared with a proposed ownership of 29.1% of the combined company to be owned by holders of Condor Common Stock.

         Although, as noted above, Wedbush Morgan believes that the analyses conducted must be considered as a whole in determining fairness, Wedbush Morgan regards the results of its contribution analysis as supporting the conclusion expressed in its opinion.

         For furnishing its opinion, Wedbush Morgan received from Condor a fee of $75,000 as follows: (a) a non-refundable retainer of $37,500, payable when Wedbush Morgan was retained: (b) a further fee of $37,500, payable at the time Wedbush Morgan notified the Condor Board of Directors that it was prepared to deliver an oral or written opinion to the Board. Condor has also agreed to pay all of Wedbush Morgan's expenses (including, but not limited to the fees and expenses of Wedbush Morgan's legal counsel) reasonably incurred in connection with its engagement. The amount of the fee payable to Wedbush Morgan was not contingent on its conclusion regarding the fairness of the Merger Consideration to the Condor Public Stockholders. Condor also has agreed to indemnify Wedbush Morgan against certain potential liabilities, including liabilities under the Federal securities laws.



Certain Considerations

         In considering whether to approve the Merger Agreement and the transactions contemplated thereby, stockholders should consider, among other factors, the following: (i) the relative stock prices of the Amwest Common Stock and the Condor Common Stock at the Effective Time may vary significantly from the prices as of the date of execution of the Merger Agreement or the date hereof or the date on which stockholders vote on the Merger due to changes in the business, operations and prospects of Amwest or Condor, market assessments of the likelihood that the Merger will be consummated and the timing thereof, the effect of any conditions or restrictions imposed on or proposed with respect to the combined companies by regulatory agencies in connection with or following consummation of the Merger, general market and economic conditions, and other factors; and (ii) the Conversion Number is fixed at 0.5 Amwest shares for each share of Condor Common Stock unless the value of Amwest Common Stock is less than $12.50, in which event the Merger Consideration will be increased by a factor of 12.5 divided by the Base Period Trading Price, or more than $17.50, in which event the Merger Consideration will be increased by a factor of 17.5 divided by the Base Period Trading Price, during the 30 consecutive trading days ending on the second trading day preceding the date of the closing of the Merger. Adjustment of the Conversion Number is subject to the right of Amwest not to consummate the Merger if the Conversion Number, as adjusted, would exceed
0.6 and the right of Condor not to consummate the Merger if the Conversion Number, as adjusted, would be less than 0.4.



Interests of Certain Persons in the Merger

         Pursuant to the Agreement with Guy A. Main and the Main Family Trust, Mr. Main will become a member of the Amwest Board of Directors. See "Management of Amwest After the Merger."

         At the Effective Time, Amwest will enter into an employment agreement with Guy A. Main for a four year term at compensation levels consistent with the compensation of comparable Amwest executives. The Employment Agreement will provide that Guy A. Main will serve as Executive Vice President of Amwest and President of Condor Insurance Company during the term of his employment, will receive base compensation of $253,000 per year subject to annual review, will be eligible for bonuses and will be entitled to participate in employee benefits available to management generally. Under his employment agreement with Condor, Mr. Main received base compensation for the year ended December 31, 1995 of $310,589 (which is subject to consumer price index increases in future years), is eligible for bonuses, receives certain other employee benefits and an automobile allowance.


         At the Effective Time, each outstanding option to purchase shares of Condor Common Stock granted by Condor ("Condor Stock Option") shall be canceled and, in lieu thereof, Amwest shall issue to each holder thereof (other than non-employee directors) an option ("Amwest Stock Option"), to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Condor Stock Option, the same number of shares of Amwest Common Stock as the holder of such Condor Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at an aggregate exercise price equal to the aggregate exercise price for the shares of Condor Common Stock otherwise purchasable pursuant to such Condor Stock Option; provided, however, that the number of shares of Amwest Common Stock that may be purchased upon exercise of any Amwest Stock Option shall not include any fractional share and, upon exercise of the Amwest Stock , a cash payment shall be made for any fractional share based upon the closing price of a share of Amwest Common Stock on AMEX on the trading day immediately preceding the date of exercise. Condor Stock Options issued to non-employee directors of Condor which remain outstanding as of the Effective Time shall be automatically canceled as of the Effective Time. It is anticipated that Condor Stock Options held by non-employee directors will be exercised prior to the Effective Time.


         The Merger Agreement provides that, after the Effective Time, Amwest will indemnify and hold harmless the directors, officers and employees of Condor against any losses, claims, damages, expenses or obligations arising out of the transactions contemplated by the Merger Agreement. Amwest agreed in the Merger Agreement that all rights to indemnification existing in favor of directors, officers, or employees of Condor as provided in Condor's Certificate of Incorporation or Bylaws, in effect on the date of the Merger Agreement with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of three years from the Effective Time. The indemnification provided by Amwest pursuant to the Merger Agreement shall not, however, exceed the coverage provided by the insurance currently provided the indemnified parties by Condor. See "The Merger Agreement--Indemnification and Insurance."

         At November 30, 1995, Steven R. Kay, Senior Vice President, Chief Financial Officer and Director of Amwest, beneficially owned 1,550 shares of Condor Common Stock and Edgar L. Fraser, Director of Amwest, beneficially owned 20,680 shares of Condor Common Stock (including 17,600 shares of Condor Common Stock that may be acquired by Mr. Fraser upon exercise of outstanding stock options).



Certain Federal Income Tax Consequences


         The following description of certain federal income tax consequences of the Merger is general in nature, is for general informational purposes only and is not tax advice. This discussion does not cover all aspects of federal income taxation that may be relevant to Amwest, Condor or Condor stockholders, nor does the discussion deal with tax issues peculiar to certain types of taxpayers (including but not limited to life insurance companies, S corporations, financial institutions, tax-exempt organizations or retirement accounts and foreign taxpayers). No aspect of foreign, state, local or estate and gift taxation is addressed. Therefore, the following summary is not a substitute for careful tax planning and advice based upon the individual circumstances of each stockholder of Amwest and Condor.


         The following summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), as in effect on the date hereof. Changes in or additions to such rules, or new interpretations thereof, may have retroactive effect and therefore could significantly affect the consequences described below.

Treatment of Amwest, Condor and Their Stockholders Upon the Exchange of Condor Common Stock for Amwest Common Stock


         It is anticipated that Gibson, Dunn & Crutcher, counsel for Amwest, and Kindel & Anderson, L.L.P., counsel for Condor (collectively "Counsel"), will render opinions to Amwest and Condor, respectively, at the closing of the Merger that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. If the Merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code:


                  No gain or loss will be recognized by Amwest or Condor stockholders as a result of the Merger (other than gain or loss attributable to cash received by Condor stockholders in lieu of fractional shares). See "Cash in Lieu of Fractional Shares" below;

                  The basis of each share of Amwest Common Stock received by each Condor stockholder will be the same as the basis of his or her Condor Common Stock exchanged therefor, reduced by any basis attributable to a fractional share of Amwest Common Stock for which the stockholder receives cash; See "Cash in Lieu of Fractional Shares" below. The holding period of the shares of Amwest Common Stock received by each Condor stockholder will include the stockholder's holding period for his or her Condor Common Stock exchanged therefor, provided the Condor Common Stock was held as a capital asset by the Condor stockholder; and

                  Neither Amwest nor Condor will recognize taxable gain or loss as a result of the Merger, and the tax basis of Condor's assets in the hands of Amwest will be the same as Condor's tax basis in those assets prior to the Merger.

         It should be noted that no rulings or opinions have been requested from the IRS with respect to any of the tax aspects of the Merger, and an opinion of counsel is not binding on the IRS. Moreover, the opinions of Counsel will be based on certain factual representations and assumptions which, if untrue or incorrect, could affect the discussion set forth herein. In particular, in order to qualify as a reorganization, among other things, the historic Condor stockholders must maintain a sufficient "continuity of interest" in Amwest following the Merger. The IRS has indicated in published rulings that the continuity of interest requirement will be satisfied if the historic stockholders of the acquired entity (i.e., Condor) receive and retain, in the aggregate, 50% of the value of the stock of the acquired entity in the form of stock of the acquiring corporation (i.e., Amwest). Shares received by stockholders who at the time of receipt have an intention to sell or otherwise dispose of such shares generally are treated as not having been retained for purposes of this requirement. Moreover, Amwest Common Stock issued in exchange for Condor Common Stock acquired in contemplation of the Merger may, in certain cases, be treated as property other than stock for this purpose.

         Condor stockholders holding approximately 58% of the Condor Common Stock prior to the Merger have represented to Amwest that they have no current plan or intention to sell, exchange, transfer, distribute, pledge, dispose or otherwise engage in a transaction (a "Sale") that reduces those stockholders' risk of ownership, whether directly or indirectly with respect to the Amwest Common Stock received in the Merger. These stockholders are not, however, prohibited from engaging in a Sale of Amwest Common Stock following the Merger, other than as described below under "Certain Other Agreements ." These restrictions alone are not sufficient to ensure that the continuity of interest requirement will be satisfied with respect to the Merger. If Condor stockholders undertake substantial Sales of Condor Common Stock in anticipation of the Merger or substantial Sales of Amwest Common Stock after the Merger, pursuant to a plan or intention existing at or around the time of the Merger which, when combined with Amwest Common Stock converted to cash in lieu of the issuance of fractional shares, exceed 50% of the value of the Condor Common Stock immediately prior to the Merger, the continuity of interest test may not be met and the Merger may not qualify as a reorganization within the meaning of Section 368(a) of the Code.

         If the IRS were to successfully challenge the status of the Merger as a "reorganization" under Section 368(a) of the Code (based on a failure to satisfy the "continuity of interest" requirement or otherwise), a Condor stockholder would be treated as recognizing gain or loss as a result of the Merger equal to the difference between the stockholder's tax basis in his or her shares of Condor Common Stock and the fair market value of the Amwest Common Stock as of the Effective Time. In such event, the stockholder's aggregate basis in the Amwest Common Stock so received would equal the fair market value of such stock as of the Effective Time, and the stockholder's holding period for the Amwest Common Stock would begin the day after the Merger. In addition, if the Merger were to not qualify as a "reorganization" under Section 368(a) of the Code, the Merger would be treated as a taxable sale by Condor of its assets. The tax liability from such treatment would have a material and adverse effect on Amwest, as successor to the assets and liabilities of Condor pursuant to the Merger.

Cash in Lieu of Fractional Shares

         Any stockholder of Condor who receives cash in lieu of a fractional share of Amwest Common Stock will recognize income or loss for federal income tax purposes equal to the difference between the cash received and the basis which would otherwise be allocable to the fractional share of Amwest Common Stock. For this purpose, the basis of a fractional share of Amwest Common Stock will be determined as if such stockholder had received such fractional share of Amwest Common Stock in the Merger. Any gain or loss likely will be treated as capital gain or loss, provided the Condor Common Stock was held as a capital asset by the Condor stockholder.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. STOCKHOLDERS OF AMWEST AND CONDOR SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER APPLICABLE TO THEM, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.



Anticipated Accounting Treatment

         The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Amwest and Condor will be carried forward to the combined corporation at their recorded amounts, subject to any adjustments required to conform the accounting policies of the companies; income of the combined corporation will include income of Amwest and Condor for the entire fiscal year in which the Merger occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of the combined corporation.

         The Merger Agreement does not, however, provide that qualification for "pooling of interests" accounting treatment is a condition to the consummation of the Merger.



Effect on Employee Benefits Plans

         Condor maintains a number of employee benefit plans and compensation arrangements in which eligible employees of Condor and certain of its affiliates participate. These programs will be discontinued following the Merger and service with Condor and its Affiliated Entities and their predecessors prior to the Effective Time will be taken into account for eligibility and vesting purposes in connection with any benefit or payroll plan, practices, policy or agreement of Amwest or any of its affiliates in which any employee of Condor or an affiliated entity may become entitled to participate at or after the Effective Time.


         The Condor Stock Plan for Non-Employee Directors (the Non-Employee Director Plan) shall be terminated at the Effective Time. Condor Stock Options issued to non-employee directors of Condor which remain outstanding as of the Effective Time shall be automatically canceled as of the Effective Time.




Regulatory Approvals


         Pursuant  to  the  requirements  of  the  Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended (the "HSR Act"), on December 18, 1995, Condor and Amwest each filed a Notification and Report Form for review under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Early termination of the waiting period under the HSR Act with respect to such filing was granted on January 5, 1996. Even though the HSR Act waiting has expired , the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking divestiture of substantial assets of Condor or Amwest. Consummation of the Merger is conditioned upon, among other things, the absence of any preliminary or permanent injunction or other order issued by any federal or state court in the United States which prevents the consummation of the Merger. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result.




Insurance Department Regulatory Approvals

         The Merger and transactions contemplated thereby require approvals by the Commissioners of the California Department of Insurance and the Arizona State Department of Insurance. Amwest filed a Form A with the California Department of Insurance on January 16, 1996. Receipt of such approvals is a condition of the Merger.




Federal Securities Law Consequences

         All Amwest Common Stock issued in connection with the Merger will be freely transferable, except that any Amwest Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Condor or Amwest prior to the Merger may be sold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act with respect to affiliates of Condor, or Rule 144 under the Securities Act with respect to persons who are or become affiliates of Amwest, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Condor or Amwest generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party.

         Affiliates of Condor may not sell their shares of Amwest Common Stock acquired in connection with the Merger, except pursuant to an effective registration under the Securities Act covering such shares or in compliance with Rule 145 (or Rule 144 under the Securities Act in the case of persons who become affiliates of Amwest) or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for two years following the Effective Time an affiliate of Condor (together with certain related persons) would be entitled to sell shares of Amwest Common Stock acquired in the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule
144. Additionally, the number of shares to be sold by an affiliate of Condor (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of Amwest Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 will only remain available, however, to affiliates of Condor if Amwest remains current with its informational filings with the Commission under the Exchange Act. Two years after the Effective Time, an affiliate of Condor would be able to sell such Amwest Common Stock without such manner of sale or volume limitations, provided that Amwest was current with its Exchange Act informational filings and such affiliate was not then an affiliate of Amwest. Three years after the Effective Time, an affiliate would be able to sell such shares of Amwest Common Stock without any restrictions so long as such affiliate had not been an affiliate of Amwest for at least three months prior thereto.



Stock Exchange Listing

         It is a condition to the Merger that the shares of Amwest Common Stock to be issued in connection with the Merger be authorized for listing on the AMEX, subject to official notice of issuance.

                              THE MERGER AGREEMENT

         The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex A and incorporated herein by reference. Stockholders of Condor and Amwest are urged to read the Merger Agreement in its entirety.



The Merger

         The Merger Agreement provides that, subject to the approval of the Merger by the stockholders of Condor and Amwest and the satisfaction or waiver of the other conditions to the Merger, Condor will be merged with and into Amwest in accordance with Delaware law and the separate existence of Condor shall thereupon cease. Amwest will possess all of the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of each of Amwest and Condor. At the Effective Time, the conversion of Condor Common Stock into the right to receive shares of Amwest Common Stock pursuant to the Merger Agreement will be effected as described in "Terms of the Merger", below. Condor's subsidiaries shall become wholly-owned subsidiaries of Amwest.



Effective Time

         Following the adoption of the Merger Agreement by the stockholders of Amwest and Condor and subject to satisfaction or waiver of certain other terms and conditions, including conditions to closing, contained in the Merger Agreement, the Merger will become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of State of Delaware. The date and time of such filing is herein referred to as "Effective Time". The filing of the Certificate of Merger will be made immediately after all conditions contemplated by the Merger Agreement have been satisfied or waived.



Terms of the Merger

         At the Effective Time, by the virtue of the Merger and without any action on the part of the holder:

         (i) each share of Condor Common Stock held by Condor as treasury stock or owned by Amwest or any subsidiary of Amwest at the Effective Time will be canceled, and no payment will be made with respect thereto; and

         (ii) each remaining outstanding share of Condor Common Stock shall be converted into the right to receive 0.5 of a share of Amwest Common Stock (subject to adjustment as described below).

         If the average daily closing price per share of Amwest Common Stock as reported on AMEX for the 30 consecutive trading days ending on the close of trading on the second trading day preceding the date the Merger and the transactions contemplated thereby are consummated (the "Closing Date") (the "Base Period Trading Price") is less than $12.50, the Merger Consideration per share of Condor Common Stock shall be increased by a factor of 12.5 divided by the Base Period Trading Price, and if the Base Period Trading Price is greater than $17.50, the Merger Consideration per share shall be decreased by a factor of 17.5 divided by the Base Period Trading Price. Adjustment of the Conversion Number is subject to the right of Amwest not to consummate the Merger if the Conversion Number, as adjusted, would exceed 0.6 and the right of Condor not to consummate the Merger if the Conversion Number, as adjusted, would be less than 0.4.

         Each share of Amwest Common Stock issued to Condor stockholders in the Merger will include a right, under certain specified conditions, to purchase one one-hundredth of a share of Amwest Series A Junior Participating Preferred Stock pursuant to the Amwest Rights Agreement (as hereinafter defined). See "Comparison of Stockholder Rights---Rights Plan."


         As of the Effective Time, present holders of Condor Common Stock will cease to have any rights as holders of such shares, but will have the right to receive shares of Amwest Common Stock and any cash in lieu of fractional shares. After the Effective Time, the stock transfer books of Condor will be closed and there shall be no further transfers of Condor Common Stock. See "The Proposal to Approve and Adopt the Agreement and Plan of Merger--Conversion of Shares-Procedures for Exchange of Certificates" and "Comparison of Stockholder Rights."

         Condor stockholders are not entitled to dissenters' or appraisal rights in connection with the Merger Amwest stockholders are also not entitled to dissenters' or appraisal rights with respect to the Merger. See "Dissenters' Rights."




Fractional Shares

         Fractional shares of Amwest Common Stock will not be issued in connection with the Merger. In lieu of any such fractional share, each holder of Condor Common Stock who would otherwise have been entitled to a fraction of a share of Amwest Common Stock upon surrender of certificates, would be entitled to receive an amount of cash (without interest) equal to the Base Period Trading Price multiplied by the fractional share interest to which such holder would otherwise be entitled.



Surrender and Payment

         The Merger  Agreement  provides that as of the Effective  Time,  Amwest will deposit with The American Stock Transfer & Trust Company, or such other bank or trust company reasonably satisfactory to Condor, ( the "Exchange Agent") certificates representing the appropriate number of shares of Amwest Common Stock and cash to be paid in lieu of fractional shares in connection with the Merger. As soon as practicable after the Effective Time, each holder of Condor Common Stock will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates representing such stock for cancellation, certificates representing the number of shares of Amwest Common Stock into which such shares are converted in the Merger and cash in consideration of fractional shares. Amwest Common Stock into which Condor Common Stock will be converted in the Merger shall be deemed to have been issued at the Effective Time.

         No dividends or other distributions that are declared or made on Amwest Common Stock will be paid to persons entitled to receive certificates representing Amwest Common Stock until such persons surrender their certificates representing such Condor Common Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Amwest Common Stock shall be issued any dividends or other distributions which shall have become payable with respect to such Amwest Common Stock in respect of a record date after the Effective Time. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends or distributions. In the event that any certificates representing shares of Amwest Common Stock are to be issued in a name other than that in which the certificates representing shares of Condor Common Stock surrendered in exchange therefor are registered, it shall be a condition of such exchange that the person requesting such exchange presents to the Exchange Agent such certificates with all documents required to evidence and effect such transfer and evidence that any applicable stock transfer taxes have been paid. Notwithstanding the foregoing, neither Amwest nor Condor shall be liable to any holder of shares of Condor Common Stock, or Amwest Common Stock, as the case may be, for any shares of Amwest Common Stock (or dividends or distributions with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.


         Detailed instructions, including a transmittal letter, will be mailed to Condor stockholders promptly following the Effective Time as to the method of exchanging certificates formerly representing shares of Condor Common Stock for certificates representing shares of Amwest Common Stock. See "The Proposal to Approve and Adopt the Agreement and Plan of Merger--Conversion of Shares-Procedures for Exchange of Certificates." Stockholders of Condor should not send certificates representing their shares to Condor or to the Exchange Agent prior to receipt of the transmittal letter.




Conditions to Consummation of the Merger

         The respective obligations of Amwest and Condor to effect the Merger are subject to fulfillment at or prior to the date of the Closing of the following conditions:

         (a) any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated by the Merger Agreement shall have been either filed or received; (b) the Merger shall have been approved by the requisite vote of the stockholders of Condor required by the Delaware General Corporation Law ("DGCL") , NASD and Condor's Certificate of Incorporation and Bylaws; (c) the Merger shall be been approved by the requisite vote of the stockholders of Amwest required by the DGCL, AMEX and Amwest's Articles of Incorporation and Bylaws; (d) the Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall be in effect and no proceedings for such purpose shall be pending or threatened before the Commission; (e) the shares of Amwest Common Stock issuable in the Merger shall be approved for listing on the AMEX upon official notice of issuance; (f) no order, statute, rule, regulation, executive order, stay, decree, judgment, or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the effectuation of the Merger; (g) no governmental action or proceeding shall have been commenced or threatened seeking any injunction, restraining or other order which seeks to prohibit, restrain, invalidate or set aside the effectuation of the Merger; (h) the Merger and the transactions contemplated thereby shall have been approved by the Commissioners of the California Department of Insurance and the Arizona State Department of Insurance; and (i) Amwest shall have received from Union Bank a written waiver with respect to consummation of the Merger and the transactions contemplated thereby.

         The obligations of Condor to effect the Merger are also subject to the fulfillment at or prior to the date of the Closing of the following additional conditions:

         (a) Amwest shall have performed and complied in all material respects with the agreements and obligations contained in the Merger Agreement that are required to be performed and complied with by them at or prior to the date of the Closing; (b) the representations and warranties of Amwest contained in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and shall be deemed to have been made again at and as of the date of the Closing and shall then be true and correct in all material respects except on each date, for breaches or inaccuracies, the combination of which would not constitute a Material Adverse Effect (as defined below) on Amwest; (c) all corporate actions on the part of Amwest necessary to authorize the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby shall have been duly and validly taken; (d) Condor shall have received the opinion of counsel from Gibson, Dunn & Crutcher, counsel to Amwest, covering such matters and in the form and substance agreed upon; (e) there shall have been no material adverse change in, and no event, occurrence or development in the business of Amwest that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a Material Adverse Effect on Amwest, as defined below; (f) Condor shall have received such certificates of officers of Amwest and such certificate of others to evidence compliance with the conditions to the Merger Agreement as may be reasonably requested by Condor; (g) Amwest shall have delivered to Condor an opinion of Amwest's consulting actuary as of December 31, 1995, opining that as of such date the reserves for loss and loss adjustment expense reflected on such balance sheet of Amwest and its Affiliated Entities (which term includes each direct or indirect subsidiary of Condor or Amwest, as the case may be, and each business entity in which Condor or Amwest, as the case may be, has any direct or indirect interest and for which it accounts on the equity method of accounting) have been established in conformity with generally accepted actuarial principles and practices consistently applied, that such reserves were established in conformity with the requirements of the California Department of Insurance and that such reserves make a reasonable provision for all unpaid loss and loss adjustment expense obligations of Amwest under the terms of its policies and agreements; and (h) the Conversion Number shall not be less than 0.4. "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the properties, business, results of operations, condition (financial or otherwise) or prospects of Condor or Amwest or both taken together, as the case may be, and any Affiliated Entity, taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any businesses in which such party is engaged or (ii) that may impair the ability of such party to consummate the transactions contemplated by the Merger Agreement.

         The obligations of Amwest to effect the Merger are also subject to the fulfillment at or prior to the date of the Closing of the following additional conditions:

         (a) Condor shall have performed and complied in all material respects with the agreements and obligations contained in the Merger Agreement that are required to be performed and complied with by it at or prior to the date of the Closing; (b) the representations and warranties of Condor contained in the Merger Agreement shall be true and correct in all material respects, as of the date of the Merger Agreement, and shall be deemed to have been made again at and as of the date of the Closing and shall then be true and correct in all material respects except on each date, for breaches or inaccuracies, the combination of which would not constitute a Material Adverse Effect on Condor; (c) all corporate actions on the part of Condor necessary to authorize the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby shall have been duly and validly taken; (d) Condor shall have received consents to the Merger from all persons from whom such consent or waiver is required; (e) Amwest shall have received the opinions of Kindel & Anderson L.L.P., counsel to Condor, covering such matters and in the form and substance agreed upon; (f) Amwest shall have received such certificates of officers of Condor and such certificates of others to evidence compliance with the conditions to the Merger Agreement as may be reasonably requested by Amwest; (g) there shall have been no material adverse change in, and no event, occurrence or development in the business of Condor that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a Material Adverse Effect on Condor; (h) Condor shall deliver to Amwest an agreement of stockholder, executed by the principal stockholder of Condor (the "Condor Stockholder"); (i) the Conversion Number shall not exceed 0.6; (j) Condor shall have delivered to Amwest an opinion of Condor's consulting actuary as of the most recently completed quarterly period of which actuarial information is available prior to that date of Closing, opining that as of such date the reserves for loss and loss adjustment expense reflected on such balance sheet of Condor and its Affiliated Entities have been established in conformity with generally accepted actuarial principles and practices consistently applied, that such reserves were established in conformity with the requirements of the California Department of Insurance and that such reserves make a reasonable provision for all unpaid loss and loss adjustment expense obligations of Condor under the terms of its policies and agreements; (k) Amwest shall have received from its consulting actuary, an opinion of actuary as of the most recently completed monthly period of which actuarial information is available prior to the date of Closing, opining that as of such date the reserves for loss and loss adjustment expense reflect on such balance sheet of Condor and its Affiliated Entities have been established in conformity with generally accepted actuarial principles and practices consistently applied, that such reserves were established in conformity with the requirements of the California Department of Insurance and that such reserves make a reasonable provision for all unpaid loss and loss adjustment expense obligations of Condor under the terms of its policies and agreements; (l) Guy A. Main and all members of the Condor Board of Directors and any other person deemed an Affiliate shall have performed his obligations under the Affiliates Letter and Continuity of Interest Certificate, and Amwest shall have received a certificate signed by such persons to such effect; (m) A.M. Best Company's ratings for each of Amwest Surety Insurance Company and Far West
Insurance Company shall not, as of the Effective Time (and after taking into account the Merger and the transactions contemplated thereby), be lower than "A" (Excellent); (n) Amwest shall have received an Officers' Certificate Regarding Certain Tax Matters from the Chief Financial Officer and the Chief Executive
Officer of Condor; and (o) Amwest shall have received from Condor a certification of non-foreign status described in Treasury Regulation Section 1.1445-2(c)(2), and shall have received from Condor and each Affiliated Entity owned directly by Condor a certification that such entities are not and have not been "United States real property holding corporations" during the periods set forth in, and in the form described in, Treasury Regulation Section 1.1445-2(c)(3).


Representations and Warranties

         The Merger Agreement contains various representations and warranties of Amwest and Condor relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions as detailed in the Merger Agreement): (i) the due organization, power and standing of, and similar corporate matters with respect to, each of Condor and Amwest and the absence of any conflict with each of Condor's and Amwest's certificate of incorporation and bylaws and compliance with applicable laws;
(ii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement by each such party and of the transactions contemplated thereby; (iii) each of Condor's and Amwest's capitalization; (iv) disclosure of Affiliated Entities and commitments to invest funds in any other entity or business; (v) reports and other documents filed with the Commission and other regulatory authorities and the accuracy of the information contained therein;
(vi) the absence of any change or event having a Material Adverse Effect on Condor or Amwest; (vii) the absence of any governmental or regulatory authorization, consent or approval required to consummate the Merger; (viii) the absence of any material undisclosed liabilities; (ix) compliance with tax laws and regulations, including the absence of any tax delinquencies of Condor or Amwest; (x) the compliance by each insurance subsidiary with the requirements of the insurance laws and regulations of any applicable jurisdiction; (xi) the right of Condor to use, to the extent they are now using, all proprietary rights; (xii) the absence of any litigation that would have a Material Adverse Effect on Condor or Amwest; (xiii) the validity of all material insurance policies of Condor; (xiv) compliance in all material respects with laws and regulations, a violation of which could have a Material Adverse Effect on Condor or Amwest; (xv) the disclosure of all employee benefit plans and compliance with statutes governing their administration; (xvi) absence of any employment related agreements at Condor; (xvii) the absence of any collective bargaining agreements at Condor; (xviii) compliance with environmental laws and the absence of environmental claims which could have a material adverse impact on Condor or Amwest; (xix) the absence of brokerage or finders fees associated with the Merger; (xx) the absence of any misleading representation or warranty in any document received from Condor or Amwest; (xxi) the proper recognition of post-retirement and post-employment benefit obligations; (xxii) the absence of any material untrue statements or omissions of material facts in the Registration Statement and the Proxy Statement/Prospectus; (xxiii) the absence of any questionable payments by either Condor, Amwest, Affiliated Entities or directors, officers, agents or employees thereof; (xxiv) the absence of guarantees for any liability or obligation other than for Affiliated Entities;
(xxv) the disclosure,  validity and  enforceability  of all material  contracts;
(xxvi) the validity of insurance contracts and the premium rates utilized on all policies of insurance issued by Condor and Amwest; (xxvii) the disclosure and validity of all reinsurance contracts of Amwest and Condor; (xxviii) the adequacy of the loss and loss adjustment expense reserves established by Amwest and Condor; and (xxix) the receipt of fairness opinions of Condor's and Amwest's investment bankers. The representations and warranties of Amwest and Condor will not survive the Effective Time.



Conduct of Business Pending the Merger

         Prior to the Effective Time, unless the other party shall otherwise agree in writing, Condor and Amwest have agreed, among other things, to and to cause their Affiliated Entities to, carry on their respective businesses in the ordinary course of business and use their best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and maintain satisfactory relationships with customers, suppliers and others having advantageous business dealings with them. Neither Condor or any of its Affiliated Entities, nor Amwest or any of it Affiliated Entities without prior written consent of the other party (subject in certain cases to specified exceptions) shall, among other things: (a) amend its Articles or Certificates of Incorporation or Bylaws; (b) split, combine or reclassify any shares of its capital stock or declare or pay any dividends other than Amwest's regular quarterly dividend; (c) authorize for issuance, sell or deliver any of its capital stock; (d) incur any material obligation other than in the ordinary course of business; (e) adopt or amend any employment related agreement; (f) acquire any other business organization for an amount in excess of $50,000; (g) pay, discharge or satisfy any material claim, liability or obligation other than in the normal course of business; (h) acquire any material assets or properties other than in the ordinary course of business; (i) waive release grant or transfer any material right; (j) change accounting principles except as a result of a change in law or GAAP; (k) materially revalue any assets; (l) make or revoke any tax election or settle or compromise any material tax liability; (m) settle or compromise any pending or threatened suit relating to the transactions contemplated by the Merger Agreement; (n) settle or compromise any pending or threatened suit in the ordinary course of business, except Amwest may settle, compromise and make payment with respect to its existing litigation relating to California Proposition 103; or (o) take any action or agree to take action which would make any representation or warranty in the Merger Agreement untrue or incorrect.



Certain Other Covenants

         Amwest and Condor have agreed to use all reasonable efforts to take, or cause to be taken, all appropriate action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger
Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations, filings and stock listings.

         Amwest and Condor have agreed to consult with each other before issuing any press release or other public statements with respect to the Merger Agreement or transactions contemplated thereby.

         Amwest and Condor have agreed to give prompt notice to one another of any event which would be likely to cause any of their respective representations or warranties to be untrue or inaccurate in any material respect or any condition to closing to become impossible or unlikely to be fulfilled and of any failure to comply with any covenant contained in the Merger Agreement.

         Prior to the date of Closing, Condor has agreed to deliver to Amwest a letter identifying all persons who are, at the time the Merger Agreement is submitted for approval by the Condor Stockholders, "affiliates" of Condor for purposes of Rule 145 under the Securities Act (the "Affiliates"). Condor agrees to use its best efforts to cause each Affiliate to deliver to Amwest on or prior to the date of Closing an agreement that such Affiliate will not sell or in any other way reduce such Affiliate's interest in or risk relative to any Amwest Common Stock received in the Merger until such time as financial results covering at least 30 days of post-Merger operations have been published.


         Amwest has agreed to use its best efforts to list the Amwest Common Stock issued pursuant to the Merger or on the exercise of Amwest Stock Options to be issued pursuant to the Merger Agreement on the AMEX.

         Amwest has also agreed to enter into an employment agreement with Mr. Main and an additional agreement with Mr. Main and the Main Family Trust pursuant to which Amwest will agree to cause Mr. Main to be appointed to Amwest's Board of Directors. See "The Proposal to Approve and Adopt the Agreement and Plan of Merger --Interests of Certain Persons in the Merger."


         Amwest and Condor agree to take such action as is necessary under federal or state securities laws, the HSR Act, or the California or Arizona Insurance Code in connection with the Merger and the transactions contemplated by the Merger Agreement , and to use their best efforts to have declared effective or approved all documents and notifications with the Commission, the California Department of Insurance, the Arizona State Department of Insurance and other appropriate regulatory bodies.

         Condor shall take no action which would jeopardize the characterization of the Merger as a reorganization within the meaning of Section 368(a)(I)(A) of the Code and neither Condor nor Amwest shall take any action which could prevent the Merger from being accounted for as a "pooling of interests" for accounting purposes.


         Amwest shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Amwest Common Stock for delivery upon exercise of Amwest Stock Options to be issued to replace certain Condor Stock Options which will be terminated at the Effective Time. See "The Proposal to Approve and Adopt the Agreement and Plan of Merger-- Interest of Certain Persons in the Merger." As soon as practicable after the Effective Time, Amwest shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Amwest Common Stock subject to such Amwest Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.


Other Potential Acquirors

         Subject to the fiduciary duties of the Board of Directors of Condor, as advised by outside counsel, neither Condor nor any of its Affiliated Entities shall take nor shall Condor authorize or permit any of its or their officers, directors, employees, representatives or agents to, directly or indirectly encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to any corporation, person, partnership or other entity or group, other than Amwest or its Affiliated Entities or designees, concerning any merger, sale of assets, sale of shares of capital stock or similar transactions involving Condor or any Affiliated Entity or division thereof. Condor will promptly provide to Amwest a copy of any written proposal and a summary of any oral proposal received by Condor regarding such a transaction and the terms of any proposal or inquiry, and thereafter keep Amwest promptly advised of any development with respect thereto.

         Further, the Condor Board of Directors shall not approve or recommend or cause Condor to enter into any agreement with respect to any acquisition of Condor by a third party of more than 30% of Condor's assets or outstanding shares, or pursuant to a merger or other transaction, unless, after consultation with counsel, the Condor Board of Directors determines that it is necessary to do so in order to comply with its fiduciary duties to stockholders under applicable law.



Indemnification and Insurance


         The Merger Agreement provides that, after the Effective Time, Amwest will indemnify and hold harmless the directors, officers and employees of Condor against all losses, expenses, claims, damages or liabilities, including those arising out of the transactions contemplated by the Merger Agreement, to the fullest extent permitted or required under applicable law. All rights to indemnification existing in favor of directors, officers, or employees of Condor as provided in Condor's Certificate of Incorporation or Bylaws in effect on the date of the Merger Agreement, with respect to matters occurring prior to the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of three years from the Effective Time. The Merger Agreement provides that, with respect to matters occurring prior to the Effective Time, Amwest will indemnify Condor for three years provided that such indemnification shall not exceed the coverage provided by the insurance currently provided the indemnified parties by Condor.




Termination and Abandonment

         The Merger Agreement may be terminated at any time prior to the Effective Time: (i) by mutual written consent of Amwest and Condor or (ii) by either Amwest or Condor if the Merger has been enjoined by a court or the Merger shall not have been consummated on or before June 30, 1996 (provided the terminating party's failure to fulfill its obligations under the Merger Agreement is not the reason that the Merger has not been consummated).

         The Merger Agreement may be terminated by Condor if (i) any representation or warranty of Amwest is breached or becomes untrue and cannot be cured by June 30, 1996, (ii) a breach of the Merger Agreement by Amwest which could have a Material Adverse Effect on Amwest or materially adversely affect or delay the consummation of the Merger has not been cured within 20 business days after notice by Condor, (iii) Condor enters into a definitive agreement to be acquired by a third party and pays the Termination Fee or (iv) the Merger Agreement is not approved by the requisite vote at the Amwest Special Meeting. The Merger Agreement may be terminated by Amwest if (i) any representation or warranty of Condor is breached or becomes untrue and cannot be cured by June 30, 1996, (ii) a breach of the Agreement by Condor which could have a Material
Adverse Effect on Condor or materially adversely affect or delay the consummation of the Merger has not been cured within 20 business days after notice by Amwest, (iii) Condor engages in negotiations which continue for more than 20 days with a third party seeking to acquire Condor, (iv) the Condor Board of Directors has withdrawn, modified or changed its recommendation of the Merger, has recommended an acquisition by a third party or has failed to call, give notice of, convene or hold a stockholders meeting to approve the Merger,
(v) the Merger is not approved by the requisite vote at the Amwest Special Meeting or (vi) the Merger is not approved by the requisite vote at the Condor Special Meeting.


         Condor will be required to pay Amwest a fee of $700,000 (the "Termination Fee") in the event that Condor terminates the Merger Agreement in order to accept a Superior Proposal. Condor will also be required to pay the termination fee if the Merger Agreement is terminated by Amwest (i) for breach of any of Condor's representations, warranties or covenants or because Condor engages in negotiations which continue for more than 20 business days with a third party seeking to acquire Condor and, within 12 months of such termination, Condor enters into an agreement for, or consummates, an acquisition with a third party under certain circumstances, or (ii) because the Condor Board of Directors has withdrawn, modified or changed its recommendation of the Merger, has recommended an acquisition with a third party or has failed to call, give notice of, convene or hold a stockholders meeting to approve the Merger or because the Merger is not approved by the requisite vote of the Condor Stockholders at the Condor Special Meeting.


         If the Merger Agreement is terminated by Amwest under conditions requiring the payment of the termination fee or because of a breach by Condor of its representations, warranties or covenants, as described above, Amwest will also be entitled to be reimbursed by Condor for its reasonable expenses incurred in connection with the Merger. If the Merger Agreement is terminated by Condor because of a breach by Amwest of its representations, warranties or covenants, as described above, or because the Merger is not approved by the requisite vote at the Amwest Special Meeting, Condor will be entitled to be reimbursed by Amwest for its reasonable expenses incurred in connection with the Merger. In all other cases, Amwest and Condor will each bear their own expenses.



Amendment; Waiver

         The Merger Agreement provides that it may be amended, modified or supplemented only by written agreement of the parties thereto, at any time prior to the Effective Time except that after approvals by the stockholders of Condor and Amwest, the amount or form of consideration to be received by Condor Stockholders may not be decreased or altered without the approval of such stockholders.

         Any failure of Amwest, on the one hand, or Condor on the other hand, to comply with any obligation, covenant, agreement or condition in the Merger Agreement may be waived in writing by Amwest or Condor, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever the Merger Agreement requires or permits consent by or on behalf of Amwest or Condor, such consent shall be given in writing.

                            CERTAIN OTHER AGREEMENTS

         In connection with the Merger Agreement, Amwest has entered or will enter into certain agreements with various persons. Amwest, the Main Family Trust and Mr. Main have entered into a Stockholder Agreement pursuant to which the Main Family Trust (which holds shares of Condor Common Stock for the benefit of Mr. Main and his family) and Mr. Main have (i) agreed not to sell or otherwise transfer any shares of Condor Common Stock prior to the Effective Time or the termination of the Merger Agreement, (ii) agreed to vote all shares of Condor Common Stock which they hold in favor of the Merger and against any proposal in opposition to or competition with the Merger, and (iii) granted an option to Amwest to purchase 825,000 shares of Condor Common Stock for a price equivalent to the Merger Consideration exercisable at any time during the period commencing with the termination of the Merger Agreement.

         The directors and officers of Condor have executed and delivered to Amwest an Affiliates Letter and Certificate of Continuity of Interest in which they have made certain representations about their intentions to hold the shares of Amwest Common stock to be received in the Merger and agreed to certain restrictions on resales of such shares. The representations and restrictions of resales are intended to preserve the characterization of the Merger for federal income tax purposes as a reorganization, to comply with the requirements for pooling-of-interest accounting treatment and to comply with restrictions on resales of securities imposed by federal securities laws.

         At the Effective Time, Amwest, the Main Family Trust and Mr. Main will enter into an agreement pursuant to which Mr. Main will be elected a director of Amwest as long as he remains a member of the management executive committee of Amwest. The agreement will also include certain provisions which become effective only in the event that the Merger does not qualify for pooling-of
-interest accounting treatment, including agreements not to sell any Amwest Common Stock received in the Merger for two years and to grant a right of first refusal to Amwest to purchase any shares of Amwest Common Stock received in the Merger. Amwest, the Main Family Trust and Mr. Main will also enter into a Registration Rights Agreement pursuant to which Amwest will agree to register shares of Amwest Common Stock received by the Main Family Trust in the Merger for resale under the Securities Act of 1933.

         At the Effective Time, Amwest and Mr. Main will also enter into an Employment Agreement pursuant to which Mr. Main will be employed for four years as Executive Vice President of Amwest and President of Condor Insurance. Mr. Main will receive a base salary of $253,000, subject to annual review, and will be eligible for bonuses under the Amwest Annual Executive Incentive Plan and entitled to other benefits available to other Amwest officers generally, including an automobile allowance.

                               DISSENTERS' RIGHTS

         Pursuant to Section 262(b) of the Delaware General Corporation Law, Condor stockholders are not entitled to dissenters' or appraisal rights in connection with the Merger, because: (i) shares of Condor Common Stock were, at the Condor Record Date, designated as a NASDAQ National Market security; (ii) Condor stockholders will not be required to accept anything in exchange for their Condor Common Stock other than Amwest Common Stock (i.e., shares of stock of the corporation surviving the Merger) and cash in lieu of fractional shares of such stock; and (iii) the Certificate of Incorporation of Condor does not otherwise provide Condor stockholders with dissenters' or appraisal rights applicable to the Merger. Amwest stockholders are also not entitled to dissenters' or appraisal rights with respect to the Merger.

                      MANAGEMENT OF AMWEST AFTER THE MERGER

Directors and Executive Officers After the Merger

         Pursuant to the Agreement with Guy A. Main and the Main Family Trust, Mr. Main will become a member of the Amwest Board of Directors. Upon the appointment of such persons, the Amwest Board will consist of 11 directors, 10 of whom were directors of Amwest as of the date of the Merger Agreement.

         Set forth below is certain information about each person who is expected to be a member of the Board of Directors or an executive officer of Amwest as of the Effective Time with the information expected to be true on the Effective Time.

                                                               Year
                                                             Became A
                    Name                                     Director     Age

Richard H. Savage.  . . . . . . . . . . . . . . . . . . . .    1970        76
   Chairman of the Board, Co-Chief Executive Officer and
   Director
John E.  Savage.  . . . . . . . . . . . . . . . . . . . . .    1976        43
   Co-Chief Executive Officer, President, Chief Operating
   Officer and Director
Steven R. Kay.  . . . . . . . . . . . . . . . . . . . . . .    1992        42
   Senior Vice President, Chief Financial Officer,
   Treasurer and Director
Arthur F.  Melton.  . . . . . . . . . . . . . . . . . . . .    1986        41
   Senior Vice President and Director
Guy A.  Main *. . . . . . . . . . . . . . . . . . . . . . .    1996        59
   Executive Vice President and Director
Neil F.  Pont.  . . . . . . . . . . . . . . . . . . . . . .    1994        50
   Senior Vice President and Director
Thomas R. Bennett.  . . . . . . . . . . . . . . . . . . . .    1985        68
   Director
Edgar L. Fraser.  . . . . . . . . . . . . . . . . . . . . .    1985        77
   Director
Jonathan K. Layne.  . . . . . . . . . . . . . . . . . . . .    1989        42
   Director
Bruce A. Bunner.  . . . . . . . . . . . . . . . . . . . . .    1995        62
   Director
Charles L.  Schultz.  . . . . . . . . . . . . . . . . . . .    1995        67
   Director
---------------
*    Became a Director of Condor in 1988 (and of its predecessor in 1974).

         Except as set forth below, each of the directors has served in the capacity indicated in the above table for the past five years. Mr. Kay joined Amwest in April 1992. From 1977 he served in various positions with KPMG Peat Marwick and served as an Audit Partner for KPMG Peat Marwick from 1987 until
April 1992. Mr. Pont joined Amwest in November 1991 as a Senior Vice President. During 1991, he served as a retained consultant following his tenure from 1987 until 1991 with Imperial Corporation of America, where he served in various executive management positions, including Executive Vice President Retail Banking, board member of First Imperial Investor Services, an investment broker dealer, and Imperial Insurance Agency. Mr. Bunner retired in 1994 as Chairman of Centre Reinsurance Company of New York. Previously, he served with KPMG Peat Marwick for 22 years. In addition, Mr. Bunner served as California State Insurance Commissioner from 1983 to 1986. Mr. Bunner is also a member of the Board of Directors of Mercury Insurance Group, Inc., a property and casualty insurer specializing in automobile coverages. Mr. Schultz is currently a Director of U.S. Facilities Corporation of Costa Mesa, California. He retired in 1993 as Senior Vice President, Finance and Chief Financial Officer of Farmers Group, Inc. where he had served for 19 years in various capacities. Previously, Mr.Schultz had been with Great American Insurance Company in senior management positions from 1950 to 1974.

         Mr. Fraser, who was on the Board of Directors of both Amwest and Condor, resigned from the Condor Board effective November 13, 1995 in light of discussions between the two companies.

         Additional information about directors as of December 31, 1994 is contained in Amwest's and Condor's Proxy Statements for their respective 1995 Annual Meetings of Stockholders, relevant portions of which are incorporated by reference in this Proxy Statement/Prospectus from Amwest's and Condor's Annual Reports on Form 10-K for the years ended December 31, 1994. See "Incorporation by Reference" and "Available Information."



Security Ownership of Management

         As of the Amwest Record Date directors and executive officers of Amwest and their affiliates were beneficial owners of approximately ___% of the outstanding shares of Amwest Common Stock. As of the Condor Record Date, directors and executive officers of Condor and their affiliates were beneficial owners of approximately ___ % of the outstanding shares of Condor Common Stock.



Post-Merger Dividend Policy


         It is the current intention of the Board of Directors of Amwest to declare dividends on the Amwest Common Stock following the Merger initially in the amount of $0.11 per quarter or $0.44 per year, in each case per share. Stockholders should note that no such dividends have been declared and that future dividends will be determined solely by Amwest's Board of Directors in light of the earnings and financial condition of Amwest and its subsidiaries and other factors.




Principal Stockholders of Condor


         The following table sets forth certain information as to the ownership of Condor Common Stock on February 7, 1996, by (i) each person who is known to own beneficially more than 5% of the outstanding shares of the Condor Common Stock, (ii) each director of Condor, (iii) certain executive officers and (iv) all executive officers and directors as a group.


                                           Number of Shares         Percentage
                  Name                  Beneficially Owned (1)      Ownership


         Guy A. Main                            988,510 (2)            50.3%
         William A. Clary                        26,100 (3)             1.3%
         Robert W. Kleinschmidt                  62,200 (4)             3.2%
         William J. Van Beurden                 114,017 (5)             5.8%
         Zondra L. Hendrix                       37,272 (6)             1.9%
         All executive  officers and
           directors as a group (5 persons)   1,288,099 (7)            63.7%
         Other Principal Stockholders:
         Amwest Insurance Group, Inc.            97,350                5.03%

         (1)      Unless  otherwise   indicated,   each  executive  officer  and
                  director has sole voting and investment power with respect to the shares listed.

         (2) Includes (a) 13,200 shares of Condor Common Stock that may be acquired by Mr. Main upon exercise of outstanding stock options, (b) 18,000 shares of Condor Common Stock held by the Condor Services, Inc. Profit Sharing Plan, of which Mr. Main is co-trustee with Ms. Hendrix, as to which Mr. Main shares voting and investment power and as to which he disclaims beneficial ownership, and (c) 957,310 shares of Condor Common Stock held by the Main Family Trust, of which Mr. Main and his wife share voting and investment power. The address of Mr. Main is 2361 Rosecrans Avenue, El Segundo, California 90245.

         (3) Includes 18,700 shares of Condor Common Stock that may be acquired by Mr.Clary upon exercise of outstanding stock options.

         (4) Includes 13,200 shares of Condor Common Stock that may be acquired by Mr. Kleinschmidt upon exercise of outstanding stock options.

         (5) Includes (a) 9,900 shares of Condor Common Stock that may be acquired by Mr. Van Beurden upon exercise of outstanding stock options, and (b) 100,000 shares of Condor Common Stock held by Van Beurden Insurance Services, Inc., of which Mr. Van Beurden is the President and a shareholder, as to which Mr. Van Beurden shares voting and investment power and as to which he disclaims beneficial ownership. The address of Mr. Van Beurden is 1600 Draper Street, Kingsburg, California 93631.

         (6) Includes (a) 18,500 shares of Condor Common Stock that may be acquired by Ms. Hendrix upon exercise of outstanding stock options, (b) 792 shares of Common Stock held by her husband, as to which Ms. Hendrix disclaims beneficial ownership, and
                  (c) 18,000 shares of Condor Common Stock held by the Condor Services, Inc. Profit Sharing Plan, of which Ms. Hendrix is co-trustee with Mr. Main, as to which Ms. Hendrix shares voting and investment power.


         (7) Includes 73,500 shares of Condor Common Stock that may be acquired upon exercise of outstanding stock options.




Principal Stockholders of Amwest


         The following table sets forth certain information as to the ownership of Amwest Common Stock on February 7, 1996, by (i) each person who is known to own beneficially more than 5% of the outstanding shares of the Amwest Common Stock, (ii) each director of Amwest, (iii) certain executive officers and (iv) all executive officers and directors as a group.


                                            Number of Shares         Percentage
                        Name             Beneficially Owned (1)   Ownership (15)
                        ----            ----------------------    --------------
      Directors:

           Richard H. Savage                  823,115 (2)(3)(4)         34.76%
           John E. Savage                     158,941       (5)          6.55%
           Steven R. Kay                       25,075       (6)          1.05%
           Arthur F. Melton                    39,225       (7)          1.64%
           Neil F. Pont                        14,505       (8)          (16)
           Thomas R. Bennett                   11,550       (9)          (16)
           Bruce A. Bunner                          0                    (16)
           Edgar L. Fraser                      7,830      (10)          (16)
           Jonathan K. Layne                    7,600      (11)          (16)
           Charles L. Schultz                       0                    (16)
           All executive officers and
           directors as a group(10 persons) 1,087,841                   43.31%


      Other Principal Stockholders:
           Savage Family Trust                126,274    (3)(4)          5.33%
           Savage Diversified, Inc.           696,841       (4)         29.43%
           Dimensional Fund Advisors Inc.     154,200      (12)          6.51%
           Markel Corporation                 178,300      (13)          7.53%
           Heartland Advisors, Inc.           244,900      (14)         10.34%


         (1) Based on information furnished by the persons named. The persons in the table have sole voting and investment power with respect to all shares of Amwest Common Stock shown as beneficially owned by them, except as otherwise stated.


         (2) Of the shares beneficially owned by Richard H. Savage: (1) 126,274 shares represent shares owned by the Savage Family Trust for which Mr. Savage serves as Trustee; and (2) 696,841 shares represent shares owned by Savage Diversified, Inc. a California corporation, all the voting stock of which is owned by the Savage Family Trust. Mr. Savage, as Trustee, has sole voting power over shares owned by such trust.


         (3) The Savage Family Trust owns 126,274 shares of Amwest Common Stock. Richard H. Savage is the Trustee of the Savage Family Trust, and as such, exercises sole voting and investment power with respect to shares owned by the Trust. These shares are included in the number of shares beneficially owned by Richard
                  H. Savage as set forth in Note 2. The address of the Savage Family Trust is 6320 Canoga Avenue, Suite 300, Woodland Hills, California 91367.


         (4) Of the shares beneficially owned by Richard H. Savage, 696,841 shares are owned by Savage Diversified, Inc., a California corporation, all the voting stock of which is owned by the Savage Family Trust. Richard H. Savage, as Trustee, has sole voting power over shares owned by such trust. These shares are included in the number of shares beneficially owned by Richard
                  H. Savage as set forth in Note 2. The address of Savage Diversified, Inc. is 6320 Canoga Avenue, Suite 300, Woodland Hills, California 91367.


         (5) John E. Savage serves as Trustee of the following Trusts: (1) Savage Family Stock Trust FBO Sandra Lee Savage which owns 19,478 shares of Common Stock; (2) Savage Family Stock Trust FBO Lorraine Ann Savage which owns 19,478 shares of Common Stock; and (3) Savage Family Stock Trust FBO Geraldine K. Thuresson which owns 19,479 shares of Common Stock. Mr. Savage owns 40,606 shares of Common Stock. In addition, 59,900 shares shown as beneficially owned by Mr. Savage represent shares which may be acquired by Mr. Savage upon exercise of outstanding stock options.

         (6) Of the shares beneficially owned by Steven R. Kay: (1) 3,500 shares represent shares that are directly owned by Mr. Kay;
                  (2) 500 shares represent shares that are indirectly held through his wife; (3) 200 shares represent shares that are indirectly held through his son; and (4) 20,875 shares represent shares which may be acquired by Mr. Kay upon exercise of outstanding stock options.

         (7) Of the shares beneficially owned by Arthur F. Melton: (1) 9,050 shares represent shares that are jointly owned by Mr. Melton and his wife; (2) 1,350 shares represent shares that are directly owned by Mr. Melton; and (3) 28,825 shares represent shares which may be acquired by Mr. Melton upon exercise of outstanding stock options.

         (8) Of the shares beneficially owned by Neil F. Pont: (1) 3,005 shares represent shares that are directly owned by Mr. Pont; and (2)11,500 shares represent which may be acquired by Mr. Pont upon exercise of outstanding stock options.

         (9) Of the shares beneficially owned by Thomas R. Bennett: (1) 1,200 shares represent shares that are directly owned by Mr. Bennett; (2) 2,550 shares represent shares that are jointl owned by Mr. Bennett and his wife; (3) 300 shares represent shares that are indirectly held through his wife; and (4) 7,500 shares represent shares which may be acquired by Mr. Bennett upon exercise of outstanding stock options.

         (10) Of the shares beneficially owned by Edgar L. Fraser: (1) 330 shares represent shares that are directly owned by Mr. Fraser; and (2) 7,500 shares represent shares which may be acquired by Mr. Fraser upon exercise of outstanding stock options.

         (11) Of the shares beneficially owned by Jonathan K. Layne: (1) 100 shares represent shares that are directly owned by Mr. Layne; and (2) 7,500 shares represent shares which may be acquired by Mr. Layne upon exercise of outstanding stock options.

         (12) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 154,200 shares of Amwest Insurance Group, Inc., all of which shares are held in portfolios of DFA Investments Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

         (13) Reflects the beneficial ownership of Markel Corporation ("Markel"), as set forth in Markel's filing with Amwest of a
                  Schedule 13G dated February 1, 1994. The filing states that Markel has sole voting power over 148,500 shares, sole dispositive power over 148,500 shares and shared dispositive power over 29,800 shares. The address of Markel is 4551 Cox Road, Glen Allen, Virginia 23060.

          (14) Heartland Advisors, Inc. ("Heartland Advisors"), a registered investment advisor, is deemed to have beneficial ownership of 244,900 shares of Amwest Common Stock pursuant to a filing on
                  Schedule 13G dated August 9, 1995. The filing states that Heartland Advisors has sole voting power over 20,300 shares and sole dispositive power over 244,900 shares. Of these total shares beneficially owned by Heartland Advisors, 200,000 shares may be deemed beneficially owned by Heartland Group, Inc. ("Heartland Group"), a registered investment company. The Heartland Group has sole voting power over all 200,000 shares. The address of Heartland Advisors is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.


         (15) Based on 2,367,964 shares of Amwest Common Stock outstanding as of February 7, 1996.

         (16)     Less than 1% of the shares of Amwest Common Stock outstanding.



Principal Stockholders of Amwest - Pro Forma


         The following table sets forth certain information as to the ownership of Amwest Common Stock on February 7, 1996, by (i) each person who is known to own beneficially more than 5% of the outstanding shares of the Amwest Common Stock, (ii) each director of Amwest, (iii) certain executive officers and (iv) all executive officers and directors as a group.


                                         Number of Shares          Percentage
                       Name           Beneficially Owned (1)(2)   Ownership (6)

     Directors:

          Richard H. Savage                 823,115                  25.04%
          John E. Savage                    158,941                   4.75%
          Steven R. Kay                      25,850 (3)                (7)
          Guy A. Main                       495,155 (4)              15.03%
          Arthur F. Melton                   39,225                   1.18%
          Neil F. Pont                       14,505                    (7)
          Thomas R. Bennett                  11,550                    (7)
          Bruce A. Bunner                         0                    (7)
          Edgar L. Fraser                    18,170 (5)                (7)
          Jonathan K. Layne                   7,600                    (7)
          Charles L. Schultz                      0                    (7)
          All executive officers and
          directors as a  group
          (11 persons)                    1,594,111                  46.26%
     Other Principal Stockholders:

          Savage Family Trust               126,274                   3.84%
          Savage Diversified, Inc.          696,841                  21.20%
          Dimensional Fund Advisors Inc.    154,200                   4.69%
          Markel Corporation                178,300                   5.42%
          Heartland Advisors, Inc.          244,900                   7.45%

         (1) Unless otherwise noted below, the footnotes provided under "Principal Stockholders of Amwest" are applicable to the table above.

         (2) Based on information furnished by the persons named. The persons in the table have sole voting and investment power with respect to all shares of Amwest Common Stock shown as beneficially owned by them, except as otherwise stated.

         (3) Of the shares beneficially owned by Steven R. Kay: (1) 4,275 shares represent shares that are directly owned by Mr. Kay;
                  (2) 500 shares represent shares that are indirectly held through his wife; (3) 200 shares represent shares that are indirectly held through his son; and (4) 20,875 shares represent shares which may be acquired by Mr. Kay upon exercise of outstanding stock options.

         (4) Includes (a) 6,600 shares of Amwest Common Stock that may be acquired by Mr. Main upon exercise of outstanding stock options, (b) 9,000 shares of Amwest Common Stock held by the Condor Services, Inc. Profit Sharing Plan, of which Mr. Main is co-trustee with Zondra Hendrix, as to which Mr. Main shares voting and investment power and as to which he disclaims beneficial ownership, and (c) 479,555 shares of Amwest Common Stock held by the Main Family Trust, of which Mr. Main and his wife share voting and investment power. The address of Mr. Main is 2361 Rosecrans Avenue, El Segundo, California 90245.

         (5) Of the shares beneficially owned by Edgar L. Fraser: (1) 1,870 shares represent shares that are directly owned by Mr. Fraser; and (2) 16,300 shares represent shares which may be acquired by Mr. Fraser upon exercise of outstanding stock options.

         (6) Based on 3,286,942 shares of Amwest Common Stock outstanding as of February 7, 1996.

         (7)      Less than 1% of the shares of Amwest Common Stock outstanding.

                   COMPARATIVE PER SHARE PRICES AND DIVIDENDS

         Amwest Common Stock is listed on the AMEX. Condor Common Stock is quoted on the NASDAQ. The following table sets forth the high and low sales prices per share of the Amwest Common Stock and Condor Common Stock as reported on the AMEX Composite Tape and NASDAQ NMS, respectively and the dividends paid on such Amwest Common Stock and Condor Common Stock, for the below quarterly periods, which correspond to the companies' respective quarterly fiscal periods for financial reporting purposes.



                                     Amwest Common Stock                     Condor Common Stock
Period                           High        Low      Dividend          High        Low       Dividend
------                           ----        ---      --------          ----        ---       --------
1993
       First Quarter            $11 1/2      $9 3/8      $.07            $9 1/2     $4 3/4       $.00
       Second Quarter            11 3/8       9 3/4       .07             7 3/4      5 5/8        .00
       Third Quarter             11 1/8       9 3/4       .07             7 1/8      4 1/2        .00
       Fourth Quarter            13 1/4      10 3/8       .07             6          4 5/8        .00

1994
       First Quarter            $14 1/2     $12          $.09            $3 1/8     $2 1/4       $.00
       Second Quarter            14 1/4      12 1/2       .09             4 7/8      2 1/2        .00
       Third Quarter             13 7/8      12 1/8       .09             5 5/8      4 3/8        .00
       Fourth Quarter            12 3/8      11 1/8       .09             7          4 1/2        .00

1995
       First Quarter            $15 1/4     $11 3/4      $.10            $6 1/4     $2 1/4       $.00

       Second Quarter            15          14 1/8       .10             5 3/4      4 1/8        .00
       Third Quarter             15 1/8      14 1/4       .10             5 1/2      4 1/8        .00
       Fourth Quarter            18 14       14 7/8       .10             7 3/4      3 1/2        .00

1996
       First Quarter (through
         February 12, 1996)       $           $          $                $          $           $


         The following table sets forth the high, low and last sales prices as reported on the AMEX and NASDAQ Composite Tapes of the companies' common shares on November 30, 1995. The public announcement of the Merger Agreement occurred after the close of trading on that date and before trading commenced on December 1, 1995.

                                                           Condor
                         Amwest           Condor        Equivalent(a)

             High       $17 5/8 (b)        $3 1/2           $8 3/4
             Low         17 1/2 (b)         3 1/2            8 3/4
             Last        17 5/8 (b)         3 1/2            8 3/4

         On February 12, 1996, the last day before the printing of this Proxy Statement/Prospectus the last sales prices of Amwest Common Stock and Condor Common Stock as reported on the AMEX and NASDAQ NMS, were as follows:.

                                                                Condor
                              Amwest           Condor        Equivalent(a)
               High             $                $                $
               Low
               Last



(a) The Condor equivalent market value is computed by multiplying the high, low and last sales price per share of Amwest Common Stock by the Conversion Number, assuming the Conversion Number is 0.5.

(b) There were no trades for Amwest Common Stock on the AMEX on November 30, 1995. Therefore, the sales prices as reported on the AMEX on November 29, 1995 are shown.

                                 CAPITALIZATION

         The following table sets forth the capitalization of Amwest and Condor as of September 30, 1995, and as adjusted to give effect to the Merger and related transactions. See "The Merger Agreement--Terms of the Merger."


                                                                                    "As of September 30, 1995"
                                                                                         (In thousands)
                                                             -----------------------------------------------------------------
                                                                       Historical                          Pro Forma (a)
                                                             ------------------------------        ---------------------------
                                                                 Amwest            Condor           Adjustments       Combined

Bank indebtedness                                             $   12,500                0                   0      $   12,500
                                                             -----------           ------                ----       ---------
                                       Stockholders' equity

 Preferred stock, $.01 par value; Amwest- authorized:
    1,000,000 shares, issued and outstanding: none;
    Condor- authorized: 200,000 shares, issued and
    outstanding: none                                                  0                0                   0               0

 Common stock, $.01 par value; Amwest- authorized:
   10,000,000 shares, issued and outstanding: 2,367,964;
   Condor- authorized: 3,800,000 shares, issued and
   outstanding: 1,935,306                                             24               19                 (10)             33

  Additional paid-in capital                                       9,358            7,810                  10          17,178

  Net unrealized appreciation of investments carried
   at market, net of income taxes                                  1,554              307                (164)          1,697

  Retained earnings                                               31,066            3,991                (654)         34,403
                                                             -----------           ------                ----       ---------

    Total stockholders' equity                                    42,002           12,127                (818)         53,311
                                                             -----------           ------                ----       ---------

      Total capitalization                                   $    54,502           12,127                (818)      $  65,811
                                                             ===========           ======                ====       =========


(a) The pro forma adjustments and resulting combined amounts reflect actions to be taken at the Effective Time of the Merger to (i) cancel all Condor Common Stock issued but held in Treasury, (ii) retire all Condor Common Stock indirectly owned by Amwest, and (iii) convert all other issued and outstanding shares of Condor Common Stock into 0.5 of a share of Amwest Common Stock. In addition, as of the Effective Time, all rights with respect to shares issuable pursuant to Condor employee stock option awards shall immediately convert to equivalent rights with respect to Amwest shares, utilizing the Conversion Number.

(b) For this table, the approximate number of shares of Amwest Common Stock assumed exchanged in the Merger was based upon 1,837,956 Condor shares issued and outstanding as of November 30, 1995, as adjusted by the Conversion Number. Shares potentially issuable pursuant to Amwest's or Condor's stock option plans are excluded .

(c) Additional paid in capital is adjusted for the effects of the conversion of all issued and outstanding shares of Condor Common Stock into 0.5 of a share of Amwest Common Stock.

(d) Net unrealized appreciation of investments carried at market, net of income taxes is adjusted for the net unrealized gain of $164,000 associated with the equity investment of 97,350 shares of Condor Common Stock owned by Amwest Surety Insurance Company, a wholly-owned subsidiary of Amwest.

(e) The net decrease in retained earnings is attributed to the pro forma adjustments made to retire the 97,350 shares of Condor Common Stock owned by a wholly-owned subsidiary of Amwest, the increased dividend accrual associated with the assumed issuance of approximately 919,000 shares and the $396,000 after-tax effect for the estimate for transaction costs associated with the Merger.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma combined financial statements give effect to the Merger of Amwest Insurance Group, Inc. ("Amwest") and Condor Services, Inc. ("Condor") under the "pooling of interests" method of accounting. These pro forma financial statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the Merger occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

         A pro forma combined balance sheet is provided as of September 30, 1995, giving effect to the Merger as though it had been consummated on that date. Pro forma combined income statements are provided for the nine-month periods ended September 30, 1995 and 1994, and the years ended December 31, 1994, 1993 and 1992, giving effect to the Merger as though it had occurred at the beginning of the earliest period presented.

         The historical statements of income for annual periods are derived from the historical consolidated financial statements of Amwest and Condor, and should be read in conjunction with the companies' separate 1994 Annual Reports on Form 10-K. The historical financial statements as of or for the nine months ended September 30, 1995 and 1994 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinions of Amwest's and Condor's respective managements, include all adjustments necessary for a fair presentation of financial information for such interim periods.

                   Unaudited Pro Forma Combined Balance Sheet
                            As of September 30, 1995
                                 (In thousands)

                                                                         Historical                          Pro Forma
                                                                 --------------------------        -------------------------
                                                                   Amwest           Condor         Adjustments      Combined
                          ASSETS
Investments:
  Fixed maturities, held to maturity, at amortized cost          $  15,473                                         $  15,473
  Fixed maturities, available for sale, at market value             82,165           21,879                          104,044
  Equity securities, available for sale, at market value             7,439            3,555            (414)          10,580
  Equity securities, trading, at market value                                           473                              473
  Other invested assets                                                333                                               333
  Short-term investments                                             1,059              217                            1,276
                                                                ----------           ------            ----        ---------
    Total investments                                              106,469           26,124            (414)         132,179
Cash and cash equivalents                                            5,028               85                            5,113
Accrued investment income                                            1,267              332                            1,599
Agents balances and premiums receivable                              9,311            1,161                           10,472
Reinsurance recoverable:
  Paid loss and loss adjustment expenses                             1,078              205                            1,283
  Unpaid loss and loss adjustment expenses                             768            5,768                            6,536
Ceded unearned premiums                                              2,959                                             2,959
Deferred policy acquisition costs                                   14,393              296                           14,689
Furniture, equipment and improvements, net                           2,324              855                            3,179
Current Federal income taxes                                           668              145                              813
Deferred Federal income taxes                                                         1,229                            1,229
Other assets                                                         6,496              923                            7,419
                                                                ----------           ------            ----        ---------
    Total assets                                                $  150,761           37,123            (414)       $ 187,470
                                                                ==========           ======            ====        =========

                   LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Unpaid losses and loss adjustment expenses                    $   10,207           20,814                        $  31,021
  Unearned premiums                                                 34,431            1,188                           35,619
  Funds held as collateral                                          41,435                                            41,435
  Commissions payable                                                                   280                              280
  Reinsurance funds held                                                                106                              106
  Amounts due to reinsurers                                            345            1,793                            2,138
  Bank indebtedness                                                 12,500                                            12,500
  Current Federal income taxes                                                                                             0
  Deferred Federal income taxes                                      4,010                             (288)           3,722
  Deferred tax liability on holding gains on fixed
    maturities and equity securities                                                    158                              158
  Other liabilities                                                  5,831              657             692            7,180
                                                                ----------           ------            ----        ---------
    Total liabilities                                              108,759           24,996             404          134,159

Stockholders' equity:
  Preferred stock, $.01 par value
  Common stock, $.01 par value                                          24               19             (10)              33
  Additional paid-in capital                                         9,358            7,810              10           17,178
  Net unrealized appreciation (depreciation) of
    investments carried at market, net of income taxes               1,554              307            (164)           1,697
  Retained earnings                                                 31,066            3,991            (654)          34,403
                                                                ----------           ------            ----        ---------
    Total stockholders equity                                       42,002           12,127            (818)          53,311
                                                                ----------           ------            ----        ---------
      Total liabilities and stockholders'equity                 $  150,761           37,123            (414)       $ 187,470
                                                                ==========           ======            ====        =========

       See accompanying notes to pro forma combined financial statements.

                Unaudited Pro Forma Combined Statement of Income
                  For the nine months ended September 30, 1995
                     (In thousands, except per share data)

                                                                          Historical                       Pro Forma
                                                                  --------------------------      ----------------------------
                                                                    Amwest           Condor        Adjustments       Combined

Underwriting revenues:

  Net premiums written                                            $ 49,928           13,229                        $  63,157
  Net change in unearned premiums                                      550                                               550
                                                                  --------           ------                        ---------

    Net premiums earned                                             50,478           13,229                           63,707

Underwriting expenses:

  Net losses and loss adjustment expenses                           16,440            9,368                           25,808
  Policy acquisition costs                                          25,302            3,392                           28,694
  General operating costs                                            8,927            2,099                           11,026
                                                                  --------           ------                        ---------

    Total underwriting expenses                                     50,669           14,859                           65,528
                                                                  --------           ------                        ---------

      Underwriting income (loss)                                     (191)          (1,630)                          (1,821)

Net investment income                                                4,787            1,211                            5,998
Net unrealized gains (losses) on trading securities                                      73                               73
Net realized investment gains (losses)                               1,229               14                            1,243
Interest expense                                                     (805)                                             (805)
Collateral interest expense                                        (1,305)                                           (1,305)
Recovery on misappropriation of funds                                                   890                              890
Commissions and fees                                                                    453                              453
Other revenue                                                                           (6)                              (6)
                                                                  --------           ------                        ---------

  Income before provision for income taxes                           3,715            1,005                            4,720

Provision for income taxes                                             778              219                              997
                                                                  --------           ------                        ---------

      Net income from continuing operations                        $ 2,937              786                         $  3,723
                                                                  ========           ======                        =========

Earnings per common share, primary:
  Net income from continuing operations                            $  1.22             0.40                         $   1.12
                                                                  ========           ======                        =========

Weighted average number of
  common shares outstanding                                          2,402            1,967                            3,337
                                                                  ========           ======                        =========

Earnings per common share, assuming full dilution:
  Net income from continuing operations                            $  1.22             0.40                         $   1.11
                                                                  ========           ======                        =========

Weighted average number of
  common shares outstanding                                          2,405            1,967                            3,340
                                                                  ========           ======                        =========


       See accompanying notes to pro forma combined financial statements.

                Unaudited Pro Forma Combined Statement of Income
                  For the nine months ended September 30, 1994
                     (In thousands, except per share data)

                                                                            Historical                        Pro Forma
                                                                    -------------------------         --------------------------
                                                                       Amwest          Condor         Adjustments       Combined

Underwriting revenues:

  Net premiums written                                              $   51,507         15,865                       $   67,372
  Net change in unearned premiums                                       (7,433)                                         (7,433)
                                                                    ----------         ------                       ----------

    Net premiums earned                                                 44,074         15,865                           59,939

Underwriting expenses:

  Net losses and loss adjustment expenses                               11,023         12,471                           23,494
  Policy acquisition costs                                              23,120          3,859                           26,979
  General operating costs                                                9,452          2,188                           11,640
                                                                    ----------         ------                       ----------

    Total underwriting expenses                                         43,595         18,518                           62,113
                                                                    ----------         ------                       ----------

      Underwriting income (loss)                                           479         (2,653)                          (2,174)

Net investment income                                                    4,104          1,208                            5,312
Net unrealized gains (losses) on trading securities                                       (30)                             (30)
Net realized investment gains (losses)                                    (214)           366                              152
Interest expense                                                          (597)                                           (597)
Collateral interest expense                                             (1,507)                                         (1,507)
Commissions and fees                                                                      772                              772
Other revenue                                                                              31                               31
                                                                    ----------         ------                       ----------

  Income before provision for income taxes                               2,265           (306)                           1,959

Provision for income taxes                                                 431           (285)                             146
                                                                    ----------         ------                       ----------

      Net income from continuing operations                          $   1,834            (21)                        $  1,813
                                                                    ==========         ======                       ==========

Earnings per common share, primary:
  Net income from continuing operations                              $    0.76          (0.01)                        $   0.54
                                                                    ==========         ======                       ==========

Weighted average number of
  common shares outstanding                                              2,411          1,983                            3,354
                                                                    ==========         ======                       ==========

Earnings per common share, assuming full dilution:
  Net income from continuing operations                              $    0.76          (0.01)                        $   0.54
                                                                    ==========         ======                       ==========

Weighted average number of
  common shares outstanding                                              2,411          1,983                            3,354
                                                                    ==========         ======                       ==========


       See accompanying notes to pro forma combined financial statements.

                Unaudited Pro Forma Combined Statement of Income
                      For the year ended December 31, 1994
                     (In thousands, except per share data)

                                                                           Historical                          Pro Forma
                                                                     --------------------------      ----------------------------
                                                                      Amwest           Condor        Adjustments         Combined
Underwriting revenues:

  Net premiums written                                                $  66,975          19,460                        $  86,435
  Net change in unearned premiums                                        (5,146)                                          (5,146)
                                                                      ---------          ------                        ---------

    Net premiums earned                                                  61,829          19,460                           81,289

Underwriting expenses:

  Net losses and loss adjustment expenses                                14,095          14,633                           28,728
  Policy acquisition costs                                               31,755           4,709                           36,464
  General operating costs                                                12,734           3,034                           15,768
                                                                      ---------          ------                        ---------

    Total underwriting expenses                                          58,584          22,376                           80,960
                                                                      ---------          ------                        ---------

      Underwriting income (loss)                                          3,245          (2,916)                             329

Net investment income                                                     5,737           1,629                            7,366
Net unrealized gains (losses) on trading securities                                         (80)                             (80)
Net realized investment gains (losses)                                     (269)            385                              116
Interest expense                                                           (840)                                            (840)
Collateral interest expense                                              (1,921)                                          (1,921)
Commissions and fees                                                                      1,379                            1,379
Other revenue                                                                                44                               44
                                                                      ---------          ------                        ---------

  Income before income taxes                                              5,952             441                            6,393

Provision for income taxes                                                1,364             (12)                           1,352
                                                                      ---------          ------                        ---------

      Net income from continuing operations                           $   4,588             453                        $   5,041
                                                                      =========          ======                        =========

Earnings per common share, primary:
  Net income from continuing operations                               $    1.91            0.23                        $    1.50
                                                                      =========          ======                        =========

Weighted average number of
  common shares outstanding                                               2,408           1,981                            3,350
                                                                      =========          ======                        =========

Earnings per common share, assuming full dilution:
  Net income from continuing operations                               $    1.91            0.23                        $    1.50
                                                                      =========          ======                        =========

Weighted average number of
  common shares outstanding                                               2,408           1,981                            3,350
                                                                      =========          ======                        =========


       See accompanying notes to pro forma combined financial statements.

                Unaudited Pro Forma Combined Statement of Income
                      For the year ended December 31, 1993
                     (In thousands, except per share data)

                                                                               Historical                      Pro Forma
                                                                        ------------------------       --------------------------
                                                                         Amwest          Condor        Adjustments       Combined
Underwriting revenues:

  Net premiums written                                                 $  54,331          21,995                          $ 76,326
  Net change in unearned premiums                                        (4,241)                                           (4,241)
                                                                       ---------          ------                          --------

    Net premiums earned                                                   50,090          21,995                            72,085

Underwriting expenses:

  Net losses and loss adjustment expenses                                 11,909          16,456                            28,365
  Policy acquisition costs                                                25,077           4,176                            29,253
  General operating costs                                                 11,387           2,838                            14,225
  Loss on broker misappropriation of funds                                                 1,870                             1,870
                                                                       ---------          ------                          --------

    Total underwriting expenses                                           48,373          25,340                            73,713
                                                                       ---------          ------                          --------

      Underwriting income (loss)                                           1,717         (3,345)                           (1,628)

Net investment income                                                      4,989           1,471                             6,460
Net unrealized gains (losses) on trading securities                                          (3)                               (3)
Net realized investment gains (losses)                                     1,810           1,052            (508)            2,354
Interest expense                                                         (1,050)                                           (1,050)
Collateral interest expense                                              (2,027)                                           (2,027)
Commissions and fees                                                                         815                               815
Other revenue                                                                                 27                                27
                                                                       ---------          ------                          --------

  Income before income taxes                                               5,439              17            (508)            4,948

Provision for income taxes                                                 1,398           (224)            (173)            1,001
                                                                       ---------          ------                          --------

      Net income from continuing operations                            $   4,041             241            (335)         $  3,947
                                                                       =========          ======                          ========

Earnings per common share, primary:
  Net income from continuing operations                                $    1.70            0.12                          $   1.20
                                                                       =========          ======                          ========

Weighted average number of
  common shares outstanding                                                2,375           1,978                             3,299
                                                                       =========          ======                          ========

Earnings per common share, assuming full dilution:
  Net income from continuing operations                                $    1.70            0.12                          $   1.20
                                                                       =========          ======                          ========

Weighted average number of
  common shares outstanding                                                2,376           1,978                             3,300
                                                                       =========          ======                          ========

       See accompanying notes to pro forma combined financial statements.

                Unaudited Pro Forma Combined Statement of Income
                      For the year ended December 31, 1992
                     (In thousands, except per share data)

                                                                            Historical                        Pro Forma
                                                                      -------------------------       --------------------------
                                                                       Amwest            Condor       Adjustments       Combined
Underwriting revenues:

  Net premiums written                                                $   46,697          15,289                      $   61,986
  Net change in unearned premiums                                          1,557                                           1,557
                                                                      ----------          ------                      ----------

    Net premiums earned                                                   48,254          15,289                          63,543

Underwriting expenses:

  Net losses and loss adjustment expenses                                 10,955           9,923                          20,878
  Policy acquisition costs                                                25,016           2,889                          27,905
  General operating costs                                                 10,871           3,012                          13,883
                                                                      ----------          ------                      ----------

    Total underwriting expenses                                           46,842          15,824                          62,666
                                                                      ----------          ------                      ----------

      Underwriting income (loss)                                           1,412           (535)                             877

Net investment income                                                      5,607           1,456                           7,063
Net unrealized gains (losses) on trading securities                                                                            0
Net realized investment gains (losses)                                       728             222                             950
Interest expense                                                         (1,359)                                         (1,359)
Collateral interest expense                                              (1,992)                                         (1,992)
Commissions and fees                                                                         585                             585
Other revenue                                                                                198                             198
                                                                      ----------          ------                      ----------

  Income before income taxes                                               4,396           1,926                           6,322

Provision for income taxes                                                   998             299                           1,297
                                                                      ----------          ------                      ----------

      Net income from continuing operations                           $    3,398           1,627                       $   5,025
                                                                      ==========          ======                      ==========

Earnings per common share, primary:
  Net income from continuing operations                               $     1.44            0.82                       $    1.55
                                                                      ==========          ======                      ==========

Weighted average number of
  common shares outstanding                                                2,360           1,976                           3,242
                                                                      ==========          ======                      ==========

Earnings per common share, assuming full dilution:
  Net income from continuing operations                               $     1.44            0.82                       $    1.55
                                                                      ==========          ======                      ==========

Weighted average number of
  common shares outstanding                                                2,361           1,976                           3,243
                                                                      ==========          ======                      ==========

       See accompanying notes to pro forma combined financial statements.

                Unaudited Pro Forma Combined Statement of Income
                      For the year ended December 31, 1991
                     (In thousands, except per share data)

                                                                            Historical                        Pro Forma
                                                                    ----------------------------      ---------------------------
                                                                      Amwest              Condor      Adjustments        Combined
Underwriting revenues:

  Net premiums written                                              $     50,812          14,297                      $     65,109
  Net change in unearned premiums                                        (2,325)                                           (2,325)
                                                                    ------------          ------                      ------------

    Net premiums earned                                                   48,487          14,297                            62,784

Underwriting expenses:

  Net losses and loss adjustment expenses                                  9,871          10,374                            20,245
  Policy acquisition costs                                                26,598           2,493                            29,091
  General operating costs                                                 12,505           3,838                            16,343
                                                                    ------------          ------                      ------------

    Total underwriting expenses                                           48,974          16,705                            65,679
                                                                    ------------          ------                      ------------

      Underwriting income (loss)                                           (487)         (2,408)                           (2,895)

Net investment income                                                      5,096           1,544                             6,640
Net unrealized gains (losses) on trading securities                                                                              0
Net realized investment gains (losses)                                     2,217                                             2,217
Interest expense                                                         (1,357)                                           (1,357)
Collateral interest expense                                              (1,784)                                           (1,784)
Commissions and fees                                                                       1,965                             1,965
Other revenue                                                                                 38                                38
                                                                    ------------          ------                      ------------

  Income before income taxes                                               3,685           1,139                             4,824

Provision for income taxes                                                   192              78                               270
                                                                    ------------          ------                      ------------

      Net income from continuing operations                         $      3,493           1,061                      $      4,554
                                                                    ============          ======                      ============

Earnings per common share, primary:
  Net income from continuing operations                             $       1.42            0.57                      $       1.38
                                                                    ============          ======                      ============

Weighted average number of
  common shares outstanding                                                2,461           1,873                             3,301
                                                                    ============          ======                      ============

Earnings per common share, assuming full dilution:
  Net income from continuing operations                             $       1.42            0.57                      $       1.38
                                                                    ============          ======                      ============

Weighted average number of
  common shares outstanding                                                2,461           1,873                             3,301
                                                                    ============          ======                      ============


       See accompanying notes to pro forma combined financial statements.

                Unaudited Pro Forma Combined Statement of Income
                      For the year ended December 31, 1990
                     (In thousands, except per share data)

                                                                               Historical                       Pro Forma
                                                                      --------------------------       ---------------------------
                                                                        Amwest            Condor       Adjustments        Combined
Underwriting revenues:

  Net premiums written                                              $     48,479          18,266                      $     66,745
  Net change in unearned premiums                                        (1,621)                                           (1,621)
                                                                    ------------          ------                      ------------

    Net premiums earned                                                   46,858          18,266                            65,124

Underwriting expenses:

  Net losses and loss adjustment expenses                                  7,966          17,683                            25,649
  Policy acquisition costs                                                24,421           1,215                            25,636
  General operating costs                                                 11,019           3,739                            14,758
                                                                    ------------          ------                      ------------

    Total underwriting expenses                                           43,406          22,637                            66,043

      Underwriting income (loss)                                           3,452         (4,371)                             (919)

Net investment income                                                      5,135           1,242                             6,377
Net unrealized gains (losses) on trading securities                                                                              0
Net realized investment gains (losses)                                       (8)                                               (8)
Interest expense                                                         (1,335)                                           (1,335)
Collateral interest expense                                              (1,477)                                           (1,477)
Commissions and fees                                                                       2,415                             2,415
Other revenue                                                                                297                               297
                                                                    ------------          ------                      ------------

  Income before income taxes                                               5,767           (417)                             5,350

Provision for income taxes                                                   609            (55)                               554
                                                                    ------------          ------                      ------------

      Net income from continuing operations                         $      5,158           (362)                      $      4,796
                                                                    ============          ======                      ============

Earnings per common share, primary:
  Net income from continuing operations                             $       2.16          (0.17)                      $       1.39
                                                                    ============          ======                      ============

Weighted average number of
  common shares outstanding                                                2,391           2,129                             3,440
                                                                    ============          ======                      ============

Earnings per common share, assuming full dilution:
  Net income from continuing operations                             $       2.16          (0.17)                      $       1.39
                                                                    ============          ======                      ============

Weighted average number of
  common shares outstanding                                                2,391           2,129                             3,440
                                                                    ============          ======                      ============

       See accompanying notes to pro forma combined financial statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.       Basis of Presentation

         The unaudited pro forma combined financial statements are presented for illustrative purposes only, giving effect to the Merger of Amwest Insurance Group, Inc. and Condor Services, Inc. as accounted for by the "pooling of interests" method. In accordance with Commission reporting rules, the pro forma combined statements of income, and the historical statements from which they are derived, present only income from continuing operations and, therefore, do not include discontinued operations, extraordinary items, and the cumulative effects of accounting changes.

         Because the transaction has not been completed and transition plans are currently being developed, transaction costs of the Merger and nonrecurring costs and expenses expected to be incurred in connection with the integration of the companies' business operations can only be estimated at this time. The pro forma combined statements of income excludes investment banking, legal and miscellaneous transaction costs and expenses of the Merger, currently estimated to be $600,000. However, the pro forma combined balance sheet as of September 30, 1995 includes the adjustment, net of related taxes, of $396,000, for the above estimated amount of transaction costs related to the Merger.



2.       Pro Forma Adjustments

Pro Forma Combined Balance Sheet

Equity securities, available for sale, at market value; deferred Federal income taxes

         Amwest Surety Insurance Company, a wholly owned subsidiary of Amwest, currently owns 97,350 shares of Condor which is classified as an equity investment in the historical balances for Amwest. These shares will be retired pursuant to the Merger Agreement. Based on the market value of this investment at September 30, 1995, a decrease of $414,000 is reflected in the pro forma combined balance sheet as of September 30, 1995.

Deferred Federal Income Taxes

         The pro forma balance sheet at September 30, 1995 reflects an adjustment of $288,000 which is attributed to the deferred taxes associated with the gross unrealized gain of $247,000 on the equity investment in Condor (as explained above), or $84,000 coupled with the deferred taxes associated with the $600,000 estimate for transaction costs, or $204,000.

Other Liabilities

         The pro forma balance sheet at September 30, 1995 reflects an adjustment of $692,000 which is attributed to the $600,000 estimate for transaction costs coupled with an increase in the cash dividend accrual associated with the assumed issuance of approximately 919,000 shares as further explained under Stockholder's Equity below. Amwest declared a cash dividend of $.10 per share payable to stockholders of record as of September 30, 1995.

Stockholders' Equity

         Stockholders' equity as of September 30, 1995 has been adjusted to reflect the following:

                  Common Stock, $.01 par value, has been adjusted to reflect the assumed issuance of approximately 919,000 shares of Amwest Insurance Group, Inc. Common Stock, $.01 par value, in exchange for 1,837,956 (net of 14,500 shares held by Condor in treasury) shares of Condor Services, Inc. Common Stock issued and outstanding as of November 30, 1995, utilizing the exchange rate of 0.5 share of Amwest for each share of Condor (and assuming that the 97,350 shares of Condor Common Stock indirectly owned by Amwest will be retired). The number of shares of Amwest Common Stock to be issued at consummation of the Merger will be based upon the actual number of shares of Condor Common Stock outstanding at that time.

                  Paid  in  capital  is   adjusted   for  the  effects  of  the
                  aforementioned issuance of approximately 919,000 shares of Amwest Common Stock having a par value of $.01 per share in exchange for Condor Common Stock.

                  Net unrealized appreciation (depreciation) of investments carried at market, net of income taxes is adjusted for the net unrealized gain of $164,000 associated with the equity investment of 97,350 shares of appreciated Condor Common Stock owned by a wholly-owned subsidiary of Amwest.

                  The net decrease in retained earnings is attributed to the pro forma adjustments made to retire the 97,350 shares of Condor Common Stock owned by a wholly-owned subsidiary of Amwest, the increased dividend accrual associated with the assumed issuance of approximately 919,000 shares and the $396,000 after-tax effect for the estimate for transaction costs associated with the Merger.



Pro Forma Combined Statements of Income

Net realized investment gains

         The pro forma results for net realized investment gains were adjusted for the year ended December 31, 1993 pursuant to sale transactions of Condor Common Stock made by a wholly-owned subsidiary of Amwest. For the year ended December 31, 1993, the investment in Condor Common Stock was reduced from 212,850 shares at January 1, 1993 to 97,350 shares at December 31, 1993 resulting in realized investment gains, net of income taxes of $335,000.

Earnings per common share

         To arrive at pro forma combined net income, adjustments have been made as necessary to reflect such income on both a primary and fully diluted basis. Pro forma weighted average number of common shares outstanding for the nine month periods ended September 30, 1995 and 1994 and for the years ended December 31, 1994, 1993 and 1992 are based upon Amwest's and Condor's combined historical weighted average shares, after adjustment of Condor's historical number of shares by the Conversion Number and excluding any Condor shares held in treasury or owned by Amwest.



3.  Proposition 103

         On December 14, 1995, the Supreme Court of the State of California affirmed the decision of the Second District Court of Appeal overturning Insurance Code Section 1861.135 which exempted the surety insurance industry from major provisions of Proposition 103. Accordingly, the surety insurance industry will no longer be exempted from the rate rollback and prior approval provisions contained in Proposition 103.


         To date, Amwest has not received any calculations from the California Department of Insurance regarding Amwest's Proposition 103 rollback amount. Amwest accrued $2,000,000 during the quarter ended December 31, 1995 representing Amwest's best estimate of its rollback obligations pursuant to Proposition 103, the exact amount of which has not yet been determined. Such estimate was based on a variety of factors, including but not limited to, the profitability of Amwest in California during 1989 (the rollback period), a review of the various regulations promulgated by the Department of Insurance, and a review of rollback obligations of other insurance companies, including a surety company. Pursuant to the provisions of Proposition 103, the rollback amount will be ultimately determined by complex California Department of Insurance formulas but is statutorily limited to a maximum of 20% of California written premiums during 1989, plus accrued interest thereon. In the event that Amwest's rollback obligation were eventually determined to be the statutory maximum, it could approximate $7,500,000 which is $5,500,000 in excess of Amwest's best estimate of its ultimate rollback liability. While the current accrual represents management's best estimate of Amwest's Proposition 103 rollback obligations, no assurances can be given that a final settlement with the California Department of Insurance will not result in a rollback amount which could have a significant adverse impact on Amwest's future earnings, although it is not anticipated that such result would materially adversely impact Amwest's financial position. Until a final settlement is reached with the California Department of Insurance, no assurances can be given as to the ultimate amount of premiums to be refunded to policyholders. The matters discussed in this paragraph are forward looking statements based upon partial information and management assumptions and involve certain risks and uncertainties as described above.

                     DESCRIPTION OF CAPITAL STOCK OF AMWEST

General

         The authorized capital stock of Amwest consists of 10,000,000 shares of Common Stock, par value $.01 per share, of which 2,367,964 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, par value $.01 per share, none of which are issued or outstanding.



Common Stock

         The outstanding shares of Amwest Common Stock are, and the shares to be issued in connection with this offering will be, validly issued, fully paid and nonassessable. Holders of Amwest Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The shares of Amwest Common Stock have cumulative voting rights with respect to the election of directors. Holders of Common Stock do not have any preemptive rights or rights to subscribe for additional securities of Amwest. The Amwest Common Stock is neither redeemable nor convertible into other securities, and there are no sinking fund provisions. Subject to the preferences applicable to any shares of Preferred Stock outstanding at the time, holders of Amwest Common Stock are entitled to dividends if, when and as declared by the Board of Directors from funds legally available therefor and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities and Preferred Stock preferences, if any.

         Each outstanding share of Amwest Common Stock is accompanied by a right to purchase one one-hundredth of a share of Amwest Series A Junior Participating Preferred Stock, $0.01 par value per share. Each Right becomes exercisable on the tenth business day after a person or group (other than Amwest and certain related parties) has acquired or commenced a tender or exchange offer to acquire 20% or more of Amwest's Common Stock, or upon consummation of certain mergers, business combinations or sales of Amwest's assets. If the Rights become exercisable, a holder will be entitled to purchase in certain cases (i) one one-hundredth of a share of Series A Junior Participating Preferred Stock, $.01 par value, at the then current exercise price (initially $50), (ii) shares of common stock, $.01 par value, having a market price equal to two times the then current exercise price, or (iii) in case of a merger, common stock of the acquiring corporation having a market value equal to two times the then current exercise price.

         Amwest is entitled to redeem the Rights at $.01 per Right under certain circumstances. The rights do not have voting or dividend rights, and cannot be traded independently from Amwest's Common Stock until such time as they become exercisable. See "Comparison of Stockholder Rights--Rights Plans."

         The registrar and transfer agent for the Amwest Common Stock is the American Stock Transfer & Trust Company.



Preferred Stock

         There are 1,000,000 shares of Amwest Preferred Stock authorized for issuance. There are currently no Amwest Preferred Stock outstanding.

                        COMPARISON OF STOCKHOLDER RIGHTS

         The following is a summary of material differences between the rights of holders of Condor Common Stock and the rights of holders of Amwest Common Stock. As each of Condor and Amwest is organized under the laws of Delaware, these differences arise from various provisions of the Certificate of Incorporation and By-laws of each of Condor and Amwest and the Amwest Rights Agreement (as defined below).



Stockholder Vote Required for Certain Transactions

         Certain Business Combinations. Condor's Certificate of Incorporation contains provisions for the approval or authorization of any business combination that has not been approved in advance by a majority of the Board of Directors. These provisions require the affirmative vote of the holders of not less than 66 2/3% of the shares of voting stock then outstanding. These provisions are not applicable to the Merger because of action taken by the Condor Board of Directors in connection with approving the Merger Agreement.

         Amwest's Certificate of Incorporation contains similar provisions, however, the affirmative vote of the holders of not less than 75% of the shares of voting stock then outstanding is required.

         Election of Directors for Vacant Positions. Condor's Certificate of Incorporation provides that a Board vacancy resulting from the death, resignation or removal of a director shall be filled by a person designated by the majority of the remaining directors.

         Amwest's Certificate of Incorporation contains similar provisions, however, the person designated may be determined by the majority of the remaining directors or, under certain circumstances, the affirmative vote of the holders of not less than 75% of the shares of voting stock then outstanding.

         Removal of Directors. Condor's Certificate of Incorporation provides that directors may be removed from office with or without cause at any time, but only by the affirmative vote of the holders of a majority of the shares of voting stock then outstanding.

         Amwest's Certificate of Incorporation provides that directors may be removed from office at any time, but only (1) for cause, and (2) by the affirmative vote of the holders of a majority of the voting stock.

         Amendments to Certificate of Incorporation. Condor's Certificate of Incorporation contains provisions for the alteration, amendment, repeal or recission of any provision of the Certificate of Incorporation. These provisions require the approval of a majority of the directors of the corporation then in office and the affirmative vote of the holders of a majority of the voting stock then outstanding. Certain provisions of the Certificate of Incorporation require the approval of the majority of the authorized number of directors and the affirmative vote of the holders of not less than 66 2/3% of the shares of voting stock then outstanding.

         Amwest's Certificate of Incorporation contains similar provisions, however, for certain provisions of the Certificate of Incorporation, the approval of the majority of the authorized number of directors and the affirmative vote of the holders of not less than 75% of the shares of voting stock then outstanding is required.



Special Meetings of Stockholders

         Condor's Certificate of Incorporation provides that a special meeting of stockholders may be called for any purpose or purposes at any time by a majority of the members of the Board of Directors or, under certain circumstances, by the holders of not less than 10% of the shares of voting stock then outstanding.

         Amwest's Certificate of Incorporation provides that a special meeting of stockholders may be called for any purpose or purposes at any time by a majority of the members of the Board of Directors. Amwest stockholders are not permitted to call a special meeting of stockholders or to require that the Board call such a special meeting.



Cumulative Voting

         Condor's Certificate of Incorporation does not include a provision for cumulative voting in the election of members of the Board of directors.

         Amwest's Certificate of Incorporation includes a provision for cumulative voting such that, in any election of directors of the corporation, a holder of any class or series of stock then entitled to vote in such election shall be entitled to as many votes as shall equal (i) the number of votes which he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by (ii) the number of directors to be elected in the election in which his class or series of shares is entitled to vote, and each stockholder may cast all of such votes for a single director or for any two or more of them as he may see fit.



Rights Plans

         On May 10, 1989, the Board of Directors of Amwest adopted a Stockholder Rights Plan and declared a dividend of one Stock Purchase Right (a "Right") for each share of common stock outstanding on May 22, 1989. Each Right becomes exercisable on the tenth business day after a person or group (other than Amwest and certain related parties) has acquired or commenced a tender or exchange offer to acquire 20% or more of Amwest's Common Stock, or upon consummation of certain mergers, business combinations or sales of Amwest's assets. If the Rights become exercisable, a holder will be entitled to purchase in certain cases (i) one one-hundredth of a share of Series A Junior Participating Preferred Stock, $.01 par value, at the then current exercise price (initially $50), (ii) shares of common stock, $.01 par value, having a market price equal to two times the then current exercise price, or (iii) in case of a merger, common stock of the acquiring corporation having a market value equal to two times the then current exercise price.

         Amwest is entitled to redeem the Rights at $.01 per Right under certain circumstances. The rights do not have voting or dividend rights, and cannot be traded independently from Amwest's common stock until such time as they become exercisable.


         The Merger does not trigger the Stockholder Rights Plan because it has been approved by the Board of Directors and to Amwest's knowledge, no stockholder will own more than 20% of Amwest after the Merger, other than previously excepted persons.

                        PROPOSAL TO AMEND AND RATIFY THE
                            AMWEST STOCK OPTION PLAN


         At the Special Meeting of Stockholders, the stockholders of Amwest will be asked to approve an amendment to the Amwest Stock Option Plan as described below.

         At the Effective Time, each outstanding Condor Stock Option, other than those held by non-employee directors of Condor shall be canceled and the holder shall receive an Amwest Stock Option to purchase the same number of shares of Amwest Common Stock as the holder would have been entitled to receive in the Merger had the option been exercised in full immediately prior to the Effective Time. The Amwest Stock Option will be granted at a price per share equal to (i) the per share exercise price for the shares of Condor Common Stock otherwise purchasable pursuant to such Condor Stock Option divided by (ii) 0.5, as appropriately adjusted pursuant to the Merger Agreement. These grants of Non-Incentive Options will require an amendment to the Amwest Stock Option Plan since the Plan currently provides that no options of and kind under the plan (including Non-Incentive Options) may be granted with exercise prices of less than fair market value on the date of grant.

         The Amwest Stock Option Plan provides that no action may be taken to reduce the minimum permissible exercise price without the approval of the stockholders of Amwest. Thus, the stockholders of Amwest will be asked at the Special Meeting, among other things, to approve an amendment to the Amwest Stock Option Plan regarding the permitted exercise price of Non-Incentive Options under the Amwest Stock Option Plan. The entire Amwest Stock Option Plan, including the proposed amendment, is set forth in Annex E to this Proxy Statement.



Description of the Amwest Stock Option Plan

         The Amwest Stock Option Plan provides for the reservation of 476,000 shares of Amwest Common Stock, subject to adjustment for reorganizations, recapitalizations, stock splits or similar events, for issuance upon the exercise of options to be granted under the Amwest Stock Option Plan. Shares of Amwest Common Stock subject to the unexercised portions of any options granted under the Amwest Stock Option Plan which expire, terminate or are canceled may again be subject to options under the Amwest Stock Option Plan. Salaried employees, including directors who are employees, and consultants are currently eligible to receive options under the Amwest Stock Option Plan. Based on current company policy, 20 persons are eligible as of February 7, 1996.

         The Amwest Stock Option Plan was amended by the stockholders of Amwest at the 1987, 1988, 1990 and 1994 Annual Meetings of Stockholders. These amendments brought the Amwest Stock Option Plan into compliance with Rule 16b-3 (promulgated by the Securities and Exchange Commission under the Securities Act of 1934) and increased the number of shares subject to the Amwest Stock Option Plan. See "Proposal to Amend and Ratify Amwest's Stock Option Plan".

         The Amwest Stock Option Plan is administered by a committee (the "Compensation and Stock Option Committee") of directors who are neither employees of nor consultants to Amwest or its subsidiaries, and who are appointed by the Board of Directors of Amwest. The Compensation and Stock Option Committee has the full power to construe the Amwest Stock Option Plan, to determine which persons are eligible to receive options under the Amwest Stock Option Plan, the vesting of such options and which of the eligible persons, if any, shall be granted options under the Amwest Stock Option Plan.

         The Amwest Stock Option Plan provides for options which qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code (the "Code") as well as options which do not so qualify ("Non-Incentive Options") and for the grant of stock appreciation rights ("Stock Appreciation Rights") to be associated with stock options. The Stock Appreciation Rights permit the optionee to elect to receive, in lieu of exercising the related option, an amount equal to the difference between the value of the shares subject to the option and the exercise price of the option. The per share exercise price of Incentive Options under the Amwest Stock Option Plan may not be less than 100% of the fair market value of the underlying Amwest Common Stock on the date of grant of the option (110% of such fair market value with respect to Incentive Options granted to an individual who owns more than 10% of the total combined voting power of all classes of stock of Amwest or any subsidiary corporation). On February 12, 1996, the closing sales price of Amwest's Common Stock as reported on the American Stock Exchange was $ .

         The Amwest Stock Option Plan provides that the aggregate fair market value of the stock with respect to which Incentive Options are exercisable for the first time by each employee during any calendar year (under the Amwest Stock Option Plan or similar plans) shall not exceed $100,000. No Incentive Option granted under the Amwest Stock Option Plan may be exercised more than ten years after its date of grant, except that an Incentive Option granted to an individual owning more than 10% of the total combined voting power of all classes of stock of Amwest or any subsidiary or parent corporation shall expire no later than five (5) years from the date the option was granted. No Non-Incentive Option granted under the Amwest Stock Option Plan may be exercised more than eleven (11) years after its date of grant.



Section 16(b) of the Exchange Act

         The acquisition and disposition of shares of Amwest Common Stock by officers, directors, and more than 10% stockholders of Amwest ("Insiders") pursuant to awards granted to them under the Amwest Stock Option Plan may be subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), under which a purchase of shares of Amwest Common Stock within six months before or after a sale of Amwest Common Stock could result in recovery by Amwest of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Exchange Act upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from
Section 16(b) liability for certain transactions pursuant to employee benefit plans.



Federal Income Tax Treatment

         The following is a brief description of the federal income tax treatment which will generally apply to awards made under the Amwest Stock Option Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of the award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise. Because the following is only a brief summary of the general federal income tax rules, recipients of awards should not rely thereon for individual tax advice, as each taxpayer's situation and the consequences of any particular transaction will vary depending upon the specific facts and circumstances involved. Each taxpayer is advised to consult with his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

         Incentive Options. Pursuant to the Amwest Stock Option Plan, employees may be granted options which are intended to qualify as incentive stock options ("Incentive Options") under the provisions of Section 422 of the Internal Revenue Code (the "Code"). Generally, the optionee is not taxed and Amwest is not entitled to a deduction on the grant or the exercise of an Incentive Option, provided the participant was an employee of Amwest or a subsidiary at all times from the date the option was granted to the date three months (in the case of a disabled employee, one year) before the date of exercise. If the optionee disposes of the acquired stock after the later of (I) one year after the date the stock is transferred to the optionee pursuant to the exercise of the option or (ii) two years after the date of the option grant, the participant will recognize capital gain or loss equal to the difference between the amount realized from such disposition over the option price, and the company will not be entitled to a deduction. However, if the optionee sells the shares acquired upon the exercise of an Incentive Option at any time those one-year or two-year periods, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price of the shares of Amwest Common Stock or the fair market value of the shares of Amwest Common Stock on the date of exercise over the exercise price of such Incentive Option. Any gain recognized by the optionee on the disposition in excess of the amount taxable as ordinary income, or any loss recognized if the shares are sold for less than the exercise price, will be treated as capital gain or loss, long term or short term depending on whether the common stock has been held for more than one year. Amwest will generally be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by such optionee.

         The amount by which the fair market value of the shares of Amwest Common Stock received upon exercise of an Incentive Option exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 28% of the taxpayer's AMTI (26% for AMTI below certain amounts), reduced by certain exemption amounts, exceeds his or her regular income tax liability for the year.

         Non-Incentive Options. The grant of an option or other similar right to acquire stock which does not qualify for treatment as an Incentive Option (a "Non-Incentive Option") is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and Amwest will be entitled to a tax deduction equal to such amount. See "Special Rules for Awards Granted to Insiders," below.

         Special Rules for Awards Granted to Insiders. If an optionee is a director, officer or stockholder subject to Section 16 of the Exchange Act (an "Insider") and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the shares of Amwest Common Stock upon) the earlier of the following two dates: (i) six months after the date of grant or (ii) a disposition of the shares of Amwest Common Stock, unless the Insider makes an election under Section 83(b) of the Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the Amwest Common Stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying shares on the date of exercise. Insiders should consult their tax advisors to determine the tax consequences to them of exercising options granted to them pursuant to the Amwest Stock Option Plan.

         Miscellaneous Tax Issues. Awards may be granted under the Amwest Stock Option Plan which do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, Amwest will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Amwest Stock Option Plan.

         With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of Amwest Common Stock. Interest disallowed under this rule may be carried forward to an deducted in later years, subject to the same limitations.

         A holder's tax basis in Amwest Common Stock acquired pursuant to the Amwest Stock Option Plan generally will equal the amount paid for the Amwest Common Stock plus any amount recognized as ordinary income with respect to such stock. Other than ordinary income recognized with respect to the Amwest Common Stock and included in basis, any subsequent gain or loss upon the disposition of such stock generally will be capital gain or loss (long-term or short-term, depending on the holder's holding period).

         Special rules will apply in cases where a recipient of any award pays the exercise or purchase price of the award or applicable withholding tax obligations under the Amwest Stock Option Plan by delivering previously owned shares of Amwest Common Stock or by reducing the amount of shares otherwise issuable pursuant to the award. The surrender of withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

         The terms of the agreements pursuant to which specific awards are made to optionees under the Amwest Stock Option Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of Amwest. In that event and depending upon the individual circumstances of the optionee, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and Amwest will be denied any deduction with respect to such payment. Optionees should consult their tax advisors as to whether accelerated vesting of an award in connection with a change of ownership or control of Amwest would give rise to an excess parachute payment.


         The Code limits to $1,000,000 per person the amount that Amwest may deduct for compensation paid to any of its most highly compensated officers, including deductions arising from the exercise of options. Thus, there can be no assurances that all amounts treated as compensation to optionees as described above will be deductible by Amwest.

         The Board of Directors of Amwest unanimously recommends a vote FOR approval of the amendment to the Amwest Stock Option Plan as well as a vote FOR the ratification of the entire Amwest Stock Option Plan as set forth in Annex E to this Proxy Statement/Prospectus.

Option Grants

         Shown below is certain information on grants of stock options pursuant to the Amwest Stock Option Plan during the fiscal year 1995. No stock appreciation rights have been granted in connection with options.

                                                 OPTION/SAR GRANTS TABLE

                                          Option/SAR Grants in Last Fiscal Year

                                                                                                         Value at Assumed Annual
                                                                                                           Rates of Stock Price
                                                                                                         Appreciation for Option
                                        Individual Grants                                                        Term (1)

---------------------------------------------------------------------------------------------------    -----------------------------

                                      Number of       % of Total
                                      Securities     Options/SARs      Exercise
                                      Underlying      Granted to        or Base
                                     Options/SARs    Employees in       Price         Expiration
               Name                  Granted (2)     Fiscal Year        ($/Sh)           Date             5% ($)         10% ($)

----------------------------------- --------------- --------------- --------------- ---------------    -------------- --------------


Richard H. Savage                       __--                 --              --              --                 --             --
Chairman of the Board
and Co-Chief Executive Officer

John E. Savage                        10,000  (3)         10.2%          14.250     April 4, 2005           89,617        227,108
Co-Chief Executive Officer,
President and Chief
Operating Officer

Steven R. Kay                          7,500  (3)          7.6%          14.250     April 4, 2005           67,213        170,331
Senior Vice President, Chief          10,000  (4)         10.2%          14.250     April 4, 2000           39,370         86,998
Financial Officer and Treasurer

Arthur F. Melton                       7,500  (3)          7.6%          14.250     April 4, 2005           67,213        170,331
Senior Vice President                 10,000  (4)         10.2%          14.250     April 4, 2000           39,370         86,998

Neil F. Pont                           7,500  (3)          7.6%          14.250     April 4, 2005           67,213        170,331
Senior Vice President                 10,000  (4)         10.2%          14.250     April 4, 2000           39,370         86,998



(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown above (compounded annually) from the date of grant until the end of the five or ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) The Plan is administered by the Compensation and Stock Option Committee of the Board of Directors. The committee determines the eligibility of employees, the number of shares to be granted and the terms of such grants.

(3) Options were granted on April 4, 1995 at fair market value and become exercisable at the rate of 25 percent on the first, second, third and fourth anniversary of the grant date, and have a term of 10 years.

(4) Options were granted on April 4, 1995 at fair market value and become exercisable at the rate of 20 percent on the date of grant and the first, second, third and fourth anniversary of the grant date, and have a term of 5 years.

                                  OTHER MATTERS

         It is not expected that any matters other than those described in this Proxy Statement will be brought before the Condor Special Meeting or the Amwest Special Meeting. If any other matters are presented, however, it is the intention of the persons named in the Condor proxy and Amwest proxy to vote the proxy in accordance with the discretion of the persons named in such proxy.



                                  LEGAL MATTERS


         Certain legal matters with respect to the validity of the securities offered hereby and the Merger, and with respect to the discussion under the heading "The Proposal to Approve and Adopt the Agreement and Plan of Merger--Certain Federal Income Tax Consequences," will be passed upon for Amwest by Gibson, Dunn & Crutcher, 333 South Grand Avenue, Los Angeles, California 90071-3197. Jonathan K. Layne, who is a member of Amwest's Board of Directors, is a partner of Gibson, Dunn & Crutcher. Certain legal matters in connection with the Merger will be passed upon for Condor by Kindel & Anderson LLP, 555 South Flower Street, Los Angeles, California 90071-2498.




                                     EXPERTS

         The consolidated financial statements of Amwest Insurance Group, Inc. and Condor Services, Inc. as of December 31, 1994 and 1993, and for each of the years in the three year period ended December 31, 1994, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick, LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

         The report of KPMG Peat Marwick LLP on the December 31, 1994 financial statements of Condor Services, Inc. contains an explanatory paragraph that states that Condor adopted the provisions of Financial Accounting Standards
Board's Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities" in 1993.

                          AMWEST INSURANCE GROUP, INC.

                                       AND

                              CONDOR SERVICES, INC.



         Annexes to the Joint Proxy Statement/Prospectus

         Annex A -- Merger Agreement

         Annex B -- Stockholder Agreement

         Annex C --Opinion of Jefferies and Company

         Annex D --Opinion of Wedbush Morgan


         Annex E -- Amwest Insurance Group, Inc. Stock Option Plan
                    (as Proposed to be Amended)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 20.        Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.


         As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide: (i) the Registrant is required to indemnify its directors, officers and employees and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, who are or were a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Registrant, and whether civil, criminal, administrative, investigative or otherwise, to the fullest extent permitted by Delaware law; (ii) the Registrant shall pay all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and, in the manner provided by law, any such expenses may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding.); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with any other person for any such expenses to the fullest extent permitted by law; (iv) the Registrant may purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers, employees and agents. The Registrant has also entered into an agreement with its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. These indemnification provisions, and the Indemnification Agreements entered into between the Registrant and its directors and certain of its officers, may be sufficiently broad to permit indemnification of the Registrants' officers and directors for liabilities arising under the Securities Act.


         The Registrant's Stock Plan, as amended, provides for indemnification by the Registrant of any committee member, officer or director administering or interpreting such plan for actions not undertaken in bad faith or fraud.

         Item 21.        Exhibits and Financial Statement Schedules.


  Exhibit
   Number                              Description
    2.1         Agreement  and Plan of Merger  dated as of November  30, 1995 by and between Amwest  Insurance  Group,  Inc. and Condor Services,
                Inc., including Exhibits and Disclosure Schedules  (incorporated hereby by  reference  to  Exhibit 2 to  Amwest's  Form 8-K dated
                November 30, 1995).
    3.1         Restated  Certificate of  Incorporation  of Amwest as amended to date  (incorporated  hereby by reference to Exhibit 3(3)(a) to Amwest's Form 8-B Registration Statement No. 1-9580).
    3.2         Bylaws of Amwest  (incorporated  hereby by  reference to  Exhibit 3.2  of  Registrant's  Annual
                Report on Form 10-K for the year ended December 31, 1990.)
    4.1         Specimen  Common  Stock  Certificate  (incorporated  hereby by  reference  to  Exhibit 3(4)  to
                Amwest's Form 8-B Registration Statement No. 1-9580.)

    5.1 *       Opinion of Gibson, Dunn & Crutcher Regarding Legality of Shares Being Registered.
    8.1 *       Opinion of Gibson, Dunn & Crutcher Regarding Tax Matters.
    10.1        Lease  Agreement  dated  April 1,  1986,  by and  between  Amwest  Insurance  Group,  Inc.  and

                Trillium/Woodland  Hills.  (Incorporated  by reference  to exhibit  10.9 to Amwest's  1986 Form
                10-K.)
    10.2        First  amendment to Lease  Agreement  dated January 30, 1987, by and between  Amwest  Insurance
                Group, Inc. and Trillium/Woodland  Hills.  (Incorporated by reference to 10.13 to Amwest's 1987
                Form 10-K.)
    10.3        Second  amendment to Lease  Agreement  dated June 11,  1987,  by and between  Amwest  Insurance
                Group, Inc. and Trillium/Woodland  Hills.  (Incorporated by reference to 10.14 to Amwest's 1987
                Form 10-K.)
    10.4        Third amendment to Lease  Agreement  dated  September 1, 1988, by and between Amwest  Insurance
                Group, Inc. and Trillium/Woodland  Hills.  (Incorporated by reference to 10.15 to Amwest's 1988
                Form 10-K.)
    10.5        Fourth  amendment to Lease Agreement  dated November 20, 1989, by and between Amwest  Insurance
                Group, Inc. and Trillium/Woodland  Hills.  (Incorporated by reference to 10.15 to Amwest's 1989
                Form 10-K.)
    10.6        Fifth  amendment to Lease  Agreement  dated December 20, 1989, by and between Amwest  Insurance
                Group, Inc. and Trillium/Woodland  Hills.  (Incorporated by reference to 10.16 to Amwest's 1989
                Form 10-K.)
    10.7        Sixth  amendment to Lease  Agreement  dated December 31, 1989, by and between Amwest  Insurance
                Group, Inc. and Trillium/Woodland  Hills.  (Incorporated by reference to 10.17 to Amwest's 1989
                Form 10-K.)
    10.8        Contract  between  Amwest  and  Hewlett-Packard  Company,  dated
                September  16,  1991.  (Incorporated  by  reference  to 10.22 to
                Amwest's 1991 Form 10-K.)
    10.9        Lease  Agreement  dated  June  16,  1992  by and  between  Amwest  Insurance  Group,  Inc.  and
                Hewlett-Packard Company. (Incorporated by reference to 10.18 to Amwest's 1992 Form 10-K.)
    10.10       First Excess of Loss Reinsurance  Contract  effective October 1,
                1992  issued to Amwest  Surety  Insurance  Company  and Far West
                Insurance  Company by a syndicate of  reinsurers  lead by Kemper
                Reinsurance  Company.  (Incorporated  by  reference  to 10.19 to
                Amwest's 1992 Form 10-K.)
    10.11       Investment Management Agreement between Amwest and AAM Advisors,
                Inc., dated August 11, 1992. (Incorporated by reference to 10.21 to Amwest's 1992 Form 10-K.)
    10.12       Contract  between  Amwest and  Scudder,  Stevens & Clark,  Inc., dated  August 13, 1992.  (Incorporated  by reference to 10.22 to
                Amwest's 1992 Form 10-K.)
    10.13       Revolving Credit Agreement dated August 6, 1993 between Amwest Insurance Group,  Inc. and Union
                Bank. (Incorporated by reference to 10.13 to Amwest's 1993 Form 10-K.)
    10.14       First Amendment to the First Excess of Loss  Reinsurance  Contract  effective  October 1, 1993.
                (Incorporated by reference to 10.14 to Amwest's 1993 Form 10-K.)
    10.15       Semiautomatic  Bond Quota Share Reinsurance  Contract  effective
                October 1, 1993  issued to Amwest  Surety  Insurance  Company by
                Kemper Reinsurance Company and Underwriters Reinsurance Company.
                (Incorporated by reference to 10.15 to Amwest's 1993 Form 10-K.)
    10.16       First Excess of Loss Reinsurance  Contract  effective October 1,
                1994  issued to Amwest  Surety  Insurance  Company  and Far West
                Insurance  Company by a syndicate of  reinsurers  lead by Kemper
                Reinsurance  Company.  (Incorporated  by  reference  to 10.16 to
                Amwest's 1994 Form 10-K.)
    10.17       Semiautomatic  Contract Surety Reinsurance  Agreement  effective
                March 1, 1994 issued to Amwest Surety Insurance  Company and Far
                West  Insurance  Company by a syndicate  of  reinsurers  lead by
                Kemper Reinsurance Company.  (Incorporated by reference to 10.17 to Amwest's 1994 Form 10-K.)
    10.18       Stock  Option  Plan of Amwest,  as  amended.  (Incorporated  by  reference  to  Exhibit  4.1 to
                Amwest's Form S-8 Registration Statement No. 33-82178.)
    10.19       Form of Indemnity  Agreement  between  Amwest and  Individual  Directors  and Certain  Officers
                Designated  by Amwest's  Board of  Directors.  (Incorporated  by reference to Exhibit  3(10) to
                Amwest's Form 8-B Registration Statement No. 1-9580.)
    10.20       Form of Senior  Executive  Severance  Agreement  entered into by
                Amwest and certain officers. (Incorporated by reference to 10.20 to Amwest's 1989 Form 10-K.)
    10.21       Rights Agreement dated as of May 10, 1989 executed by Amwest and
                Bankers  Trust  Company of  California,  N.A.,  as rights agent.
                (Incorporated   by   reference   to  Exhibit  10.1  to  Amwest's
                Registration Statement on Form 8-A dated May 11, 1989.)
    10.22       Non-Employee  Director Stock Option Plan of Amwest.  (Incorporated  by reference to Exhibit 4.2 to Amwest's Form S-8 Registration Statement No. 33-82178.)

    10.23       First  Amendment  to  Revolving  Credit  Agreement.  (Incorporated  by  reference  to
                Exhibit 19.1 to the Amwest's  March 31, 1995 Form 10-Q.)
    10.24 *     Lease Agreement dated January 24, 1996, by and between Amwest Insurance  Group,  Inc. and ACD2, a California Corporation.
    10.25 *     Option Agreement dated January 24, 1996, by and between Amwest Insurance Group,  Inc. and ACD2, a California Corporation.

   13.1**       Amwest's 1994 Annual Report on Form 10-K.
   13.2**       Amwest's March 31, 1995 Quarterly Report on Form 10-Q.
   13.3**       Amwest's June 30, 1995 Quarterly Report on Form 10-Q.
   13.4**       Amwest's September 30, 1995 Quarterly Report on Form 10-Q.
   21.1         List of  Subsidiaries  of  Registrant  (incorporated  hereby by reference to  Exhibit 3(22)  to
                Amwest's Form 8-B Registration Statement No. 1-9580.)
   23.1 *       Consent of KPMG Peat Marwick LLP.

   23.2 *       Consent of Gibson,  Dunn & Crutcher  (included as part of the Opinion  submitted as Exhibit 5.1 hereto).
   24.1 **      Power of Attorney (contained on page II-7 of the Registration Statement).
   99.1 *       Proxy Card For Amwest Insurance Group, Inc.



*      Filed herewith.
**     Previously filed.
***    To be filed by amendment.

         Item 22.        Undertakings.

 (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2)      The registrant undertakes that every prospectus:

                  (i) that is filed pursuant to paragraph (1) immediately preceding, or

                  (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this pre-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on the 13th day of February, 1996.



                                            AMWEST INSURANCE GROUP, INC.


                                            By:     /s/ Steven R. Kay

                                                       Steven R. Kay
                                                 Senior Vice President, Chief
                                               Financial Officer and  Treasurer




            Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                           Title                           Date

                           Chairman of the Board and Co-Chief
                              Executive Officer (Principal
/s/RICHARD H. SAVAGE *              Executive Officer)                 2/13/96
Richard H.  Savage

                           President, Chief Operating Officer,
/s/JOHN E. SAVAGE *      Co-Chief Executive Officer and Director       2/13/96
John E. Savage

                           Senior Vice President, Chief Financial
                               Officer, Treasurer and Director
                              (Principal Financial and Principal
/s/STEVEN R. KAY                    Accounting Officer)                2/13/96
Steven R. Kay

/s/ARTHUR F. MELTON *       Senior Vice President and Director         2/13/96
Arthur F.  Melton

/s/NEIL F. PONT *           Senior Vice President and Director         2/13/96
Neil F. Pont

/s/THOMAS R. BENNETT *                Director                         2/13/96
Thomas R. Bennett


/s/BRUCE A. BUNNER *                  Director                         2/13/96
Bruce A. Bunner

/s/EDGAR L. FRASER *                  Director                         2/13/96
Edgar L. Fraser

/s/JONATHAN K. LAYNE *                Director                         2/13/96
Jonathan K. Layne

/s/CHARLES L. SCHULTZ *               Director                         2/13/96
Charles L. Schultz





* By:  /s/STEVEN R. KAY
          Steven R. Kay
         Attorney-in-fact

                                INDEX TO EXHIBITS


  Exhibit                                                                                           Sequential Page
   Number                                         Description                                            Number
   ------                                         -----------                                           -------
    2.1         Agreement  and Plan of Merger  dated as of  November  30,  1995 by and  between
                Amwest Insurance  Group,  Inc. and Condor Services,  Inc.,  including  Exhibits and  Disclosure  Schedules  (incorporated  hereby by  reference to Exhibit 2 to
                Amwest's Form 8-K dated November 30, 1995).
    3.1         Restated   Certificate   of   Incorporation   of  Amwest  as  amended  to  date
                (incorporated  hereby by  reference  to  Exhibit 3(3)(a)  to Amwest's  Form 8-B
                Registration Statement No. 1-9580).
    3.2         Bylaws of Amwest  (incorporated  hereby by  reference to Exhibit
                3.2 of  Registrant's  Annual  Report  on Form  10-K for the year ended December 31, 1990.)
    4.1         Specimen  Common  Stock  Certificate   (incorporated  hereby  by  reference  to
                Exhibit 3(4) to Amwest's Form 8-B Registration Statement No. 1-9580.)

    5.1 *       Opinion  of  Gibson,  Dunn  &  Crutcher  Regarding  Legality  of  Shares  Being
                Registered.
    8.1 *       Opinion of Gibson, Dunn & Crutcher Regarding Tax Matters.

   10.1         Lease  Agreement  dated April 1, 1986, by and between Amwest  Insurance  Group,
                Inc. and  Trillium/Woodland  Hills.  (Incorporated by reference to exhibit 10.9 to Amwest's 1986 Form 10-K.)
   10.2         First  amendment to Lease  Agreement  dated  January 30,  1987,  by and between
                Amwest  Insurance Group,  Inc. and  Trillium/Woodland  Hills.  (Incorporated by
                reference to 10.13 to Amwest's 1987 Form 10-K.)
   10.3         Second  amendment to Lease Agreement dated June 11, 1987, by and between Amwest
                Insurance Group, Inc. and Trillium/Woodland  Hills.  (Incorporated by reference to 10.14 to Amwest's 1987 Form 10-K.)
   10.4         Third  amendment to Lease  Agreement  dated  September 1, 1988,  by and between
                Amwest  Insurance Group,  Inc. and  Trillium/Woodland  Hills.  (Incorporated by
                reference to 10.15 to Amwest's 1988 Form 10-K.)
   10.5         Fourth  amendment to Lease  Agreement  dated  November 20, 1989, by and between
                Amwest  Insurance Group,  Inc. and  Trillium/Woodland  Hills.  (Incorporated by
                reference to 10.15 to Amwest's 1989 Form 10-K.)
   10.6         Fifth  amendment to Lease  Agreement  dated  December 20, 1989,  by and between
                Amwest  Insurance Group,  Inc. and  Trillium/Woodland  Hills.  (Incorporated by
                reference to 10.16 to Amwest's 1989 Form 10-K.)
   10.7         Sixth  amendment to Lease  Agreement  dated  December 31, 1989,  by and between
                Amwest  Insurance Group,  Inc. and  Trillium/Woodland  Hills.  (Incorporated by
                reference to 10.17 to Amwest's 1989 Form 10-K.)
   10.8         Contract  between  Amwest  and  Hewlett-Packard  Company,  dated
                September  16,  1991.  (Incorporated  by  reference  to 10.22 to
                Amwest's 1991 Form 10-K.)
   10.9         Lease  Agreement  dated June 16, 1992 by and between  Amwest  Insurance  Group,
                Inc.  and  Hewlett-Packard  Company.  (Incorporated  by  reference  to 10.18 to
                Amwest's 1992 Form 10-K.)
   10.10        First Excess of Loss Reinsurance  Contract  effective October 1,
                1992  issued to Amwest  Surety  Insurance  Company  and Far West
                Insurance  Company by a syndicate of  reinsurers  lead by Kemper
                Reinsurance  Company.  (Incorporated  by  reference  to 10.19 to
                Amwest's 1992 Form 10-K.)
   10.11        Investment Management Agreement between Amwest and AAM Advisors,
                Inc., dated August 11, 1992. (Incorporated by reference to 10.21 to Amwest's 1992 Form 10-K.)
   10.12        Contract  between  Amwest and  Scudder,  Stevens & Clark,  Inc., dated  August 13, 1992.  (Incorporated  by reference to 10.22 to
                Amwest's 1992 Form 10-K.)
   10.13        Revolving  Credit  Agreement  dated  August 6, 1993  between  Amwest  Insurance
                Group,  Inc.  and Union Bank.  (Incorporated  by reference to 10.13 to Amwest's
                1993 Form 10-K.)
   10.14        First  Amendment to the First  Excess of Loss  Reinsurance  Contract  effective
                October 1, 1993.  (Incorporated  by  reference  to 10.14 to Amwest's  1993 Form
                10-K.)
   10.15        Semiautomatic  Bond Quota Share Reinsurance  Contract  effective
                October 1, 1993  issued to Amwest  Surety  Insurance  Company by
                Kemper Reinsurance Company and Underwriters Reinsurance Company.
                (Incorporated by reference to 10.15 to Amwest's 1993 Form 10-K.)
   10.16        First Excess of Loss Reinsurance  Contract  effective October 1,
                1994  issued to Amwest  Surety  Insurance  Company  and Far West
                Insurance  Company by a syndicate of  reinsurers  lead by Kemper
                Reinsurance  Company.  (Incorporated  by  reference  to 10.16 to
                Amwest's 1994 Form 10-K.)
   10.17        Semiautomatic  Contract Surety Reinsurance  Agreement  effective
                March 1, 1994 issued to Amwest Surety Insurance  Company and Far
                West  Insurance  Company by a syndicate  of  reinsurers  lead by
                Kemper Reinsurance Company.  (Incorporated by reference to 10.17 to Amwest's 1994 Form 10-K.)
   10.18        Stock  Option  Plan of  Amwest,  as  amended.  (Incorporated  by  reference  to
                Exhibit 4.1 to Amwest's Form S-8 Registration Statement No. 33-82178.)
   10.19        Form of  Indemnity  Agreement  between  Amwest  and  Individual  Directors  and
                Certain  Officers  Designated by Amwest's Board of Directors.  (Incorporated by
                reference to Exhibit  3(10) to Amwest's  Form 8-B  Registration  Statement  No.
                1-9580.)
   10.20        Form of Senior  Executive  Severance  Agreement  entered into by
                Amwest and certain officers. (Incorporated by reference to 10.20 to Amwest's 1989 Form 10-K.)
   10.21        Rights Agreement dated as of May 10, 1989 executed by Amwest and
                Bankers  Trust  Company of  California,  N.A.,  as rights agent.
                (Incorporated   by   reference   to  Exhibit  10.1  to  Amwest's
                Registration Statement on Form 8-A dated May 11, 1989.)
   10.22        Non-Employee  Director Stock Option Plan of Amwest.  (Incorporated by reference to Exhibit 4.2 to Amwest's Form S-8 Registration Statement No. 33-82178.)

   10.23        First  Amendment  to Revolving  Credit  Agreement.  (Incorporated  by
                reference to Exhibit 19.1 to the Amwest's  March 31, 1995 Form 10-Q.)
   10.24 *      Lease Agreement dated January 24, 1996, by and between Amwest  Insurance Group,
                Inc. and ACD2, a California Corporation.
   10.25 *      Option  Agreement  dated  January 24,  1996,  by and between  Amwest  Insurance
                Group, Inc. and ACD2, a California Corporation.

   13.1 **      Amwest's 1994 Annual Report on Form 10-K.
   13.2 **      Amwest's March 31, 1995 Quarterly Report on Form 10-Q.
   13.3 **      Amwest's June 30, 1995 Quarterly Report on Form 10-Q.
   13.4 **      Amwest's September 30, 1995 Quarterly Report on Form 10-Q.
   21.1         List of  Subsidiaries  of  Registrant  (incorporated  hereby  by  reference  to
                Exhibit 3(22) to Amwest's Form 8-B Registration Statement No. 1-9580.)
   23.1 *       Consent of KPMG Peat Marwick LLP.

   23.2         * Consent of Gibson,  Dunn & Crutcher  (included  as part of the
                Opinion submitted as Exhibit 5.1 hereto).
   24.1 **      Power of Attorney (contained on page 112 of the Registration Statement).
   99.1 *       Proxy Card for Amwest Insurance Group, Inc.


*    Filed herewith.
**   Previously filed.
***  To be filed by amendment

                                    ANNEX A


                                   AGREEMENT

                                      AND

                                 PLAN OF MERGER


                                 BY AND BETWEEN


                          AMWEST INSURANCE GROUP, INC.

                                      AND

                             CONDOR SERVICES, INC.


                                     DATED

                               November 30, 1995

                               TABLE OF CONTENTS

                                                                         Page(s)

                                    CONTENTS

ARTICLE I THE MERGER......................................................... 1

     Section 1.01 The Merger ................................................ 1

     Section 1.02 Effective Time............................................. 1

     Section 1.03 Certificate of Incorporation and Bylaws of the Surviving
          Corporation........................................................ 2

     Section 1.04 Board of Directors and Officers............................ 2

     Section 1.05 Conversion of Shares....................................... 2

     Section 1.06 Surrender of Certificates; Payment for and Exchange
          of Shares.......................................................... 3

ARTICLE II RELATED MATTERS................................................... 5

     Section 2.01 Treatment of Stock Options................................. 5

     Section 2.02 Stockholder Approval....................................... 6

     Section 2.03 Other Securities Matters................................... 7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF CONDOR......................... 7

     Section 3.01 Corporate Organization..................................... 7

     Section 3.02 Authorization.............................................. 8

     Section 3.03 Capitalization............................................. 8

     Section 3.04 Affiliated Entities........................................ 8

     Section 3.05 Financial Statements....................................... 9

     Section 3.06 Absence of Certain Changes or Events....................... 10

     Section 3.07 Consents and Approvals; No Violation....................... 10

     Section 3.08 No Undisclosed Liabilities................................. 11

     Section 3.09 Taxes ..................................................... 11

     Section 3.10 Insurance: Licenses, Permits and Filings................... 15

     Section 3.11 Patents, Trademarks, and Other Intellectual Property....... 16

     Section 3.12 Litigation ................................................ 16

     Section 3.13 Insurance ................................................. 17

     Section 3.14 Compliance with Laws....................................... 17

     Section 3.15 Employee Benefit Plans..................................... 17

     Section 3.16 Employment Related Agreements.............................. 18

     Section 3.17 Labor Agreements and Controversies......................... 18

     Section 3.18 Environmental Matters...................................... 19

     Section 3.19 Certain Fees............................................... 19

     Section 3.20 Disclosure ................................................ 19

     Section 3.21 Post-Retirement and Post-Employment Benefit Obligations.... 20

     Section 3.22 Registration Statement and Proxy Statement................. 20

     Section 3.23 Absence of Questionable Payments........................... 20

     Section 3.24 Guaranties................................................. 21

     Section 3.25 Material Contracts......................................... 21

     Section 3.26 Insurance Contracts and Rates.............................. 22

     Section 3.27 Reinsurance................................................ 22

     Section 3.28 Loss Reserves; Solvency.................................... 22

     Section 3.29 Opinion of Financial Advisor............................... 23

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF AMWEST.......................... 23

     Section 4.01 Corporate Organization..................................... 23

     Section 4.02 Authorization.............................................. 23

     Section 4.03 Capitalization............................................. 24

     Section 4.04 Financial Statements and Reports........................... 24

     Section 4.05 Absence of Certain Changes................................. 25

     Section 4.06 Consents and Approvals; No Violations...................... 25

     Section 4.07 Litigation ................................................ 26

     Section 4.08 Compliance with Laws....................................... 26

     Section 4.09 Proxy Statement, Etc....................................... 26

     Section 4.10 No Undisclosed Liabilities................................. 27

     Section 4.11 Disclosure ................................................ 27

     Section 4.12 Post-Retirement and Post-Employment Benefit Obligations.... 27

     Section 4.13 Employee Benefit Plans..................................... 27

     Section 4.14 Environmental Matters...................................... 28

     Section 4.15 Absence of Questionable Payments........................... 29

     Section 4.16 Certain Fees............................................... 30

     Section 4.17 Taxes ..................................................... 30

     Section 4.18 Affiliated Entities........................................ 33

     Section 4.19 Reinsurance................................................ 33

     Section 4.20 Insurance: Licenses, Permits and Filings................... 34

     Section 4.21 Guaranties................................................. 35

     Section 4.22 Material Contracts......................................... 35

     Section 4.23 Insurance Contracts and Rates.............................. 36

     Section 4.24 Loss Reserves; Solvency.................................... 36

ARTICLE V COVENANTS.......................................................... 37

     Section 5.01 Conduct of Business of Condor and Amwest................... 37

     Section 5.02 Access to Information...................................... 39

     Section 5.03 All Reasonable Efforts..................................... 40

     Section 5.04 Public Announcements....................................... 40

     Section 5.05 Notification of Certain Matters............................ 40

     Section 5.06 Indemnification and Insurance.............................. 40

     Section 5.07 Regulatory Approvals....................................... 42

     Section 5.08 Employee Matters........................................... 42

     Section 5.09 No Actions Inconsistent With Tax-Free Reorganization....... 42

     Section 5.10. Other Potential Acquirors................................. 42

     Section 5.11 Letter of Condor's Accountants............................. 44

     Section 5.12 Stock Exchange Listing..................................... 44

     Section 5.13 Pooling of Interests....................................... 44

     Section 5.14 Employment Agreement....................................... 44

     Section 5.15 Condor Affiliates.......................................... 45

     Section 5.16 Agreement with Guy A. Main................................. 45

ARTICLE VI CLOSING........................................................... 45

     Section 6.01 Time and Place............................................. 45

     Section 6.02 Deliveries at the Closing.................................. 45

ARTICLE VII CONDITIONS TO THE MERGER......................................... 45

     Section 7.01 Conditions to the Obligations of Amwest and Condor......... 45

     Section 7.02 Additional Conditions to the Obligations of Amwest......... 46

     Section 7.03 Additional Conditions to the Obligations of Condor......... 48

ARTICLE VIII TERMINATION AND ABANDONMENT..................................... 49

     Section 8.01 Termination................................................ 49

     Section 8.02 Effect of Termination...................................... 50

     Section 8.03 Fees and Expenses.......................................... 51

ARTICLE IX GENERAL PROVISIONS................................................ 52

     Section 9.01 Amendment and Modification................................. 52

     Section 9.02 Waiver of Compliance; Consents............................. 52

     Section 9.03 Validity .................................................. 52

     Section 9.04 Parties in Interest........................................ 53

     Section 9.05 Survival of Representations, Warranties, Covenants and
          Agreements......................................................... 53

     Section 9.06 Notices ................................................... 53

     Section 9.07 Governing Law.............................................. 54

     Section 9.08 Counterparts............................................... 54

     Section 9.09 Table of Contents and Headings............................. 54

     Section 9.10 Entire Agreement........................................... 54

     Section 9.11 Arbitration; Attorneys' Fees and Expenses.................. 54

     Section 9.12 Miscellaneous.............................................. 55

EXHIBIT A STOCKHOLDER AGREEMENT.............................................. 57

EXHIBIT B AFFILIATES LETTER AND CONTINUITY OF INTEREST CERTIFICATE........... 61

EXHIBIT C AGREEMENT WITH GUY A. MAIN AND MAIN FAMILY TRUST................... 65

APPENDIX A TO EXHIBIT C...................................................... 73

                          AGREEMENT AND PLAN OF MERGER



                  THIS AGREEMENT AND PLAN OF MERGER, dated as of November 30, 1995 (the "Agreement"), is between Amwest Insurance Group, Inc., a Delaware corporation ("Amwest") and Condor Services, Inc., a Delaware corporation ("Condor").

                                    RECITALS

                  A. Condor will be merged into Amwest pursuant to the terms of this Agreement (the "Merger") and Condor will cease to exist as a separate entity.

                  B. The Merger will be accomplished and will have the effects set forth in this Agreement and as a result the shares of Condor common stock will be converted into shares of common stock of Amwest.

                  C. A stockholder of Condor (the "Condor Stockholder") and Amwest have entered into an agreement (the "Stockholder Agreement")
substantially in the form of Exhibit A to this Agreement by which the Condor Stockholder has, among other things, consented to the Merger and agreed to vote his shares in favor of the Merger.

                                   ARTICLE I
                                   THE MERGER

                  Section 1.01        The Merger

                  Upon the terms and subject to the satisfaction or, if permissible, waiver of the conditions of this Agreement, at the Effective Time (as defined in Section 1.02 hereof), Condor shall be merged with and into Amwest in accordance with the applicable provisions of Delaware law and the separate existence of Condor shall thereupon cease, and Amwest, which shall be and which is hereinafter referred to as the "Surviving Corporation", shall continue its corporate existence under the laws of the State of Delaware under the name "Amwest Insurance Group, Inc." From and after the Effective Time, Amwest shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the constituent corporations, all as set forth in Section 259 of the General Corporation Law of the State of Delaware (the "DGCL").

                  Section 1.02        Effective Time

                  On the  date  of the  closing  of the  Merger  referred  to in
Section 6.01 hereof, a Certificate of Merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL shall be filed with the Secretary of State of Delaware. The Merger shall become effective at the date and time specified in such filing, and the date and time of such filing is hereinafter referred to as the "Effective Time."

                  Section 1.03 Certificate of Incorporation and Bylaws of the Surviving Corporation

                  The Certificate of Incorporation and Bylaws of Amwest, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by law.

                  Section 1.04        Board of Directors and Officers

                  The directors and officers of Amwest immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until their successors are duly elected and qualified, or their earlier death, resignation or removal.

                  Section 1.05        Conversion of Shares

                  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof and subject to the conditions set forth in Sections 7.02(i) and 7.03(h):

                  (a)......each share of Common Stock, par value $.01 per share, of Condor (collectively, the "Condor Common Stock") then owned by Amwest or any direct or indirect subsidiary of Amwest and each share of Condor Common Stock then held in the treasury of Condor shall be canceled, and no payment shall be made nor other consideration paid with respect thereto;

                  (b)......each  then  remaining  outstanding  share  of  Condor
Common Stock shall be converted into the right to receive 0.5 of a share (subject to adjustment pursuant to Section 1.05(c) below, the "Conversion
Number") of common stock, par value $.01 per share, of Amwest (the "Amwest Common Stock") (the shares of Amwest Common Stock into which each share of Condor Common Stock is converted shall be referred to herein as the "Merger Consideration"); and

                  (c)......(i)  if the average daily Closing Price per share (as defined in Section 2.01(a) below) of Amwest Common Stock as reported on the American Stock Exchange ("ASE") for the 30 consecutive trading days ending on the close of trading on the second trading day preceding the Closing Date (the "Base Period Trading Price") is less than $12.50, the Merger Consideration per share of Condor Common Stock shall be increased by a factor of 12.5 divided by the Base Period Trading Price and (ii) if the Base Period Trading Price is greater than $17.50, the Merger Consideration per Share shall be decreased by a factor of 17.5 divided by the Base Period Trading Price.

                  Section 1.06 Surrender of Certificates; Payment for and Exchange of Shares

                  (a)......As of the Effective  Time,  Amwest shall deposit with
American Stock Transfer & Trust Company, or another bank or trust company designated by Amwest and reasonably acceptable to Condor (the "Exchange Agent"), for the benefit of the holders of Condor Common Stock, for exchange in accordance with this Article I, through the Exchange Agent: (i) certificates representing the appropriate number of shares of Amwest Common Stock and (ii) cash to be paid in lieu of fractional shares of Amwest Common Stock (such shares of Amwest Common Stock and such cash are hereinafter referred to as the
"Exchange Fund") issuable pursuant to Section 1.06(f) in exchange for outstanding Condor Common Stock.

                  (b)......As soon as reasonably practicable after the Effective
Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Condor Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Amwest Common Stock pursuant to Section 1.05: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Amwest and Condor may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Amwest Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Amwest, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Amwest Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Amwest Common Stock, which such holder has the right to receive pursuant to the provisions of this Article I, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Condor Common Stock which is not registered in the transfer records of Condor, a certificate representing the proper number of shares of Amwest Common Stock, together with a check, if applicable, for cash payable in lieu of a fractional share, will be issued to a transferee if the Certificate representing such Condor Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.06, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Amwest Common Stock and cash in lieu of any fractional shares of Amwest Common Stock as contemplated by this
Section 1.06.

                  (c)......No dividends or other distributions  declared or made after the Effective Time with respect to Amwest Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Amwest Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.06(f) until the holder of record (or a valid transferee) of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Amwest Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Amwest Common Stock to which such holder is entitled pursuant to
Section 1.06(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Amwest Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Amwest Common Stock.

                  (d)......In  the event that any  certificate for Condor Common
Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof such shares of Amwest Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement provided, however, that Amwest may, in its discretion, require the delivery of a suitable bond or indemnity.

                  (e)......All  shares of Amwest  Common  Stock  issued upon the surrender for exchange of Condor Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 1.06(c) or 1.06(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Condor Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Condor on such Condor Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Condor Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

                  (f)......No  fractions of a share of Amwest Common Stock shall be issued in the Merger, but in lieu thereof each holder of Condor Common Stock otherwise entitled to a fraction of a share of Amwest Common Stock shall, upon surrender of his or her certificate or certificates, be entitled to receive an amount of cash (without interest) determined by multiplying the Base Period Trading Price by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting problems which would otherwise be caused by the issuance of fractional shares.

                  (g)......Any  portion  of  the  Exchange  Fund  which  remains undistributed to the stockholders of Condor for six months after the Effective Time shall be delivered to Amwest, upon demand, and any stockholders of Condor who have not theretofore complied with this Article I shall thereafter look only to Amwest for payment of their claim for Amwest Common Stock, as the case may be, any cash in lieu of fractional shares of Amwest Common Stock and any dividends or distributions with respect to Amwest Common Stock.

                  (h)......Neither  Amwest  nor  Condor  shall be  liable to any holder of Condor Common Stock, or Amwest Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE II
                                RELATED MATTERS

                  Section 2.01        Treatment of Stock Options

                  (a)......At or immediately  prior to the Effective  Time, each holder of a then outstanding option to purchase shares of Condor Common Stock, other than those options held by non-employee directors of Condor, (whether or not then currently exercisable) granted by Condor ("Condor Stock Option") as set forth in Section 2.01 of the Condor Disclosure Schedule to this Agreement executed by Condor and delivered simultaneously herewith (the "Condor Disclosure Schedule") shall be canceled and, in lieu thereof, Amwest shall issue to each holder thereof an option ("Amwest Option"), to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Condor Stock Option, the same number of shares of Amwest Common Stock as the holder of such Condor Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (y) the per share exercise price for the shares of Condor Common Stock otherwise purchasable pursuant to such Condor Stock Option divided by (z) .5 as appropriately adjusted pursuant to subsection (c) of Section 1.05; provided, however, that the number of shares of Amwest Common Stock that may be purchased upon exercise of any Amwest Option shall not include any fractional share and, upon exercise of the Amwest Option, a cash payment shall be made for any fractional share based upon the Closing Price (as hereinafter defined) of a share of Amwest Common Stock on the trading day immediately preceding the date of exercise. "Closing Price" shall mean, on any day, the last reported sale price for one share of Amwest Common Stock on the ASE. Condor Stock Options issued to non-employee directors of Condor which remain outstanding as of the Effective Time shall be automatically canceled as of the Effective Time.

                  (b)......Amwest  shall take all corporate  action necessary to reserve for issuance a sufficient number of shares of Amwest Common Stock for delivery upon exercise of Amwest Options assumed in accordance with this Section
2.01. As soon as practicable after the Effective Time, Amwest shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Amwest Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                  Section 2.02        Stockholder Approval

                  (a)......(i) As promptly as  practicable,  Amwest will cause a meeting of its stockholders to be duly called and will give notice of, convene and hold such meeting as soon as practicable for the purpose of obtaining approval of the Merger. The stockholder vote required for such approvals will be no greater than that required by the applicable requirements of the DGCL and the applicable rules of the ASE and the applicable requirements of Amwest's Certificate of Incorporation and Bylaws. Amwest will solicit such approvals by its stockholders and recommend that its stockholders vote in favor of such approvals.

                           (ii)  As promptly as practicable, Condor will cause a
meeting of its stockholders to be duly called and will give notice of, convene and hold such meeting as soon as practicable for the purpose of obtaining approval of the Merger. The stockholder vote required for such approvals will be no greater than that required by the applicable requirements of the DGCL and the applicable rules of the National Association of Securities Dealers ("NASD") and the applicable requirements of Condor's Certificate of Incorporation and Bylaws. Condor will solicit such approvals by its stockholders and recommend that its stockholders vote in favor of such approvals.

                  (b)......In  connection with any  solicitations of approval of the Merger by Amwest's and Condor's stockholders, Amwest and Condor will each file with the Securities and Exchange Commission (the "Commission" or the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), and will use all reasonable efforts to have cleared by the Commission, and promptly thereafter will mail to its respective stockholders proxy solicitation materials (including a proxy statement and appropriate related forms of proxies) with respect to such meeting. Except as provided in Section 9.12(b), such proxy statement of Amwest will also constitute a prospectus of Amwest with respect to the shares of Amwest Common Stock to be issued in the Merger and will be a part of a registration statement filed by Amwest with the Commission for purposes of registering the public offering of such shares under the Securities Act of 1933 (the "Securities Act"). Amwest will promptly so file such registration statement and will use all reasonable efforts to have it declared effective by the Commission. The term "Proxy Materials" shall mean such proxy statement together with the related forms of proxies and other proxy solicitation materials at the time initially mailed to stockholders and all amendments or supplements thereto, if any, similarly filed and mailed. The term "Registration Statement" shall mean the registration statement of Amwest containing, as a part thereof, a prospectus in the form of such proxy statement of Amwest, at the time it is declared effective by the Commission.

                  (c)......The information provided and to be provided by Amwest and Condor for use in the Registration Statement and the Proxy Materials will not, in the case of the Registration Statement, on the date the Registration Statement becomes effective and, in the case of the Proxy Materials, on the respective dates on which either (i) the Proxy Materials are mailed to stockholders of Amwest or Condor, as the case may be, or (ii) approval of the Merger by Amwest's or Condor's stockholders, as the case may be, is obtained, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Amwest and Condor agree promptly to correct any such information which shall have become false or misleading in any material respect and take all steps necessary to file with the Commission and have declared effective or cleared by the Commission any amendment or supplement to the Registration Statement or the Proxy Materials so as to correct the same and to cause the Proxy Materials as so corrected to be disseminated to their respective stockholders, in each case as to the extent required by applicable law. The Registration Statement and the Proxy Materials will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and other applicable law and will contain the recommendation of the Board of Directors of Amwest and of Condor that Amwest's and Condor's stockholders vote in favor of or consent to such approvals.

                  Section 2.03        Other Securities Matters

                  Amwest shall promptly prepare and file with respect to the shares of Amwest Common Stock to be issued in the Merger any action required to be taken under state blue sky or securities laws in connection with the issuance of shares of Amwest Common Stock in the Merger and Condor shall furnish Amwest with all information and shall take such other action as Amwest may reasonably request in connection with any such action.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF CONDOR

                  Condor represents and warrants to Amwest as follows:

                  Section 3.01        Corporate Organization

                  Condor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or conduct of business requires such licensing or qualification, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on Condor. Condor has delivered to Amwest complete and correct copies of its Certificate of Incorporation and Bylaws as in effect on the date hereof. "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the properties, business, results of operations, condition (financial or otherwise) or prospects of Condor or Amwest or both taken together, as the case may be, and any Affiliated Entity (as defined in Section 3.04 hereof), taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any businesses in which such party is engaged or (ii) that may impair the ability of such party to consummate the transactions contemplated hereby.

                  Section 3.02        Authorization

                  Condor has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by Condor of this Agreement, the performance by Condor of its obligations hereunder and the consummation by Condor of the transactions contemplated hereby have been duly authorized by Condor's Board of Directors and, except for the approval of the stockholders of Condor Common Stock, no other corporate proceeding on the part of Condor is necessary for the execution and delivery thereof, and this Agreement is a legal, valid and binding obligation of Condor, enforceable against it in accordance with its terms.

                  Section 3.03        Capitalization

                  The authorized capital stock of Condor and the ownership thereof as well as the number of issued and outstanding shares of each class of capital stock of Condor is as set forth in Section 3.03 of the Condor Disclosure Schedule. All of such outstanding shares have been duly and validly issued, were not issued in violation of any preemptive rights and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. Except as set forth on Section 3.03 of the Condor Disclosure Schedule, there are no options, warrants, subscriptions, conversion or other rights, agreements, commitments, arrangements or understandings with respect to (i) the issuance of shares of capital stock of Condor or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such shares, (ii) obligating Condor to purchase shares of Condor Common Stock or any security convertible into Condor Common Stock or (iii) obligating any of Condor stockholders to purchase, sell or transfer any Condor Common Stock. Section 3.03 of the Condor Disclosure Schedule lists all stock options granted by Condor, true and correct copies of which have been provided by Condor to Amwest.

                  Section 3.04        Affiliated Entities

                  (a)......Except  as set forth in Section 3.04(a) of the Condor
Disclosure Schedule, Condor has no direct or indirect "Affiliated Entities" (which term includes each direct or indirect subsidiary of Condor or Amwest, as the case may be, and each business entity in which Condor or Amwest, as the case may be, has any direct or indirect interest and for which it accounts on the equity method of accounting). Each Affiliated Entity of Condor listed on Section 3.04(a) of Condor Disclosure Schedule is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or conduct of business requires such qualification or licensing, except where the failure to be so qualified would not have a Material Adverse Effect on Condor. Condor has delivered to Amwest complete and correct copies of the Articles or Certificate of Incorporation and Bylaws of each such Affiliated Entity as in effect on the date hereof.

                  (b)......Except  as set forth in Section 3.04(b) of the Condor
Disclosure  Schedule,  Condor  is,  directly  or  indirectly,   the  record  and
beneficial owner of all of the outstanding shares of capital stock of each of its Affiliated Entities, and all of the outstanding shares of capital stock of each such Affiliated Entity are duly and validly issued, were not issued in violation of any preemptive rights, are fully paid and non-assessable and are owned free and clear of any claim, lien, encumbrance or agreement with respect thereto. Except as and to the extent set forth in Section 3.04(b) of the Condor Disclosure Schedule, there are not any options, warrants, subscriptions, conversion or other rights, agreements, or commitments, arrangements or understandings with respect to the issuance of capital stock of any Affiliated Entity of Condor or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such shares.

                  (c)......Except  as set forth in Section 3.04(c) of the Condor
Disclosure Schedule, Condor does not own, directly or indirectly, any capital stock or other equity securities of any corporation, limited liability company or limited partnership, other than of its Affiliated Entities, does not have any direct or indirect equity or ownership interest in any other business or entity, and does not have any direct or indirect obligation or any commitment to invest any funds in any corporation or other business or entity other than investments previously made in its Affiliated Entities.

                  Section 3.05        Financial Statements

                  Since  January  1,  1994,  Condor  has filed  with the SEC all reports, registration statements and all other filings required to be filed with the SEC under the rules and regulations of the SEC (collectively, the "Required Condor Reports"), all of which, as of their respective effective dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. Condor has delivered to Amwest true and complete copies of
(i) Condor's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as filed with the SEC, (ii) Quarterly Reports on Form 10-Q for the three months ended March 31, 1995, June 30, 1995 and September 30, 1995, as filed with the SEC, (iii) proxy statements relating to all meetings of Condor's stockholders (whether annual or special) held or scheduled to be held since January 1, 1994, (iv) all other forms, reports, statements and documents filed by Condor with the SEC since January 1, 1994 and (v) all reports, statements and other information provided by Condor to its stockholders since January 1, 1994 (collectively, the "Condor SEC Filings"). Except as set forth in Section 3.05 of the Condor Disclosure Schedule, as of their respective dates, none of the Required Condor Reports or Condor SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated
therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in
Section 3.05 of the Condor Disclosure Schedule, the consolidated financial statements of Condor included or incorporated by reference in the Condor SEC Filings were prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as otherwise stated in such financial statements or, in the case of audited statements, the related report thereon of independent certified public accountants), and present fairly the financial position and results of operations, cash flows and changes in stockholders' equity of Condor and its consolidated Affiliated Entities as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements, to the absence of notes and to normal year-end adjustments, and are consistent with the books and records of Condor.

                  Section 3.06        Absence of Certain Changes or Events

                  Except as set forth in Condor SEC Filings or in Section 3.06 of the Condor Disclosure Schedule, since December 31, 1994, Condor and its
Affiliated Entities have conducted their respective businesses only in the ordinary and usual course and there has not been any event, change or development which has had or will have a Material Adverse Effect on Condor.

                  Section 3.07        Consents and Approvals; No Violation

                  There is no requirement applicable to Condor or any of its Affiliated Entities to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, other than (i) requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) requirements of the California Insurance Code (the "Insurance Code"), (iii) filings with the SEC pursuant to the Securities Act and the Exchange Act, (iv) such filings and approvals as may be required under the "blue sky," takeover or securities laws of various states,
(v) compliance with the requirements of the NASD, or (vi) where the failure to make any such filing, or to obtain such permit, authorization, consent or approval, would not prevent or delay consummation of the Merger or would not otherwise prevent Condor from performing its obligations under this Agreement. Except as set forth in Section 3.07 of the Condor Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) result in the acceleration of, or the creation in any party of any right to accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which Condor or any Affiliated Entity is a party or by which any of them is bound or to which any of their assets is subject, except as would not have a Material Adverse Effect on Condor, (b) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or Bylaws (or other charter documents) of Condor or any Affiliated Entity, or, except as would not have a Material Adverse Effect on Condor, a default under or violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which any of them is a party or by which any of them is bound or to which any of their assets is subject or result in the creation of any lien or encumbrance upon any of said assets, or (c) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which Condor or any Affiliated Entity is subject.

                  Section 3.08        No Undisclosed Liabilities

                  Except as and to the extent set forth on the consolidated balance sheet of Condor as of December 31, 1994, included in the Required Condor Reports, neither Condor nor any Affiliated Entities had, at such date, any liabilities or obligations (absolute, accrued, contingent or otherwise) greater than $50,000, taken as a whole and since that date neither Condor nor any Affiliated Entities has incurred any liabilities or obligations material to Condor and Affiliated Entities taken as a whole except those incurred in the ordinary and usual course of business and consistent with past practice or in connection with or as a result of the transactions contemplated by this Agreement to which Condor is or is to be a party.

                  Section 3.09        Taxes

                  (a)......For purposes of this Agreement:  (i) the term "Taxes"
means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, value added, intangible, unitary, capital gain, transfer, franchise, profits, license, lease, service, service use, withholding, backup withholding, payroll, employment, estimated, excise, severance, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and the term "Tax" means any one of the foregoing Taxes; and (ii) the term "Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes; and the term "Return" means any one of the foregoing Returns.

                  (b)......Section  3.09 of the Condor Disclosure  Schedule sets forth: (i) the taxable years of Condor and Tax Affiliates as to which the respective statutes of limitations on the assessment of United States federal income and any applicable state, local or foreign income, franchise and premium Taxes have not expired, and (ii) with respect to such taxable years sets forth those years for which examinations by the Internal Revenue Service or the state, local or foreign taxing authority have been completed, those years for which examinations by such agencies are presently being conducted, those years for which notice of pending or threatened examination or adjustment has been received, those years for which examinations by such agencies have not been initiated, and those years for which required Returns for such Taxes have not yet been filed. Except to the extent indicated in Section 3.09 of the Condor Disclosure Schedule, all deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service or state, local or foreign taxing authority have been fully paid, or are fully reflected as a liability in the Required Condor Reports, or are set forth in Section 3.09 of the Condor Disclosure Schedule, are being contested and an adequate reserve therefor has been established and is fully reflected in the Required Condor Reports to the extent required by GAAP. Section 3.09 of the Condor Disclosure Schedule sets forth all Returns not otherwise described above that are presently under examination with respect to Taxes and all assessments and deficiencies with respect to the Returns that are presently being contested by Condor and Tax Affiliates.

                  (c)......Condor represents and warrants to Amwest that, except as described in Section 3.09 of the Condor Disclosure Schedule:

(i) Condor, its Affiliated Entities and every member of a consolidated, combined,unitary, or other similar group for federal, state or local income tax purposes(for the period during which Condor or Amwest, as the case may be, or any of such Affiliated Entities were included in that group) (all such
Affiliated Entities   and  other   entities   collectively  referred  to  herein
as "Tax Affiliates"), have filed on a timely basis all Returns required to have been filed by it and have paid on a timely basis all Taxes shown thereon as due. All such Returns are true, complete and correct in all material respects. The provisions for taxes in the Required Condor Reports set forth in all material respects the maximum liability of Condor and the Affiliated Entities for Taxes relating to periods covered thereby. No liability for Taxes has been incurred by Condor and the Affiliated Entities since the dates of the Required Condor Reports other than in the ordinary course of their business. No director, officer or employee of Condor or any of the Affiliated Entities having responsibility for Tax matters has reason to believe that any Taxing authority has valid grounds to claim or assess any material additional Tax with respect to Condor or the Tax Affiliates in excess of the amounts shown on the Required Condor Reports for the periods covered thereby.

(ii) With respect to all amounts in respect of Taxes imposed upon Condor or Tax Affiliates, or for which Condor or Tax Affiliates are or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), and with respect to all taxable periods or portions of periods ending on or before the Effective Time, all applicable Tax laws and agreements have been fully complied with, and all such amounts required to be paid by Condor and Tax Affiliates to taxing authorities or others have been paid, in all material respects.

(iii) None of the Returns required to be filed by Condor and Tax Affiliates contains, or were required to contain (in order to avoid the imposition of a penalty), a disclosure statement under Section 6662 (or any predecessor provision) of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar provision of state, local or foreign law;

(iv) Neither Condor nor any Tax Affiliate has received notice that the Internal Revenue Service ("IRS") or any other taxing authority has asserted against Condor or such Tax Affiliate any deficiency or claim for additional Taxes in connection with any Return, and no issues have been raised (and are currently pending) by any taxing authority in connection with any Return. Neither Condor nor any Tax Affiliate has received notice that it is or may be subject to Tax in a jurisdiction in which it has not filed or does not currently file Returns;

(v) There is no pending or, to Condor's Knowledge, threatened action, audit, proceeding, or investigation with respect to (i) the assessment or collection of Taxes or (ii) a claim for refund made, of or by Condor and Tax Affiliates with respect to Taxes;

(vi) All Tax deficiencies asserted or assessed against Condor and Tax Affiliates have been paid or finally settled with no further amounts owed;

(vii) All amounts that were required to be collected or withheld by Condor and Tax Affiliates have been duly collected or withheld in all material respects, and all such amounts that were required to be remitted to any taxing authority have been duly remitted in all material respects;

(viii) Condor and Tax Affiliates have not requested an extension of time to file any Return not yet filed, and have not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No power of attorney granted by Condor or Tax Affiliates with respect to Taxes is in force;

(ix) Condor and Tax Affiliates have not taken any action not in accordance with past practice that would have the effect of deferring any material Tax liability of Condor or any Tax Affiliate from any taxable period ending on or before or including the Effective Time to any subsequent taxable period;

(x) Other than the Affiliated Entities, Condor has had no Tax Affiliates during any period with respect to which the applicable statue of limitations on the assessment of Taxes remains open;

(xi) Condor was not acquired in a "qualified stock purchase" under Section 338(d)(3) of the Code and no elections under Section 338(g) of the Code, protective carryover basis elections, offset prohibition elections or similar election are applicable to Condor or any Tax Affiliate;

(xii) Neither Condor nor any Tax Affiliate is required to include in income any adjustment pursuant to Sections 481 or 263A of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method or otherwise, following the Effective Time, and Condor has no Knowledge that the IRS (or other taxing authority) has proposed, or is considering, any such change in accounting method or other adjustment;

(xiii) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Condor or the Affiliated Entities;

(xiv) Neither Condor nor any of the Affiliated Entities are party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, whether by reason of the Merger or otherwise;

(xv) Neither Condor nor any Affiliated Entity is, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code (or any corresponding provision of state, local or foreign Tax law);

(xvi) Neither Condor nor any of the Affiliated Entities has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country and neither Condor nor any of the Affiliated Entities has engaged in a trade or business within any foreign country;

(xvii) Condor and the Affiliated Entities are not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes;

(xviii)Neither Condor nor any of the Affiliated Entities has not made a "waters edge election" pursuant to California Revenue and Taxation Code Section 25110;

(xix) There are no excess loss accounts, deferred intercompany gains or losses, or intercompany items, as such terms are defined in the Treasury Regulations, that will be required to be recognized or otherwise taken into account as a result of the acquisition of the Condor Common Stock pursuant to this Agreement;

(xx) Neither Condor nor any of the Affiliated Entities has filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign Tax law); and

(xxi) Neither Condor nor any of the Affiliated Entities is a party to or bound by any Tax sharing agreement nor has any current or contingent contractual obligation to indemnify any other person with respect to Taxes, other than obligations to indemnify a lessor for property Taxes, sales/use Taxes or gross receipts Taxes (but not income, franchise or premium Taxes) imposed on lease payments arising from terms that are customary for leases of similar property.

                  Section 3.10        Insurance:  Licenses, Permits and Filings

                  Condor  is  duly  organized  and  registered  as a  California insurance holding company, and each Affiliated Entity which engages in an insurance business ("Insurance Subsidiary") is duly organized and licensed as an insurance company in California and is duly licensed or authorized as an insurer or reinsurer in any other jurisdiction where it is required to be so licensed or authorized to conduct its business, or is subject to no liability or disability that would have a Material Adverse Effect by reason of the failure to be so licensed or authorized in any such jurisdiction. Since January 1, 1994, Condor has made all required filings under applicable insurance holding company statutes. Each of Condor and its Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications of and from the California Department of Insurance (the "Department") and any other applicable insurance regulatory authorities (the "Insurance Licenses") to conduct their businesses as currently conducted and all such Insurance Licenses are valid and in full force and effect, except such Insurance Licenses which the failure to have or to be in full force and effect individually or in the aggregate would not have a Material Adverse Effect. Section 3.10 of the Condor Disclosure Schedule lists each order and written understanding or agreement of or with the Department currently in effect and applicable to Condor or any of its Insurance Subsidiaries. Neither Condor nor any Affiliated Entity has received any notification (which notification has not been withdrawn or otherwise resolved prior to the date of this agreement) from the Department or any other insurance regulatory authority to the effect that any additional Insurance License from such insurance regulatory authority is needed to be obtained by Condor or any Affiliated Entity in any case where it could be reasonably expected that (x) Condor or any Affiliated Entity would in fact be required either to obtain any such additional Insurance License, or cease or otherwise limit writing certain business and (y) obtaining such Insurance License or the limiting of such business would have a Material Adverse Effect. Each Insurance Subsidiary is in compliance with the requirements of the insurance laws and regulations of California and the insurance laws and regulations of any other jurisdiction which are applicable to such Insurance Subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder or in any such case is subject to no Material Adverse Effect by reason of the failure to so comply or file.

                  Section 3.11 Patents, Trademarks, and Other Intellectual Property

                  Except as set forth in Section 3.11 of the Condor Disclosure Schedule, Condor and its Affiliated Entities possess or have the right to use to the extent they are now using, all proprietary rights (including, without limitation, patents, trade secrets, technology, know-how, copyrights, trademarks, tradenames, and rights to any of the foregoing), the failure to possess which would have a Material Adverse Effect on Condor or would prevent Condor from carrying on its business and completing the development of new products as currently contemplated ("Proprietary Rights"), and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Set forth in Section 3.11 the of Condor Disclosure Schedule is a list of all Proprietary Rights consisting of patents, patent applications, trademarks, trademark applications, trade names and service marks owned or utilized by Condor or its Affiliated Entities. Section 3.11 of the Condor Disclosure Schedule also lists all licenses or other contracts related to Propriety Rights, other than those entered into in the ordinary course. With respect to such Proprietary Rights, and except as set forth in Section 3.11 of the Condor Disclosure Schedule, (i) Condor has no Knowledge of any claim asserted by any person challenging such Proprietary Rights which could have a Material Adverse Effect on the business of Condor and its Affiliated Entities, (ii) to the Knowledge of Condor, none of the aforesaid infringes or otherwise violates the rights of others or is being infringed by others, and (iii) except for sales and licenses in the ordinary course of business, no licenses, sublicenses or agreements pertaining to any of the aforesaid have been granted by Condor or any Affiliated Entity.

                  Section 3.12        Litigation

                  Except as set forth in Section 3.12 of the Condor Disclosure Schedule, there is no Proceeding (as defined below) pending or, to the Knowledge of Condor, threatened against or involving Condor or any of its Affiliated Entities or any of their respective properties, assets, rights or obligations before any court, arbitrator or administrative or governmental body, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Condor or any of its Affiliated Entities involving sums in excess of $75,000. Neither Condor nor any of its Affiliated Entities is in violation of any term of any judgment, decree, injunction or order outstanding against it. There are no Proceedings pending or, to the Knowledge of Condor, threatened against Condor or any of its Affiliated Entities arising out of or in any way related to this Agreement or any of the transactions contemplated hereby. As used in this Agreement, "Proceeding" means any action, suit, hearing, arbitration or governmental investigation (whether public or private). None of the Proceedings set forth in Section 3.12 of the Condor Disclosure Schedule could result in any Material Adverse Effect.

                  Section 3.13        Insurance

                  All material policies of fire, liability, workmen's compensation and other similar forms of insurance owned or held by Condor and each Affiliated Entity are in full force and effect, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are valid, outstanding and enforceable policies, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Such policies, together with the self-insurance reserves, if any, reflected on the most recent Condor SEC Filings, and such other policies and reserves added since such date, provide, to the Knowledge of Condor, insurance coverage that is adequate for the assets and operations of Condor. Since January 1, 1994, Condor and its Affiliated Entities have been covered by insurance in scope and amount customary and reasonable for business in which it has engaged during such period.

                  Section 3.14        Compliance with Laws

                  Condor and each Affiliated Entity have complied in all material respects with the laws and regulations of federal, state, local and foreign governments and all agencies thereof which are applicable to the business or properties of Condor or any Affiliated Entity, a violation of which would result in a Material Adverse Effect on Condor. Except for all licenses, permits, consents, authorizations and orders contained in Section 3.10, Condor holds such licenses, permits, consents, authorizations and orders of such governmental or regulatory authorities as are necessary to carry on its business as currently being conducted and as anticipated to be conducted, the failure to hold which could have a Material Adverse Effect on Condor, and such licenses, permits, consents, authorizations and orders are in full force and effect and have been and are being fully complied with by Condor.

                  Section 3.15        Employee Benefit Plans

                  (a)......Except  as set forth in Section 3.15(a) to the Condor
Disclosure Schedule, (i) neither Condor nor any entity that together with Condor is treated as a single employer pursuant to Section 414(b) or (c) of the Code or
Section 3(5) or 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (an "ERISA Affiliate"), maintains or in the past has maintained any Employee Benefit Plan, as defined in ERISA, under which Condor or any of its Affiliated Entities has any present or future obligation or liability or under which any present or former employee of Condor or its Affiliated Entities has any present or future rights to benefits, (ii) each Employee Benefit Plan listed in Section 3.15(a) of the Condor Disclosure Schedule has been administered in accordance with the applicable requirements of ERISA and the Code, and in the case of any such Plan that is funded for purposes of ERISA and the Code, has not incurred any federal income or excise tax liability which would have a Material Adverse Effect on Condor, (iii) all material reports and information required to be filed with the United States Department of Labor, Internal Revenue Service or Pension Benefit Guaranty Corporation, or distributed to participants and their beneficiaries with respect to each Employee Benefit Plan listed in Section 3.15(a) of the Condor Disclosure Schedule, has been timely filed or distributed and, with respect to each Employee Benefit Plan for which an Annual Report has been filed, no change has occurred with respect to the matters covered by the Annual Report since the date of the most recent such Annual Report which could reasonably be expected to have a Material Adverse Effect on Condor, and (iv) there have been no non-exempt "prohibited transactions" (as that term is defined in the Code or in ERISA) with respect to any Employee Benefit Plan listed in Section 3.15(a) of the Condor Disclosure Schedule and no material penalty or tax under ERISA or the Code has been imposed upon Condor or any of its Affiliated Entities and there are no pending or, to Condor's Knowledge, threatened claims by or on behalf of any Employee Benefit Plan listed in Section 3.15(a) of the Condor Disclosure Schedule, by any employee or beneficiary covered by Employee Benefit Plan listed in Section 3.15(a) of the Condor Disclosure Schedule, or otherwise involving an Employee Benefit Plan listed in Section 3.15(a) of the Condor Disclosure Schedule, other than claims for benefits in the ordinary course and other than claims which would not have a Material Adverse Effect on Condor.

                  (b)......Each  Employee Benefit Plan listed in Section 3.15(a)
of the Condor Disclosure Schedule which is an "employee pension benefit plan," as defined in ERISA and which is intended to be "qualified" within the meaning of Section 401(a) of the Code, is so qualified, and, except as set forth in
Section 3.15(b) of the Condor Disclosure Schedule, a favorable determination letter has been issued by the Internal Revenue Service with respect to such plan and no such plan has been amended since the issuance of the most recent determination letter issued by the Internal Revenue Service with respect thereto. No Employee Benefit Plan listed in Section 3.15(a) of the Condor Disclosure Schedule is subject to Title IV of ERISA or Section 412 of the Code.

                  (c)......Condor or its Affiliated  Entities has not maintained
or  contributed   to,  or  been  obligated  or  required  to  contribute  to,  a
"multiemployer plan," as such term is defined in Section 3(37) of ERISA.

                  Section 3.16        Employment Related Agreements

                  Except as described in Section 3.03, 3.15 or 3.16 of the Condor Disclosure Schedule, neither Condor nor any of its Affiliated Entities is a party to any bonus, profit sharing, stock option, incentive, pension, retirement, deferred compensation, consulting, severance, indemnification, employment or similar arrangement or agreement with officers, directors or employees of Condor or any of its Affiliated Entities ("Employment Related Agreements").

                  Section 3.17        Labor Agreements and Controversies

                  Neither Condor nor any of its Affiliated Entities is a party to any collective bargaining agreement nor are there any union representation proceedings or labor controversies pending or, to the Knowledge of Condor, threatened against Condor or any of its Affiliated Entities.

                  Section 3.18        Environmental Matters

                  (a)......Except  as  disclosed  in Section  3.18 of the Condor
Disclosure Schedule, Condor is in full compliance with all laws, rules, regulations, and other legal requirements relating to the prevention of pollution and the protection of human health or the environment, including all such legal requirements pertaining to human health and safety (collectively, "Environmental Laws"), except for noncompliance that could not reasonably be expected to have a Material Adverse Effect on Condor; and Condor possesses and can transfer to Amwest all permits, licenses, and similar authorizations required under Environmental Laws. Except as disclosed in Section 3.18 of the Condor Disclosure Schedule, Condor or an Affiliated Entity has not received written notice of, or, to the best Knowledge of Condor, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or noncompliance with any Environmental Law (an "Environmental Claim") that could reasonably be expected to have a Material Adverse Effect on Condor; and to the best Knowledge of Condor, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

                  (b)......Except  as  disclosed  in Section  3.18 of the Condor
Disclosure Schedule, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on Condor or an Affiliated Entity that are pending or, to the best Knowledge of Condor, threatened against Condor or an Affiliated Entity or, to the best Knowledge of Condor, against any person or entity whose liability for any Environmental Claim Condor or an Affiliated Entity has or may have retained or assumed either contractually or by operation of law.

                  Section 3.19        Certain Fees

                  Neither Condor, nor any of its Affiliated Entities nor any of their directors, officers or stockholders has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or similar fees or commissions in connection with the transactions contemplated by this Agreement.

                  Section 3.20        Disclosure

                  To the best of Condor's Knowledge, no representation or warranty by Condor in this Agreement and no statement contained in any document, certificate or other writing furnished or to be furnished by Condor to Amwest or Amwest contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Section 3.21 Post-Retirement and Post-Employment Benefit Obligations

                  All obligations associated with the benefits to be provided to present and former employees after retirement or termination have been properly recognized as liabilities on Condor's balance sheet at December 31, 1994 in accordance with Financial Accounting Standards Board Statements No. 106 and 112.

                  Section 3.22        Registration Statement and Proxy Statement

                  None of the information with respect to Condor or any affiliate or associate of Condor that has been supplied by Condor or any of its accountants, counsel or other authorized representatives in writing (the "Condor Information") specifically for use in the Proxy Materials or the Registration Statement will, at the time the Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  Section 3.23        Absence of Questionable Payments

                  (a)......Neither  Condor  nor any  Affiliated  Entity  nor any
director, officer, agent or employee or any other person authorized to act on behalf of Condor nor any Affiliated Entity has used any corporate or other funds on behalf of Condor or any Affiliated Entity in any significant amount for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures in any significant amount relating to political activity, government officials or others and neither Condor nor any Affiliated Entity nor any director, officer, agent or employee or any other person authorized to act on behalf of Condor or any Affiliated Entity has accepted or received any unlawful contributions, payments, gifts or expenditures in any significant amount.

                  (b)......Neither Condor nor any director, officer, employee or agent of Condor acting in such person's capacity as such, or any Affiliated Entity (1) has solicited or received any remuneration (including any kickback, bribe, rebate or other payment, whether in cash or in kind), directly or indirectly, overtly or covertly in return for (A) referring a Person to another Person in connection with the furnishing or arranging for the furnishing of any item, product or service or (B) purchasing, leasing, ordering or arranging for or recommending the purchase, lease or order of any good, facility, service or item, where any of the foregoing has violated, or could be deemed to violate, any applicable law, (2) has offered or paid any such remuneration directly or indirectly, overtly or covertly, to any person to induce such Person to so refer a Person or to so purchase, lease, order, arrange for or recommend, and (3) is a party to any agreement or arrangement, written or oral, that may result in any of the events described in clauses (1) or (2).

                  Section 3.24        Guaranties.

                  Other than risks or liabilities assumed pursuant to insurance policies or contracts issued by any of Condor's Affiliated Entities, neither Condor nor any of its Affiliated Entities is a guarantor or otherwise liable for any liability or obligation of any other person other than Condor and the Affiliated Entities.

                  Section 3.25        Material Contracts.

                  (a)......Section  3.25(a)  of the Condor  Disclosure  Schedule
lists all of the following contracts not otherwise listed on the Condor Disclosure Schedule to which Condor is a party or by which any of its properties or assets are bound: (i) employment, consulting, non-competition, severance, golden parachute or indemnification contract (including, without limitation, any contract to which Condor is a party involving employees of Condor, but excluding any insurance policies issued by Condor's Affiliated Entities); (ii) material licensing, merchandising or distribution agreements; (iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets of Condor (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1993; (vi) contracts or agreements with any governmental entity; (vii) other contracts which materially affect the business, properties or assets of Condor and its Affiliated Entities taken as a whole and are not otherwise disclosed in this Agreement or were entered into other than in the ordinary course of business; and (viii) all commitments and agreements to enter into any of the foregoing (collectively, for purposes of this Section 3.25 only, the "Contracts"). Condor has delivered or otherwise made available to Amwest true, correct and complete copies of the Contracts listed in
Section 3.25(a) of the Condor Disclosure Schedule, together with all amendments, modifications and supplements thereto and all side letters to which Condor is a party affecting the obligations of any party thereunder.

                  (b)......Except as set forth in Section 3.25(b) of the Condor
Disclosure Schedule:

 ...........................(i) Each of the Contracts is valid and enforceable in accordance with its terms, and there is no material default under any Contract so listed either by Condor or, to the Knowledge of Condor, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder by Condor or, to the Knowledge of Condor, any other party.

 ...........................(ii)     No party to any such Contract has given
notice to Condor of or made aclaim against Condor with respect to any material breach or material default thereunder.

                  (c)......With respect to those Contracts that were assigned or subleased to Condor by a third party, all necessary consents to such assignments or subleases have been obtained.

                  Section 3.26        Insurance Contracts and Rates.

                  All contracts, agreements, leases, policies or agreements of insurance or reinsurance, contracts, notes, mortgages, indentures, arrangements or other commitments or obligations, whether written or oral ("Insurance Contracts") regarding insurance, written or issued by Condor or any of its Insurance Subsidiaries as now in force are in all material respects, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto. True, complete and correct copies of such forms have been furnished or made available to Amwest and there are no other forms of Insurance Contracts used in connection with Condor's and its Insurance Subsidiaries' business. Premium rates established by Condor or its Insurance Subsidiaries which are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with the insurance statutes, regulations and rules applicable thereto.

                  Section 3.27        Reinsurance.

                  Section 3.27 of the Condor Disclosure Schedule contains a list of all reinsurance or coinsurance treaties or agreements, including retrocessional agreements, to which Condor or any Insurance Subsidiary is a party or under which Condor or any Insurance Subsidiary has any existing rights, obligations or liabilities. All reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which Condor or any Insurance Subsidiary is a party or under which Condor or any Insurance Subsidiary has any existing rights, obligations or liabilities are in full force and effect. Neither Condor nor any Insurance Subsidiary, nor, to the knowledge of Condor, any other party to a reinsurance or coinsurance treaty or agreement to which Condor or any Insurance Subsidiary is a party, is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by this Agreement. Condor has not received any notice to the effect that the financial condition of any other party to any such agreement is impaired with the result that a default thereunder may reasonably be anticipated, whether or not such default may be cured by the operation of any offset clause in such agreement.

                  Section 3.28        Loss Reserves; Solvency.

                  Except as set forth in Section 3.28 of the Condor Disclosure Schedule, the reserve for loss and loss adjustment expense liabilities set forth in the most recent Condor SEC Filing and subsequent Condor SEC Filings provided to Amwest after the date hereof was or will be determined in accordance with generally accepted actuarial standards and principles consistently applied, is fairly stated in accordance with sound actuarial principles and statutory accounting principles and meets the requirements of the insurance statutes, laws and regulations of the State of California. Except as disclosed in Section 3.28 of the Condor Disclosure Schedule, the reserves for loss and loss adjustment expense liabilities reflected in the most recent Condor SEC Filing and subsequent Condor SEC Filings provided to Amwest after the date hereof and established on the books of Condor for all future insurance and reinsurance losses, claims and expenses make or will make a reasonable provision for all unpaid loss and loss adjustment expense obligations of Condor and its Insurance Subsidiaries under the terms of its policies and agreements. Condor and each of its Insurance Subsidiaries owns assets which qualify as admitted assets under California state insurance laws in an amount at least equal to the sum of all of their respective required insurance reserves and minimum statutory capital and surplus as required by Sections 700.01 through 700.05 of the Insurance Code. The value of the assets of Condor and its Affiliated Entities at their present fair saleable value is greater than their total liabilities, including contingent liabilities, and Condor and its Affiliated Entities have assets and capital sufficient to pay their liabilities, including contingent liabilities, as they become due.

                  Section 3.29        Opinion of Financial Advisor

                  Wedbush Morgan Securities (the "Condor Financial Advisor") has delivered to the Condor board of directors its written opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the public holders of Condor Common Stock from a financial point of view, a signed, true and complete copy of which opinion has been delivered to Amwest, and such opinion has not been withdrawn or modified.

                                   ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF
                                     AMWEST

                  Amwest represents and warrants to Condor as follows:

                  Section 4.01        Corporate Organization

                  Amwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or conduct of business requires such licensing or qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Amwest. Amwest has delivered to Condor complete and correct copies of its Certificate of Incorporation and Bylaws as in effect on the date hereof.

                  Section 4.02        Authorization

                  Amwest has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by Amwest of this Agreement and the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by its Board of Directors and, except for the approval of the stockholders of Amwest Common Stock contemplated herein, no other corporate proceeding is necessary for the execution and delivery thereof, and the performance of Amwest's obligations hereunder, and the consummation by it of the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of Amwest enforceable against Amwest in accordance with its terms.

                  Section 4.03        Capitalization

                  The authorized capital stock of Amwest as well as the number of issued and outstanding shares of each class of capital stock of Amwest is as set forth on Section 4.03 of the Amwest Disclosure Schedule to this Agreement executed by Amwest and delivered to Condor simultaneously with the execution of this Agreement (the "Amwest Disclosure Schedule"). All of such outstanding shares have been duly and validly issued, were not issued in violation of any preemptive rights and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. Except as set forth on Section
4.03 of the Amwest Disclosure Schedule, there are no options, warrants, subscriptions, conversion or other rights, agreements, commitments, arrangements or understandings with respect to (i) the issuance of shares of capital stock of Amwest or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such shares, (ii) obligating Amwest to purchase shares of Amwest Common Stock or any security convertible into Amwest Common Stock, or (iii) obligating any of the stockholders of Amwest to purchase, sell or transfer any Amwest Common Stock. Section 4.03 of Amwest Disclosure Schedule lists each of Amwest's stock option plans and other stock award plans, true and correct copies of which have been provided by Amwest to Condor.

                  Section 4.04        Financial Statements and Reports

                  Since  January  1,  1994,  Amwest  has filed  with the SEC all reports, registration statements and all other filings required to be filed with the SEC under the rules and regulations of the SEC (collectively, the "Required Amwest Reports"), all of which, as of their respective effective dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. Amwest has delivered to Condor true and complete copies of
(i) Amwest's Annual Report on Form 10-K for the fiscal years ended December 31, 1994, as filed with the SEC, (ii) Quarterly Reports on Form 10-Q for the three months ended March 31, 1995, June 30, 1995 and September 30, 1995, as filed with the SEC, (iii) proxy statements relating to all meetings of Amwest's stockholders (whether annual or special) held or scheduled to be held since January 1, 1994, (iv) all other forms, reports, statements and documents filed by Amwest with the SEC since January 1, 1994 and (v) all reports, statements and other information provided by Amwest to its stockholders since January 1, 1994 (collectively, the "Amwest SEC Filings"). As of their respective dates, none of the Required Amwest Reports or Amwest SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Amwest included or incorporated by reference in the Amwest SEC Filings were prepared in accordance with GAAP applied on a consistent basis (except as otherwise stated in such financial statements or, in the case of audited statements, the related report thereon of independent certified public accountants), and present fairly the financial position and results of operations, cash flows and changes in stockholders' equity of Amwest and its consolidated Affiliated Entities as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements, to the absence of notes and to normal year-end adjustments, and are consistent with the books and records of Amwest.

                  Section 4.05        Absence of Certain Changes

                  Except as set forth in Amwest SEC Filings or in Section 4.05 of the Amwest Disclosure Schedule, since December 31, 1994, Amwest, and each Affiliated Entity, have conducted their respective businesses only in the ordinary and usual course and there has not been any event, change or development which has had or will have a Material Adverse Effect on Amwest.

                  Section 4.06        Consents and Approvals; No Violations

                  There is no requirement applicable to Amwest or any of its Affiliated Entities to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, other than (i) requirements of the HSR Act, (ii) requirements of the Insurance Code, the Arizona State Department of Insurance and applicable Arizona insurance code provisions and regulations thereunder, and any other applicable insurance regulatory authorities and applicable insurance code provisions and regulations thereunder, (iii) filings with the SEC pursuant to the Securities Act and the Exchange Act, (iv) such filings and approvals as may be required under the "blue sky," takeover or securities laws of various states,
(v) compliance with the requirements of the ASE, (vi) the written consent from Union Bank regarding the Merger and the transactions contemplated thereby, or
(vii) where the failure to make any such filing, or to obtain such permit, authorization, consent or approval, would not prevent or delay consummation of the Merger or would not otherwise prevent Amwest from performing its obligations under this Agreement. Except as set forth in Section 4.06 of the Amwest Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) result in the acceleration of, or the creation in any party of any right to accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which Amwest or any Affiliated Entity is a party or by which any of them is bound or to which any of their assets is subject, except as would not have a Material Adverse Effect on Amwest, (b) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or Bylaws (or other charter documents) of Amwest or any Affiliated Entity, or, except as would not have a Material Adverse Effect on Amwest, a default under or violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which any of them is a party or by which any of them is bound or to which any of their assets is subject or result in the creation of any lien or encumbrance upon any of said assets, or
(c) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which Amwest or any Affiliated Entity is subject.

                  Section 4.07        Litigation

                  Except as set forth in Section 4.07 of the Amwest Disclosure Schedule, there is no action, proceeding or investigation pending or, to the Knowledge of Amwest, threatened against or involving Amwest or any of its Affiliated Entities or any of their respective properties, assets, rights or obligations before any court, arbitrator or administrative or governmental body nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Amwest or any of its Affiliated Entities in which a decision could have a Material Adverse Effect on Amwest. Neither Amwest nor any of its Affiliated Entities is in violation of any term of any judgment, decree, injunction or order outstanding against it. There are no actions, suits or proceedings pending or, to the Knowledge of Amwest, threatened against Amwest or any of its Affiliated Entities arising out of or in any way related to this Agreement or any of the transactions contemplated hereby.

                  Section 4.08        Compliance with Laws

                  Amwest and each Affiliated Entity have complied in all material respects with the laws and regulations of federal, state, local and foreign governments and all agencies thereof which are applicable to the business or properties of Amwest or any Affiliated Entity, a violation of which would result in a Material Adverse Effect on Amwest, including the provisions of the Insurance Code.

                  Section 4.09        Proxy Statement, Etc.

                  The Proxy Statement and Registration  Statement (as defined in
Section 2.02) and all amendments and supplements thereto will comply as to form in all material respects with the provisions of the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder. The Proxy Statement, the Registration Statement and any amendments thereof or supplements thereto, will not, on the date the Proxy Statement and Registration Statement are first mailed to stockholders of Condor, at the time the meeting of the stockholders of Amwest referred to in Section 2.02 hereof is convened or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Amwest makes no representation or warranty with respect to any information furnished to it by Condor or any of their accountants, counsel or other authorized representatives in writing specifically for inclusion in the Proxy Statement or the Registration Statement.

                  Section 4.10        No Undisclosed Liabilities

                  Except as set forth in Section 4.10 of the Amwest Disclosure Schedule, and except as and to the extent set forth on the consolidated balance sheet of Amwest as of December 31, 1994 (including those liabilities and potential liabilities referred to in the financial footnotes thereto), included in the Required Amwest Reports, neither Amwest nor any Affiliated Entities had, at such date, any liabilities or obligations (absolute, accrued, contingent or otherwise) greater than $100,000, taken as a whole and since that date neither Amwest nor any Affiliated Entities has incurred any liabilities or obligations material to Amwest and Affiliated Entities taken as a whole except those incurred in the ordinary and usual course of business and consistent with past practice or in connection with or as a result of the transactions contemplated by this Agreement to which Amwest is or is to be a party.

                  Section 4.11        Disclosure

                  To the best of Amwest's knowledge, no representation or warranty by Amwest in this Agreement and no statement contained or to be contained in any document, certificate or other writing furnished or to be furnished by Amwest to Condor, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Section 4.12 Post-Retirement and Post-Employment Benefit Obligations

                  Except as described in Section 4.12 of the Amwest Disclosure Schedule, all obligations associated with benefits to be provided to present and former employees after retirement or termination have been properly recognized as liabilities on Amwest's balance sheet at December 31, 1994 in accordance with Financial Accounting Standards Board Statements Nos. 106 and 112.

                  Section 4.13        Employee Benefit Plans

                  (a)......Except  as set forth in Section 4.13(a) to the Amwest
Disclosure Schedule, (i) neither Amwest nor any entity that together with Amwest is treated as a single employer pursuant to Section 414(b) or (c) of the Code or
Section 3(5) or 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (an "ERISA Affiliate"), maintains or in the past has maintained any Employee Benefit Plan, as defined in ERISA, under which Amwest or any of its Affiliated Entities has any present or future obligation or liability or under which any present or former employee of Amwest or its Affiliated Entities has any present or future rights to benefits, (ii) each Employee Benefit Plan listed in Section 4.13(a) of the Amwest Disclosure Schedule has been administered in accordance with the applicable requirements of ERISA and the Code, and in the case of any Employee Benefit Plan listed in Section 4.13(a) of the Amwest Disclosure Schedule that is funded for purposes of ERISA and the Code, has not incurred any federal income or excise tax liability which would have a Material Adverse Effect on Amwest, (iii) all material reports and information required to be filed with the United States Department of Labor, Internal Revenue Service or Pension Benefit Guaranty Corporation, or distributed to participants and their beneficiaries with respect to each Employee Benefit Plan listed in Section 4.13(a) of the Amwest Disclosure Schedule, has been timely filed or distributed and, with respect to each Employee Benefit Plan for which an Annual Report has been filed, no change has occurred with respect to the matters covered by the Annual Report since the date of the most recent such Annual Report which could reasonably be expected to have a Material Adverse Effect on Amwest, and (iv) there have been no non-exempt "prohibited transactions" (as that term is defined in the Code or in ERISA) with respect to any Employee Benefit Plan listed in Section 4.13(a) of the Amwest Disclosure Schedule and no material penalty or tax under ERISA or the Code has been imposed upon Amwest or any of its Affiliated Entities and there are no pending or, to Amwest's Knowledge, threatened claims by or on behalf of any Employee Benefit Plan listed in Section 4.13(a) of the Amwest Disclosure Schedule, by any employee or beneficiary covered by Employee Benefit Plan listed in Section 4.13(a) of the Amwest Disclosure Schedule, or otherwise involving an Employee Benefit Plan listed in Section 4.13(a) of the Amwest Disclosure Schedule, other than claims for benefits in the ordinary course and other than claims which would not have a Material Adverse Effect on Amwest.

                  (b)......Each  Employee Benefit Plan listed in Section 4.13(a)
of the Amwest Disclosure Schedule which is an "employee pension benefit plan," as defined in ERISA and which is intended to be "qualified" within the meaning of Section 401(a) of the Code, is so qualified, and, except as set forth in
Section 4.13(b) of the Amwest Disclosure Schedule, a favorable determination letter has been issued by the Internal Revenue Service with respect to such plan and no such plan has been amended since the issuance of the most recent determination letter issued by the Internal Revenue Service with respect thereto. No Employee Benefit Plan listed in Section 4.13(a) of the Amwest Disclosure Schedule is subject to Title IV of ERISA or Section 412 of the Code.

                  (c)......Amwest  has not maintained or contributed to, or been obligated or required to contribute to, a "multiemployer plan," as such term is defined in Section 3(37) of ERISA.

                  Section 4.14        Environmental Matters

                  (a)......Except  as  disclosed  in Section  4.14 of the Amwest
Disclosure Schedule, Amwest is in full compliance with all laws, rules, regulations, and other legal requirements relating to the prevention of pollution and the protection of human health or the environment, including all such legal requirements pertaining to human health and safety (collectively, "Environmental Laws"), except for noncompliance that could not reasonably be expected to have a Material Adverse Effect on Amwest, which compliance includes, but is not limited to, the possession by Amwest of all material permits, and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Except as disclosed in
Section 4.14 of the Amwest Disclosure Schedule, Amwest or an Affiliated Entity has not received written notice of, or, to the best Knowledge of Amwest, is the subject of, an Environmental Claim that could reasonably be expected to have a Material Adverse Effect on Amwest; and to the best Knowledge of Amwest, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

                  (b)......Except  as  disclosed  in Section  4.14 of the Amwest
Disclosure Schedule, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on Amwest or an Affiliated Entity that are pending or, to the best Knowledge of Amwest, threatened against Amwest or an Affiliated Entity or, to the best Knowledge of Amwest, against any person or entity whose liability for any Environmental Claim Amwest or an Affiliated Entity has or may have retained or assumed either contractually or by operation of law.

                  Section 4.15        Absence of Questionable Payments

                  (a)......Neither  Amwest  nor any  Affiliated  Entity  nor any
director, officer, agent or employee or any other person authorized to act on behalf of Amwest nor any Affiliated Entity has used any corporate or other funds on behalf of Amwest or any Affiliated Entity in any significant amount for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures in any significant amount relating to political activity, government officials or others and neither Amwest nor any Affiliated Entity nor any director, officer, agent or employee or any other person authorized to act on behalf of Amwest or any Affiliated Entity has accepted or received any unlawful contributions, payments, gifts or expenditures in any significant amount.

                  (b)......Neither Amwest, nor any director,  officer,  employee or agent of Amwest acting in such person's capacity as such, or any Affiliated Entity (1) has solicited or received any remuneration (including any kickback, bribe, rebate or other payment, whether in cash or in kind), directly or indirectly, overtly or covertly in return for (A) referring a Person to another Person in connection with the furnishing or arranging for the furnishing of any item, product or service or (B) purchasing, leasing, ordering or arranging for or recommending the purchase, lease or order of any good, facility, service or item, where any of the foregoing has violated, or could be deemed to violate, any applicable law, (2) has offered or paid any such remuneration directly or indirectly, overtly or covertly, to any Person to induce such Person to so refer a Person or to so purchase, lease, order, arrange for or recommend, and (3) is a party to any agreement or arrangement, written or oral, that may result in any of the events described in clauses (1) or (2).

                  Section 4.16        Certain Fees

                  Neither Amwest, nor any of its Affiliated Entities nor any of their directors, officers or stockholders has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or similar fees or commissions in connection with the transactions contemplated by this Agreement.

                  Section 4.17        Taxes

                  (a)......Section  4.17 of the Amwest Disclosure  Schedule sets forth: (i) the taxable years of Amwest and Tax Affiliates as to which the respective statutes of limitations on the assessment of United States federal income and any applicable state, local or foreign income, franchise and premium Taxes have not expired, and (ii) with respect to such taxable years sets forth those years for which examinations by the Internal Revenue Service or the state, local or foreign taxing authority have been completed, those years for which examinations by such agencies are presently being conducted, those years for which notice of pending or threatened examination or adjustment has been received, those years for which examinations by such agencies have not been initiated, and those years for which required Returns for such Taxes have not yet been filed. Except to the extent indicated in Section 4.17 of the Amwest Disclosure Schedule, all deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service or state, local or foreign taxing authority have been fully paid, or are fully reflected as a liability in the Required Amwest Reports, or are set forth in Section 4.17 of the Amwest Disclosure Schedule, are being contested and an adequate reserve therefor has been established and is fully reflected in the Required Amwest Reports to the extent required by GAAP. Section 4.17 of the Amwest Disclosure Schedule sets forth all Returns not otherwise described above that are presently under examination with respect to Taxes and all assessments and deficiencies with respect to the Returns that are presently being contested by Amwest and Tax Affiliates.

                  (b)......Amwest represents and warrants to Condor that, except as described in Section 4.17 of the Amwest Disclosure Schedule:

(i) Amwest and its Tax Affiliates have filed on a timely basis all Returns required to have been filed by it and have paid on a timely basis all Taxes shown thereon as due. All such Returns are true, complete and correct in all material respects. The provisions for taxes in the Required Amwest Reports set forth in all material respects the maximum liability of Amwest and the Affiliated Entities for Taxes relating to periods covered thereby. No liability for Taxes has been incurred by Amwest and the Affiliated Entities since the dates of the Required Amwest Reports other than in the ordinary course of their business. No director, officer or employee of Amwest or any of the Affiliated Entities having responsibility for Tax matters has reason to believe that any Taxing authority has valid grounds to claim or assess any material additional Tax with respect to Amwest or the Tax Affiliates in excess of the amounts shown on the Required Amwest Reports for the periods covered thereby.

(ii) With respect to all amounts in respect of Taxes imposed upon Amwest or Tax Affiliates, or for which Amwest or Tax Affiliates are or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), and with respect to all taxable periods or portions of periods ending on or before the Effective Time, all applicable Tax laws and agreements have been fully complied with, and all such amounts required to be paid by Amwest and Tax Affiliates to taxing authorities or others have been paid, in all material respects.

(iii) None of the Returns required to be filed by Amwest and Tax Affiliates contains, or were required to contain (in order to avoid the imposition of a penalty), a disclosure statement under Section 6662 (or any predecessor provision) of the Code, or any similar provision of state, local or foreign law;

(iv) Neither Amwest nor any Tax Affiliate has received notice that the IRS or any other taxing authority has asserted against Amwest or such Tax Affiliate any deficiency or claim for additional Taxes in connection with any Return, and no issues have been raised (and are currently pending) by any taxing authority in connection with any Return. Neither Amwest nor any Tax Affiliate has received notice that it is or may be subject to Tax in a jurisdiction in which it has not filed or does not currently file Returns;

(v) There is no pending or, to Amwest's Knowledge, threatened action, audit, proceeding, or investigation with respect to (i) the assessment or collection of Taxes or (ii) a claim for refund made, of or by Amwest and Tax Affiliates with respect to Taxes;

(vi) All Tax deficiencies asserted or assessed against Amwest and Tax Affiliates have been paid or finally settled with no further amounts owed;

(vii) All amounts that were required to be collected or withheld by Amwest and Tax Affiliates have been duly collected or withheld in all material respects, and all such amounts that were required to be remitted to any taxing authority have been duly remitted in all material respects;

(viii) Amwest and Tax Affiliates have not requested an extension of time to file any Return not yet filed, and have not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No power of attorney granted by Amwest or Tax Affiliates with respect to Taxes is in force;

(ix) Amwest and Tax Affiliates have not taken any action not in accordance with past practice that would have the effect of deferring any material Tax liability of Amwest or any Tax Affiliate from any taxable period ending on or before or including the Effective Time to any subsequent taxable period;

(x) Other than the Affiliated Entities, Amwest has had no Tax Affiliates during any period with respect to which the applicable statue of limitations on the assessment of Taxes remains open;

(xi) Amwest was not acquired in a "qualified stock purchase" under Section 338(d)(3) of the Code and no elections under Section 338(g) of the Code, protective carryover basis elections, offset prohibition elections or similar election are applicable to Amwest or any Tax Affiliate;

(xii) Neither Amwest nor any Tax Affiliate is required to include in income any adjustment pursuant to Sections 481 or 263A of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method or otherwise, following the Effective Time, and Amwest has no Knowledge that the IRS (or other taxing authority) has proposed, or is considering, any such change in accounting method or other adjustment;

(xiii)There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Amwest or the Affiliated Entities;

(xiv) Neither Amwest nor any of the Affiliated Entities are party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, whether by reason of the Merger or otherwise;

(xv) Neither Amwest nor any Affiliated Entity is, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code (or any corresponding provision of state, local or foreign Tax law);

(xvi) Neither Amwest nor any of the Affiliated Entities has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country and neither Amwest nor any of the Affiliated Entities has engaged in a trade or business within any foreign country;

(xvii)Amwest and the Affiliated Entities are not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes;

(xviii)Neither Amwest nor any of the Affiliated Entities has not made a "waters edge election" pursuant to California Revenue and Taxation Code Section 25110;

(xix) There are no excess loss accounts, deferred intercompany gains or losses, or intercompany items, as such terms are defined in the Treasury Regulations, that will be required to be recognized or otherwise taken into account as a result of the acquisition of the Amwest Common Stock pursuant to this Agreement;

(xx) Neither Amwest nor any of the Affiliated Entities has filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign Tax law); and

(xxi) Neither Amwest nor any of the Affiliated Entities is a party to or bound by any Tax sharing agreement nor has any current or contingent contractual obligation to indemnify any other person with respect to Taxes, other than obligations to indemnify a lessor for property Taxes, sales/use Taxes or gross receipts Taxes (but not income, franchise or premium Taxes) imposed on lease payments arising from terms that are customary for leases of similar property.

                  Section 4.18        Affiliated Entities

                  (a)......Except  as set forth in Section 4.18(a) of the Amwest
Disclosure Schedule, Amwest has no direct or indirect Affiliated Entities. Each Affiliated Entity of Amwest listed on Section 4.18(a) of Amwest Disclosure
Schedule is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or conduct of business requires such qualification or licensing, except where the failure to be so qualified would not have a Material Adverse Effect on Amwest. Amwest has delivered to Condor complete and correct copies of the Articles or Certificate of Incorporation and Bylaws of each such Affiliated Entity as in effect on the date hereof.

                  (b)......Except  as set forth in Section 4.18(b) of the Amwest
Disclosure  Schedule,  Amwest  is,  directly  or  indirectly,   the  record  and
beneficial owner of all of the outstanding shares of capital stock of each of its Affiliated Entities, and all of the outstanding shares of capital stock of each such Affiliated Entity are duly and validly issued, were not issued in violation of any preemptive rights, are fully paid and non-assessable and are owned free and clear of any claim, lien, encumbrance or agreement with respect thereto. Except as and to the extent set forth in Section 4.18(b) of the Amwest Disclosure Schedule, there are not any options, warrants, subscriptions, conversion or other rights, agreements, or commitments, arrangements or understandings with respect to the issuance of capital stock of any Affiliated Entity of Amwest or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such shares.

                  Section 4.19        Reinsurance.

                  Section 4.19 of the Amwest Disclosure Schedule contains a list of all reinsurance or coinsurance treaties or agreements, including retrocessional agreements, to which Amwest or any Insurance Subsidiary is a party or under which Amwest or any Insurance Subsidiary has any existing rights, obligations or liabilities. All reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which Amwest or any Insurance Subsidiary is a party or under which Amwest or any Insurance Subsidiary has any existing rights, obligations or liabilities are in full force and effect. Neither Amwest nor any Insurance Subsidiary, nor, to the knowledge of Amwest, any other party to a reinsurance or coinsurance treaty or agreement to which Amwest or any Insurance Subsidiary is a party, is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by this Agreement. Amwest has not received any notice to the effect that the financial condition of any other party to any such agreement is impaired with the result that a default thereunder may reasonably be anticipated, whether or not such default may be cured by the operation of any offset clause in such agreement.

                  Section 4.20        Insurance:  Licenses, Permits and Filings

                  Amwest is duly organized and registered as a California insurance holding company, and each Insurance Subsidiary is duly organized and licensed as an insurance company in California and is duly licensed or authorized as an insurer or reinsurer in any other jurisdiction where it is required to be so licensed or authorized to conduct its business, or is subject to no liability or disability that would have a Material Adverse Effect by reason of the failure to be so licensed or authorized in any such jurisdiction. Since January 1, 1994, Amwest has made all required filings under applicable insurance holding company statutes. Each of Amwest and its Insurance Subsidiaries has all other necessary Insurance Licenses to conduct their businesses as currently conducted and all such Insurance Licenses are valid and in full force and effect, except such Insurance Licenses which the failure to have or to be in full force and effect individually or in the aggregate would not have a Material Adverse Effect. Section 4.20 of the Amwest Disclosure Schedule lists each order and written understanding or agreement of or with the Department currently in effect and applicable to Amwest or any of its Insurance Subsidiaries. Neither Amwest nor any Affiliated Entity has received any notification (which notification has not been withdrawn or otherwise resolved prior to the date of this agreement) from the Department or any other insurance regulatory authority to the effect that any additional Insurance License from such insurance regulatory authority is needed to be obtained by Amwest or any Affiliated Entity in any case where it could be reasonably expected that (x) Amwest or any Affiliated Entity would in fact be required either to obtain any such additional Insurance License, or cease or otherwise limit writing certain business and (y) obtaining such Insurance License or the limiting of such business would have a Material Adverse Effect. Each Insurance Subsidiary is in compliance with the requirements of the insurance laws and regulations of California and the insurance laws and regulations of any other jurisdiction which are applicable to such Insurance Subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder or in any such case is subject to no Material Adverse Effect by reason of the failure to so comply or file.

                  Section 4.21        Guaranties.

                  Other than risks or liabilities assumed pursuant to insurance policies or contracts issued by any of Amwest's Affiliated Entities, neither Amwest nor any of its Affiliated Entities is a guarantor or otherwise liable for any liability or obligation of any other person other than Amwest and the Affiliated Entities.

                  Section 4.22        Material Contracts.

                  (a)......Section  4.22(a)  of the Amwest  Disclosure  Schedule
lists all of the following contracts not otherwise listed on the Amwest Disclosure Schedule to which Amwest is a party or by which any of its properties or assets are bound: (i) employment, consulting, non-competition, severance, golden parachute or indemnification contract (including, without limitation, any contract to which Amwest is a party involving employees of Amwest, but excluding any insurance policies issued by Amwest's Affiliated Entities); (ii) material licensing, merchandising or distribution agreements; (iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets of Amwest (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1993; (vi) contracts or agreements with any governmental entity; (vii) other contracts which materially affect the business, properties or assets of Amwest and its Affiliated Entities taken as a whole and are not otherwise disclosed in this Agreement or were entered into other than in the ordinary course of business; and (viii) all commitments and agreements to enter into any of the foregoing (collectively, for purposes of this Section 4.22 only, the "Contracts"). Amwest has delivered or otherwise made available to Condor true, correct and complete copies of the Contracts listed in
Section 4.22(a) of the Amwest Disclosure Schedule, together with all amendments, modifications and supplements thereto and all side letters to which Amwest is a party affecting the obligations of any party thereunder.

                  (b)......Except as set forth in Section 4.22(b) of the Amwest
Disclosure Schedule:

 ...........................(i) Each of the Contracts is valid and enforceable in accordance with its terms, and there is no material default under any Contract so listed either by Amwest or, to the Knowledge of Amwest, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder by Amwest or, to the Knowledge of Amwest, any other party.

 ...........................(ii)     No party to any such Contract has given
notice to Amwest of or made aclaim against Amwest with respect to any material breach or material default thereunder.

                  (c)......With respect to those Contracts that were assigned or subleased to Amwest by a third party, all necessary consents to such assignments or subleases have been obtained.

                  Section 4.23        Insurance Contracts and Rates.

                  All Insurance Contracts regarding insurance, written or issued by Amwest or any of its Insurance Subsidiaries as now in force are in all material respects, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto. True, complete and correct copies of such forms have been furnished or made available to Condor and there are no other forms of Insurance Contracts used in connection with Amwest's and its Insurance Subsidiaries' business. Premium rates established by Amwest or its Insurance Subsidiaries which are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with the insurance statutes, regulations and rules applicable thereto.

                  Section 4.24        Loss Reserves; Solvency.

                  Except as set forth in Section 4.24 of the Amwest Disclosure Schedule, the reserve for loss and loss adjustment expense liabilities set forth in the most recent Amwest SEC Filing and subsequent Amwest SEC Filings provided to Condor after the date hereof was or will be determined in accordance with generally accepted actuarial standards and principles consistently applied, is fairly stated in accordance with sound actuarial principles and statutory accounting principles and meets the requirements of the insurance statutes, laws and regulations of the State of California. Except as disclosed in Section 4.24 of the Amwest Disclosure Schedule, the reserves for loss and loss adjustment expense liabilities reflected in the most recent Amwest SEC Filing and subsequent Amwest SEC Filings provided to Condor after the date hereof and established on the books of Amwest for all future insurance and reinsurance losses, claims and expenses make or will make a reasonable provision for all unpaid loss and loss adjustment expense obligations of Amwest and its Insurance Subsidiaries under the terms of its policies and agreements. Amwest and each of its Insurance Subsidiaries owns assets which qualify as admitted assets under California state insurance laws in an amount at least equal to the sum of all of their respective required insurance reserves and minimum statutory capital and surplus as required by Sections 700.01 through 700.05 of the Insurance Code. The value of the assets of Amwest and its Affiliated Entities at their present fair saleable value is greater than their total liabilities, including contingent liabilities, and Amwest and its Affiliated Entities have assets and capital sufficient to pay their liabilities, including contingent liabilities, as they become due.

                                              ARTICLE V
                                              COVENANTS

                  Section 5.01        Conduct of Business of Condor and Amwest

                  Except as contemplated by this Agreement or to the extent that the other party to this Agreement shall otherwise consent in writing, during the period from the date of this Agreement to the Effective Time, Condor and its Affiliated Entities and Amwest and its Affiliated Entities, respectively, will conduct their respective operations only in, and Condor and its Affiliated Entities and Amwest and its Affiliated Entities, respectively, will not take any action, except in the ordinary course of business, and Condor and its Affiliated Entities and Amwest and its Affiliated Entities, respectively, will use all reasonable efforts to preserve intact in all material respects their respective business organizations, assets, prospects and advantageous business relationships, to keep available the services of their respective officers and key employees and to maintain satisfactory relationships with their respective licensors, licensees, suppliers, contractors, distributors, customers and others having advantageous business relationships with them. Without limiting the generality of the foregoing, except as contemplated by this Agreement, neither Condor or any of its Affiliated Entities nor Amwest or any of its Affiliated Entities, respectively, will, without the prior written consent of the other parties to this Agreement:

                  (a)......amend its Articles or Certificate of Incorporation or
Bylaws or change its authorized number of directors, except that each of Amwest Surety Insurance Company and its subsidiary, Far West Insurance Company, may reincorporate or redomesticate under the laws of the State of Nebraska;

                  (b)......split,  combine  or  reclassify  any  shares  of  its capital stock, declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, or directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock or other securities, except that Amwest may pay regular quarterly cash dividends in accordance with past practice;

                  (c)......authorize  for  issuance,  issue,  sell or deliver or agree or commit to issue, sell, or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any of its capital stock or any securities convertible into or exercisable or exchangeable for shares of its capital stock, other than the issuance by Condor or Amwest of shares of its Common Stock pursuant to the exercise of employee stock options and other rights set forth in the Condor or Amwest Disclosure Schedule;

                  (d)......other than in the ordinary course of business,  incur any material liability or obligation (absolute, accrued, contingent or otherwise) or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, or change any assumption underlying, or methods of calculating, any bad debt, contingency or other reserve;

                  (e)......enter  into, adopt or, except as determined by Condor or Amwest to be necessary to comply with applicable law or maintain tax-favored status (and any nonmaterial changes incidental thereto), amend any Employment Related Agreement or Employee Benefit Plan or grant, or become obligated to grant, any increase in the compensation payable or to become payable to any of their officers or directors or any general increase in the compensation payable or to become payable to their employees (including, in each case, any such increase pursuant to any Employment Related Agreement or Employee Benefit Plan, other than an increase pursuant to the terms of such an Employment Related Agreement or Employee Benefit Plan in effect on the date of this Agreement and reflected on the Condor or Amwest Disclosure Schedule), other than in connection with individual performance reviews in the ordinary course of business and consistent with past practice;

                  (f)......acquire (by merger, consolidation,  or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, property transfer, or purchase of an amount in excess of $50,000 individually, or in the aggregate, of properties or assets of any other individual or entity, provided, however, Condor and Amwest may each continue to make investment portfolio purchases and sales at their respective subsidiary levels in the ordinary course of their respective businesses and provided, further, that Amwest may make additional investments or acquisitions in an aggregate amount not to exceed $5 million;

                  (g)......pay,   discharge  or  satisfy  any  material  claims,
liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against on Condor's or Amwest's Latest Balance Sheet, or subsequently incurred in the ordinary course of business, or disclosed pursuant to this Agreement;

                  (h)......acquire  (including by lease) any material  assets or properties or dispose of, mortgage or encumber any material assets or properties, other than in the ordinary course of business, except that Amwest may enter into a new real property lease or purchase agreement for a new corporate headquarters facility and that Amwest may purchase from Amwest Surety Insurance Company shares of Condor Common Stock;

                  (i)......waive, release, grant or transfer any material rights or modify or change in any material respect any material existing license, lease, contract or other document, other than in the ordinary course of business and consistent with past practice, except that Amwest may amend or modify its existing real property lease for its existing corporate headquarters facility;

                  (j)......except as may be required as a result of a change in law or in generally acceptedaccounting principles, change any of the accounting principles or practices used by it;

                  (k)......revalue  in any  material  respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

                  (l)......make   or  revoke  any  Tax  election  or  settle  or
compromise any material Tax liability or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for Tax purposes;

                  (m)......settle or compromise any pending or threatened suit, action or claim relating tothe transactions contemplated hereby;

                  (n)......settle  or compromise any pending or threatened suit, action or claim in the ordinary course of Amwest's or Condor's respective businesses, except that Amwest may settle, compromise or make payments with respect to its existing litigation relating to California Proposition 103; or

                  (o)......take any action or agree, in writing or otherwise, to take any of the foregoing actions or any action which would at any time make any representation or warranty in Article III (other than Section 3.09 solely as it relates to payment, Sections 3.12 with respect to the defense of any litigation, arbitration or claim, and Section 3.13) or Article IV (other than Section 4.17 solely as it relates to payment and Section 4.07 with respect to the defense of any litigation, arbitration or claim) untrue or incorrect.

                  Section 5.02        Access to Information

                  (a)......Between  the date of this Agreement and the Effective
Time, Amwest and Condor will upon reasonable notice give to each other and the other's authorized representatives access during regular business hours to all of its personnel, plants, offices, warehouses and other facilities and to all of its books and records and will permit the other to make such inspections as it may require and will cause its officers and those of its Affiliated Entities to furnish the other with such financial and operating data and other information with respect to its business and properties as the other may from time to time reasonably request.

                  (b)......Information  obtained by the parties hereto  pursuant to this Section 5.02 shall be subject to the provisions of the confidentiality agreement between Amwest and Condor dated November 15, 1995, which agreement remains in full force and effect. If this Agreement is terminated, each party will (i) deliver to the other all documents, work papers and other material (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, and (ii) destroy or provide to outside counsel for retention all material working papers reflecting any of the confidential information contained in such documents, work papers and other material. In addition, if this Agreement is terminated neither party shall disclose, except as required by law, the basis or reason for such termination, without the consent of the other party.

                  Section 5.03        All Reasonable Efforts

                  Upon the terms and subject to the conditions hereof, and subject to the fiduciary duties of the Board of Directors of Condor and of Amwest under applicable law, Amwest and Condor each agree to use all reasonable efforts promptly to take, or cause to be taken, all appropriate action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and will use all reasonable efforts to obtain all waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or governmental or public bodies or authorities which are in the opinion of Amwest or Condor necessary or desirable in connection with the transactions contemplated by this Agreement, including, without limitation, filings and approvals to the extent required under the DGCL, the Securities Act, the Exchange Act, the Insurance Code and the HSR Act or any rule of the ASE or NASD. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of Amwest and Condor will take such action.

                  Section 5.04        Public Announcements

                  Amwest, on the one hand, and Condor, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation. Notwithstanding the foregoing, Amwest and Condor shall not be prohibited from issuing any press release or making any public statement as may be required under applicable law, but in any such event, Amwest or Condor, as the case may be, shall notify the other party prior to taking such action.

                  Section 5.05        Notification of Certain Matters

                  Amwest and Condor  will give  prompt  notice to one another of
(i) the occurrence, or failure to occur, of any event which occurrence or failure would or would be likely to cause any of their respective representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect or would or would likely cause any condition in Article VII to become impossible to fulfill, or unlikely to be fulfilled, at any time from the date hereof to the Effective Time, and (ii) any failure on its part or on the part of any of their respective officers, directors, employees, representatives or agents to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, that no such notification will alter or otherwise affect such representations, warranties, covenants, conditions or agreements.

                  Section 5.06        Indemnification and Insurance

                  (a)......From and after the Effective Time, Amwest shall
indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Condor or any Affiliated Entity or a holder of Condor Common Stock (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Amwest, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer, director or employee of Condor or any Affiliated Entity, whether such Claim pertains to any matter or fact arising, existing or occurring at or prior to the Effective Time (including, without limitation, the Merger and other transactions contemplated by this Agreement), regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time (the "Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby; in each case to the full extent Condor would have been permitted under Delaware law and its Certificate of Incorporation and Bylaws to indemnify such person (and Amwest shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law and under such Certificate of Incorporation or Bylaws, upon receipt of any undertaking required by such Certificate of Incorporation, Bylaws or applicable law). Any Indemnified Party wishing to claim indemnification under this Section 5.06(a), upon learning of any Claim, shall notify Amwest (but the failure to so notify Amwest shall not relieve it from any liability which Amwest may have under this Section 5.06(a) except to the extent such failure prejudices Amwest) and shall deliver to Amwest any undertaking required by such Certificate of Incorporation, Bylaws or applicable law. Amwest shall use its best efforts to assure, to the extent permitted under applicable law, that all limitations of liability existing in favor of the Indemnified Parties as provided in Condor's Certificate of Incorporation and Bylaws, as in effect as of the date hereof, with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), shall survive the Merger. The obligations of Amwest described in this Section 5.06(a) shall continue in full force and effect, without any amendment thereto, for a period of three years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim; and provided further that nothing in this
Section 5.06(a) shall be deemed to modify applicable Delaware law regarding indemnification of former officers and directors. Notwithstanding anything contained in this Section 5.06, the indemnification provided hereunder shall not exceed the coverage provided by the insurance currently provided the Indemnified Parties by Condor.

                  (b)......The obligations of Amwest under this Section 5.06 are intended to benefit, and be enforceable against Amwest directly by the Indemnified Parties, and shall be binding on all respective successors of Amwest.

                  Section 5.07        Regulatory Approvals

                  Condor  and  Amwest  will  take  all  such  action  as  may be necessary under federal or state securities laws or the HSR Act or the California Insurance Code applicable to or necessary for, and will file and, if appropriate, use their best efforts to have declared effective or approved all documents and notifications with the SEC, the California Department of Insurance, the Arizona State Department of Insurance and other governmental or regulatory bodies which they deem necessary or appropriate for, the consummation of the Merger and the transactions contemplated hereby, and each party shall give the other information reasonably requested by such other party pertaining to it and Affiliated Entities to enable such other party to take such actions, and Condor and Amwest shall file in a timely manner all reports and documents required to be so filed by or under the Exchange Act or the Insurance Code which they deem necessary or appropriate in relation to the Merger.

                  Section 5.08        Employee Matters

                  (a)......Amwest   will  cause  service  with  Condor  and  its
Affiliated Entities and their predecessors prior to the Effective Time to be taken into account for eligibility and vesting purposes in connection with any benefit or payroll plan, practice, policy or agreement of Amwest or any of its affiliates in which any employee of Condor or an Affiliated Entity may become entitled to participate at or after the Effective Time.

                  (b)......Amwest  hereby  assumes and agrees to perform and pay or cause to be performed and paid all of Condor's duties and obligations under the employment and option agreements listed in Section 3.03 of the Condor Disclosure Schedule, to the extent they have not been terminated prior to the Effective Time.

                  (c)......The  obligations of Amwest under Sections 5.08(a) and
5.08(b) are intended to benefit, and be enforceable against Amwest directly by, the parties (other than Condor) to such agreements and the participants or former participants in such plans and their respective beneficiaries and other successors in interest, and shall be binding on all successors of Amwest.

                  Section 5.09 No Actions Inconsistent With Tax-Free Reorganization

                  Condor shall take no action with respect to its capital stock, assets or liabilities that would cause the Merger not to qualify as a "reorganization" within the meaning of Sections 368(a)(1)(A) of the Code.

                  Section 5.10.       Other Potential Acquirors

                  (a)......Condor,  its Affiliated Entities and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, Condor or its Affiliated Entities or any business combination with Condor or its Affiliated Entities. Condor may, directly or indirectly, furnish information and access, in each case only in response to unsolicited requests therefor, to any corporation, partnership, person or other entity or group pursuant to confidentiality agreements, and may participate in discussions and negotiate with such entity or group concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving Condor or any Affiliated Entity or division of Condor, if such entity or group has submitted a written proposal to the Condor board of directors (the "Condor Board") relating to any such transaction and the Condor Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of outside legal counsel that it is required to do so to comply with its fiduciary duties to stockholders under applicable law. The Condor Board shall provide a copy of any such written proposal and a summary of any oral proposal to Amwest immediately after receipt thereof and thereafter keep Amwest promptly advised of any development with respect thereto. Except as set forth above, neither Condor nor any of its Affiliated Entities shall, nor shall Condor authorize or permit any of its or their respective officers, directors, employees, representatives or agents to directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Amwest, any Affiliated Entity of Amwest or any designee of Amwest) concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving Condor or any Affiliated Entity or division of Condor; provided, however, that nothing herein shall prevent the Condor Board from taking, and disclosing to Condor's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer; provided, further, that nothing herein shall prevent the Condor Board from making such disclosure to Condor's stockholders as, in the good faith judgment of the Condor Board, after consultation with and based upon the advice of outside legal counsel, is required to comply with its fiduciary duties to stockholders under applicable law.

                  (b)......Except  as set forth in this Section 5.10, the Condor
Board shall not approve or recommend, or cause Condor to enter into any agreement with respect to, any Third Party Acquisition (as defined below). Notwithstanding the foregoing, if the Condor Board, after consultation with and based upon the advice of outside legal counsel, determines in good faith that it is necessary to do so in order to comply with its fiduciary duties to stockholders under applicable law, the Condor Board may withdraw, modify or change its approval or recommendation of this Agreement or the Merger and approve or recommend a Superior Proposal (as defined below) or cause Condor to enter into an agreement with respect to a Superior Proposal, but in each case only (i) after providing reasonable written notice to Amwest (a "Notice of Superior Proposal") advising Amwest that the Condor Board has received a Superior Proposal and identifying the person making such Superior Proposal and
(ii) if Amwest does not make within seven business days of Amwest's receipt of the Notice of Superior Proposal, an offer which the Condor Board, after consultation with its financial advisors, determines is superior to such Superior Proposal. In addition, if Condor proposes to enter into an agreement with respect to any Third Party Acquisition, it shall concurrently with entering into such an agreement pay, or cause to be paid, to Amwest the fee required by
Section 8.03(a) hereof. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the Condor Common Stock then outstanding or all or substantially all the assets of Condor or any merger or similar transaction involving Condor or any Affiliated Entity or division of Condor and otherwise on terms which the Condor Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Condor's stockholders than the Merger.

                  Section 5.11        Letter of Condor's Accountants

                  Condor shall use its best efforts to cause to be delivered to Amwest a letter from KPMG Peat Marwick, Condor's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Amwest, in form and substance reasonably satisfactory to Amwest and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

                  Section 5.12        Stock Exchange Listing

                  Amwest shall use all reasonable efforts to cause the shares of Amwest Common Stock to be issued in the Merger and the shares of Amwest Common Stock to be reserved for issuance upon exercise of Amwest Options granted pursuant to Section 2.01(a) to be approved for listing on the ASE, subject to official notice of issuance, prior to the date of Closing.

                  Section 5.13        Pooling of Interests

                  Condor and Amwest each agrees that it will not take any action which could prevent the Merger from being accounted for as a "pooling-of-interests" for accounting purposes and each of Condor and Amwest will bring to the attention of the other any actions which could reasonably likely prevent Amwest from accounting for the Merger as a "pooling-of-interests."

                  Section 5.14        Employment Agreement

                  Amwest shall, as of or prior to the Effective Time, enter into an employment agreement with Guy Main on substantially the terms set forth in the form of Employment Agreement agreed to as of the date hereof. Pursuant to the Employment Agreement, Guy Main will be employed by Amwest for a four year term at compensation levels consistent with the compensation for comparable Amwest executives. The employment agreement will provide that Guy Main will have the titles of Executive Vice President of Amwest and President of Condor Insurance Company during the term of his employment.

                  Section 5.15        Condor Affiliates

                  Prior to the date of Closing, Condor shall deliver to Amwest a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of Condor, "affiliates" of Condor for purposes of Rule 145 under the Securities Act. Condor shall use its best efforts to cause each such person to deliver to Amwest on or prior to the date of Closing a written agreement, substantially in the form attached as Exhibit B hereto.

                  Section 5.16        Agreement with Guy A. Main

                  Condor and Amwest agree that, as of the Effective Time, Amwest and Guy Main will enter into an Agreement substantially in the form attached as Exhibit C hereto.

                               ARTICLE VI CLOSING

                  Section 6.01        Time and Place

                  Subject to the provisions of Articles VII and VIII, the consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Gibson, Dunn & Crutcher, 333 S. Grand Avenue, Los Angeles, California 90071, immediately after the approvals by stockholders of Amwest and Condor referred to in Section 2.02 hereof and the fulfillment of the other conditions to the Merger set forth in Article VII hereof has been obtained or at such other place or at such other time as may be mutually agreed upon by Amwest and Condor.

                  Section 6.02        Deliveries at the Closing

                  Subject to the  provisions  of Articles  VII and VIII,  at the
Closing:

                  (a)......There  will be  delivered  to Amwest  and  Condor the certificates and other documents and instruments the delivery of which is contemplated under Article VII; and

                  (b)......Amwest  and Condor will cause  appropriate  documents necessary to effect the Merger to be filed in accordance  with the provisions of
Section 251 of the DGCL and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

                  Section 7.01        Conditions to the Obligations of Amwest
                                      and Condor

                  The respective obligations of Amwest and Condor to effect the Merger are subject to fulfillment at or prior to the date of the Closing of the following conditions:

                  (a)......Any   waiting  period  (and  any  extension  thereof)
applicable to the Merger under the HSR Act shall have expired or been terminated, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received;

                  (b)......The  Merger shall have been approved by the requisite vote of the stockholders of Condor required by the DGCL, NASD and Condor's Certificate of Incorporation and Bylaws;

                  (c)......The  Merger shall have been approved by the requisite vote of the stockholders of Amwest required by the DGCL, ASE and Amwest's Articles of Incorporation and Bylaws;

                  (d)......The   Registration   Statement   shall  have   become
effective and no stop order suspending the effectiveness thereof shall be in effect and no proceedings for such purpose shall be pending or threatened before the Commission;

                  (e)......The  shares of Amwest  Common  Stock  issuable in the
Merger shall be approved for quotation on the ASE upon notice of issuance;

                  (f)......No order, statute, rule, regulation, executive order, stay, decree, judgment, or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the effectuation of the Merger;

                  (g)......No  governmental action or proceeding shall have been commenced or threatened seeking any injunction, restraining or other order which seeks to prohibit, restrain, invalidate or set aside the effectuation of the Merger;

                  (h)......The Merger and the transactions  contemplated thereby shall have been approved by the Commissioners of the California Department of Insurance and the Arizona State Department of Insurance; and

                  (i)......Amwest  shall have received from Union Bank a written waiver with respect to consummation of the Merger and the transactions contemplated thereby.

                  Section 7.02 Additional Conditions to the Obligations of Amwest

                  The obligations of Amwest to effect the Merger are also subject to the fulfillment at or prior to the date of the Closing of the following additional conditions:

                  (a)......Condor  shall  have  performed  and  complied  in all material respects with the agreements and obligations contained in this Agreement that are required to be performed and complied with by it at or prior to the date of the Closing;

                  (b)......The   representations   and   warranties   of  Condor
contained in this Agreement shall be true and correct in all material respects, as of the date hereof and shall be deemed to have been made again at and as of the date of the Closing and shall then be true and correct in all material respects except on each date, for breaches or inaccuracies, the combination of which would not constitute a Material Adverse Effect on Condor;

                  (c)......All corporate actions on the part of Condor necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or thereby shall have been duly and validly taken;

                  (d)......Condor  shall have  received  consents  to the Merger from all persons from whom such consent or waiver is required, as referred to in
Section 4.06;

                  (e)......Amwest  shall have  received  the opinions of counsel from Kindel & Anderson, counsel to Condor covering such matters and in the form and substance agreed upon as of the date hereof;

                  (f)......Amwest  shall  have  received  such  certificates  of officers of Condor and such certificates of others to evidence compliance with the conditions set forth in this Section 7.02 and in Section 7.01 as may be reasonably requested by Amwest;

                  (g)......Since  the date of this  Agreement,  there shall have been no material adverse change in, and no event, occurrence or development in the business of Condor that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a Material Adverse Effect on Condor;

                  (h)......Condor shall deliver to Amwest an agreement of
stockholder in the form ofExhibit A, executed by the Condor Stockholder;

                  (i)......The Conversion Number shall not exceed 0.6;

                  (j)......Condor  shall have  delivered to Amwest an opinion of
Condor's consulting actuary, executed by Tim Perr, as of the most recently completed monthly period of which actuarial information is available prior to the date of Closing, opining that as of such date the reserves for loss and loss adjustment expense reflected on such balance sheet of Condor and its Affiliated Entities have been established in conformity with generally accepted actuarial principles and practices consistently applied, that such reserves were established in conformity with the requirements of the California Department of Insurance and that such reserves make a reasonable provision for all unpaid loss and loss adjustment expense obligations of Condor under the terms of its policies and agreements;

                  (k)......Amwest   shall  have  received  from  its  consulting
actuary, an opinion of actuary as of the most recently completed monthly period of which actuarial information is available prior to the date of Closing, opining that as of such date the reserves for loss and loss adjustment expense reflected on such balance sheet of Condor and its Affiliated Entities have been established in conformity with generally accepted actuarial principles and practices consistently applied, that such reserves were established in conformity with the requirements of the California Department of Insurance and that such reserves make a reasonable provision for all unpaid loss and loss adjustment expense obligations of Condor under the terms of its policies and agreements;

                  (l)......Guy  Main and all members of the Condor Board and any other person deemed an Affiliate shall have performed his obligations under the Affiliates Letter and Continuity of Interest Certificate in the form of Exhibit B hereto, and Amwest shall have received a certificate signed by such persons to such effect;

                  (m)......A.M. Best Company's ratings for each of Amwest Surety
Insurance Company and Far West Insurance Company shall not, as of the Effective Time (and after taking into account the Merger and the transactions contemplated thereby), be lower than "A" (Excellent);

                  (n)......Amwest shall have received an Officers' Certificate
Regarding Certain Tax Mattersfrom the Chief Financial Officer and the Chief Executive Officer of Condor; and

                  (o)......Amwest    shall   have   received   from   Condor   a
certification of non-foreign status described in Treasury Regulation Section 1.1445-2(c)(2), and shall have received from Condor and each Affiliated Entity owned directly by Condor a certification that such entities are not and have not been "United States real property holding corporations" during the periods set forth in, and in a the form described in, Treasury Regulation Section 1.1445-2(c)(3).

                  Section 7.03 Additional Conditions to the Obligations of Condor

                  The obligations of Condor to effect the Merger are also subject to the fulfillment at or prior to the date of the Closing of the following additional conditions:

                  (a)......Amwest  shall  have  performed  and  complied  in all material respects with the agreements and obligations contained in this Agreement that are required to be performed and complied with by them at or prior to the date of the Closing;

                  (b)......The   representations   and   warranties   of  Amwest
contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall be deemed to have been made again at and as of the date of the Closing and shall then be true and correct in all material respects except on each date, for breaches or inaccuracies, the combination of which would not constitute a Material Adverse Effect on Amwest;

                  (c)......All corporate actions on the part of Amwest necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken;

                  (d)......Condor  shall have  received  the  opinion of counsel from Gibson, Dunn & Crutcher, counsel to Amwest, covering such matters and in the form and substance agreed upon as of the date hereof;

                  (e) Since the date of this Agreement, there shall have been no material adverse change in, and no event, occurrence or development in the business of Amwest that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a Material Adverse Effect on Amwest;

                  (f)......Condor  shall  have  received  such  certificates  of officers of Amwest and such certificates of others to evidence compliance with the conditions set forth in this Section 7.03 and in Section 7.01 as may be reasonably requested by Condor;

                  (g)......Amwest  shall have  delivered to Condor an opinion of
Amwest's consulting actuary as of December 31, 1995, opining that as of such date the reserves for loss and loss adjustment expense reflected on such balance sheet of Amwest and its Affiliated Entities have been established in conformity with generally accepted actuarial principles and practices consistently applied, that such reserves were established in conformity with the requirements of the California Department of Insurance and that such reserves make a reasonable provision for all unpaid loss and loss adjustment expense obligations of Amwest under the terms of its policies and agreements; and

                  (h)......The Conversion Number shall not be less than 0.4.

                                  ARTICLE VIII
                          TERMINATION AND ABANDONMENT

                  Section 8.01        Termination

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

                  (a)......by mutual written consent of Amwest and Condor;

                  (b)......by  Amwest or  Condor  if (i) any court of  competent jurisdiction in the United States or other United States governmental authority shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or
(ii) the Merger has not been consummated by June 30, 1996; provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

                  (c)......by  Condor if (i) there  shall  have been a breach of any representation or warranty on the part of Amwest set forth in this Agreement, or if any representation or warranty of Amwest shall have become untrue, in either case such that the conditions set forth in Section 7.03(b) would be incapable of being satisfied by June 30, 1996 (or as otherwise extended), (ii) there shall have been a breach by Amwest of any of its covenants or agreements hereunder having a Material Adverse Effect on Amwest or materially adversely affecting (or materially delaying) the consummation of the Merger, and Amwest has not cured such breach within twenty business days after notice by Condor thereof, provided that Condor has not breached any of its obligations hereunder, (iii) Condor enters into a definitive agreement relating to a Superior Proposal in accordance with Section 5.10(b), provided that such termination under this clause (iii) shall not be effective until payment of the fee required by Section 8.03(a) hereof, or (iv) Amwest shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders; or

                  (d)......by  Amwest if (i) there  shall  have been a breach of any representation or warranty on the part of Condor set forth in this Agreement, or if any representation or warranty of Condor shall have become untrue, in either case such that the conditions set forth in Section 7.02(b) would be incapable of being satisfied by June 30, 1996 (or as otherwise extended), (ii) there shall have been a breach by Condor of its covenants or agreements hereunder having a Material Adverse Effect on Condor or materially adversely affecting (or materially delaying) the consummation of the Merger, and Condor has not cured such breach within twenty business days after notice by Amwest thereof, provided that Amwest has not breached any of its obligations hereunder, (iii) Condor shall engage in negotiations with any entity or group (other than Amwest) that has proposed a Third Party Acquisition (as defined below) and such negotiations shall have continued for more than 20 business days after Condor has first furnished information to such entity or group or commenced negotiations with such party (whichever is earlier), (iv) the Condor Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger, shall have recommended to the Condor stockholders a Third Party Acquisition or shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing, (v) Amwest shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders or (vi) Condor shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders.

                  "Third Party Acquisition" means the occurrence of any of the following events (i) the acquisition of Condor by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) or entity other than Amwest or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of more than 30% of the total assets of Condor and its Affiliated Entities, taken as a whole; or (iii) the acquisition by a Third Party of 30% or more of the outstanding Shares.

                  Section 8.02        Effect of Termination

                  In the event of the termination and abandonment of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Section 8.02 and Sections 5.02(b), 5.04, 8.03 and Article IX hereof. Nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement.

                  Section 8.03        Fees and Expenses

                  (a)......In the event that this Agreement shall be terminated pursuant to:

                           (i) Section 8.01(c)(iii);

                           (ii) Sections  8.01(d)(i),  (ii) or (iii) and, within
                  twelve months thereafter, Condor enters into an agreement with respect to a Third Party Acquisition, or a Third Party
                  Acquisition occurs, involving any party (or any affiliate thereof) (x) with whom Condor (or its agents) had negotiations with a view to a Third Party Acquisition, (y) to whom Condor (or its agents) furnished information with a view to a Third Party Acquisition or (z) who had submitted a proposal or expressed an interest in a Third Party Acquisition, in the case of each of clauses (x), (y) and (z) after the date hereof and prior to such termination;

                           (iii) Section 8.01(d)(iv); or

                           (iv) Section 8.01(d)(vi);

Amwest would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Amwest for such damages, Condor shall pay to Amwest the amount of $700,000 in cash as liquidated damages immediately upon such a termination. It is specifically agreed that the amount to be paid pursuant to this Section 8.03(a) represents liquidated damages and not a penalty.

                  (b)......Upon  the  termination of this Agreement  pursuant to
Sections 8.01(d)(i), (ii), (iii), (iv) or (vi), Condor shall reimburse Amwest and its affiliates (not later than ten business days after submission of statements therefor) for all actual documented out-of-pocket fees and expenses, actually and reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants). Amwest shall have provided Condor with an estimate of the amount of such fees and expenses and, if Amwest shall have submitted a request for reimbursement hereunder, will provide Condor in due course with invoices or other reasonable evidence of such expenses upon request. Condor shall in any event pay the amount requested within ten business days of such request, subject to Condor's right to demand a return of any portion as to which invoices are not received in due course.

                  (c)......Upon  the  termination of this Agreement  pursuant to
Sections 8.01(c)(i), (ii) or (iv), Amwest shall reimburse Condor and its affiliates (not later than ten business days after submission of statements therefor) for all actual documented out-of-pocket fees and expenses, actually and reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants). Condor shall have provided Amwest with an estimate of the amount of such fees and expenses and, if Condor shall have submitted a request for reimbursement hereunder, will provide Amwest in due course with invoices or other reasonable evidence of such expenses upon request. Amwest shall in any event pay the amount requested within ten business days of such request, subject to Amwest's right to demand a return of any portion as to which invoices are not received in due course.

                  (d)......Except as specifically provided in this Section 8.03, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE IX
                               GENERAL PROVISIONS

                  Section 9.01        Amendment and Modification

                  Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Amwest and Condor at any time prior to the Effective Time with respect to any of the terms contained herein except that after the approvals by stockholders contemplated by Section 2.02, the amount or form of consideration to be received by the holders of voting shares of Condor may not be decreased or altered without the approval of such holders.

                  Section 9.02        Waiver of Compliance; Consents

                  Any failure of Amwest, on the one hand, or Condor on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by Amwest or Condor, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of Amwest or Condor, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.02.

                  Section 9.03        Validity

                  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                  Section 9.04        Parties in Interest

                  This Agreement shall be binding upon and inure solely to the benefit of Amwest and Condor, and nothing in this Agreement (except the provisions of Sections 5.06 and 5.08), express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  Section 9.05 Survival of Representations, Warranties, Covenants and Agreements

                  Except as provided in the following sentence, the respective representations and warranties of Amwest and Condor shall not survive the Effective Time, but covenants that specifically relate to periods, activities or obligations subsequent to the Merger shall survive the Merger. If this Agreement is terminated pursuant to Section 8.01, the covenants contained in Sections 5.02(b), 5.04 and 8.03 shall survive such termination.

                  Section 9.06        Notices

                  All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery, if delivered personally or faxed during normal business hours of the recipient, or three days after deposit in the U.S. Mail, postage prepaid, if mailed by registered or certified mail (return receipt requested) as follows:

                  (a)....if to Amwest or to Condor after the Effective Time, to:

                           Amwest Insurance Group, Inc.
                           6320 Canoga Avenue, Suite 300
                           Woodland Hills, California  91367
                           Attention:  Co-Chief Executive Officers
                           and Chief Financial Officer

                           with a copy to:

                           Gibson, Dunn & Crutcher
                           333 South Grand Avenue
                           Los Angeles, CA  90071-3197
                           Attention:  Jonathan K. Layne, Esq.

                  (b)....if to Condor prior to the Effective Time, to:

                           Condor Services, Inc.
                           2361 Rosecrans Avenue
                           El Segundo, California  90245
                           Attention:  Chief Executive Officer

                           with a copy to:

                           Kindel & Anderson
                           555 S. Flower St., 29th Fl.
                           Los Angeles, California  90071-2498
                           Attention:  Stephen E. Newton, Esq.

                  Section 9.07        Governing Law

                  The Agreement shall be governed by and construed in accordance with the law of the State of Delaware without regard to the conflicts of law rules thereof.

                  Section 9.08        Counterparts

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                  Section 9.09        Table of Contents and Headings

                  The table of contents and article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 9.10        Entire Agreement

                  This Agreement, including the exhibits and schedules hereto and the documents and instruments referred to herein or executed contemporaneously herewith, embodies the entire agreement and understanding of Amwest and Condor in respect of the subject matter contained herein and supersedes all prior agreements and understandings among them with respect to such subject matter.

                  Section 9.11        Arbitration; Attorneys' Fees and Expenses

                  Any controversy, dispute, or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope and enforceability of this Section 9.11, may at the election of any party, be solely and finally settled by arbitration conducted in California, by and in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, or any successor organization. Judgment upon any award rendered by the arbitrator(s) may be entered by the state or federal court having jurisdiction thereof. Any of the parties may demand arbitration by written notice to the other and to the American Arbitration Association ("Demand for Arbitration"). Any Demand for Arbitration pursuant to this Section 9.11 shall be made before the earlier of (i) the expiration of the applicable statute of limitations with respect to such claim, or (ii) 60 days from the date on which a lawsuit is brought by any other party with respect to such claim. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable. Time is of the essence in the resolution of any such dispute, and the parties agree to instruct the arbitrator to institute accelerated procedures to resolve any dispute. The losing party shall reimburse the prevailing party in such arbitration, or in any legal proceeding arising out of, in connection with or in relation to this Agreement, including this Section 9.11, in any state or federal court, for the prevailing party's legal fees and expenses reasonably incurred in connection with such arbitration or proceeding. The parties being represented by counsel hereby waive any and all rights to punitive or special damages arising from or relating to this Agreement or the transactions contemplated herein.

                  Section 9.12        Miscellaneous

                  (a) For purposes of this Agreement, the term "Knowledge" of an entity means knowledge actually possessed by any Director or officer of such entity.

                  (b) If the SEC does not allow or the parties believe the SEC will not allow the use of a Registration Statement on Form S-4 to register Amwest Common Stock being issued to Stockholders or Condor believes it is no longer in the interest of Stockholders to use Form S-4, Condor may elect to require Amwest to file and maintain in effect for a two-year period a Registration Statement on Form S-3 as soon as is practicable after the Effective Time to register such shares, subject to a limitation that no stockholder receiving such shares may, pursuant to such registration, sell more than 1% of the amount of Amwest Common Stock Outstanding during any calendar quarter.

                  IN WITNESS WHEREOF, Amwest and Condor have caused this Agreement to be signed on their behalf by their respective duly authorized officers on the date first above written.

                                              AMWEST INSURANCE GROUP, INC.

                                      By:___________________________________
                                                   Richard H. Savage
                                              Chairman of the Board and
                                              Co-Chief Executive Officer


                                                 CONDOR SERVICES, INC.

                                      By:___________________________________
                                                       Guy A. Main
                                            Chairman of the Board, President
                                               and Chief Executive Officer

                                    ANNEX B


                             STOCKHOLDER AGREEMENT

                  This Stockholder Agreement (this "Agreement") dated as of November 30, 1995, is entered into by and between Amwest Insurance Group, Inc., a Delaware corporation ("Amwest") and the undersigned stockholder (the "Stockholder") of Condor Services, Inc., a Delaware corporation ("Condor").

                                    RECITALS

                  A........Concurrently  with the  execution of this  Agreement,
Condor is entering into an Agreement and Plan of Merger with Amwest dated November 30, 1995 (the "Merger Agreement"), pursuant to which, among other things, Condor shall merge with and into Amwest (the "Merger"), as a result of which the stockholders of Condor immediately prior to such merger shall become stockholders of Amwest.

                  B........As  a  condition  to  the  execution  of  the  Merger
Agreement, the Stockholder is willing to enter into and be bound by this Agreement.

                  C........As of the date hereof,  the  Stockholder  owns in the aggregate 957,310 shares of Condor common stock, $.01 par value per share (the "Main Shares").

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                  1........AGREEMENT TO RETAIN SHARES.

                  1.1 Transfer and encumbrances. The Stockholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Main Shares, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated pursuant to the terms thereof.

                  2........AGREEMENT   TO  VOTE  SHARES  AND  CALL   STOCKHOLDER
MEETING. At every meeting of the stockholders of Condor called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Condor on or before the Expiration Date with respect to any of the following, the Stockholder shall vote the Main Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger; and
(ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and against any liquidation or winding up of Condor (each of the foregoing is referred to as a "Opposing Proposal"). In the event a meeting of Condor stockholders to consider and approve the Merger and the transactions contemplated thereby has not taken place on or before May 1, 1996, Stockholder agrees to immediately call and cause to occur a special meeting of Condor stockholders to consider and approve the Merger and to vote in favor of same as provided in Section 2(i) above.

                  3........OPTION  TO PURCHASE  SHARES.  The Stockholder  hereby grants to Amwest the irrevocable option to purchase 825,000 of the Main Shares at a per share exercise price equal to the Merger Consideration as defined and subject to comparable adjustments as set forth in the Merger Agreement. The option granted hereby is exercisable for the period commencing immediately upon the termination of the Merger Agreement, if any, and ending on December 31, 1996. Amwest shall in no event be obligated to exercise such option at any time.

                  4........REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
STOCKHOLDER. The Stockholder hereby represents, warrants and covenants to Amwest as follows:

                  4.1 Ownership of shares. The Stockholder (i) is the beneficial owner of the Main Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; and (ii) has full power and authority to make, enter into and carry out the terms of this Agreement.

                  4.2 No proxy solicitations. The Stockholder will not, and will not permit any entity under the Stockholder's control to: (i) solicit proxies or become "participants" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a stockholders' vote or action by consent of Condor stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Condor with respect to an Opposing Proposal. Notwithstanding the above, the Stockholder may take any actions in such Stockholder's role as director and/or officer of Condor permitted under the Merger Agreement.

                  5........ADDITIONAL    DOCUMENTS.   The   Stockholder   hereby
covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Amwest to carry out the intent of this Agreement.

                  6........CONSENT  AND WAIVER. The Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party or pursuant to any rights Stockholder may have; provided that this Section 6 shall not be deemed a consent of Stockholder in lieu of a meeting as contemplated by
Section 228 of the Delaware General Corporation Law.

                  7........TERMINATION. This Agreement shall terminate and shall have no further force or effect after the later of: (i) the Expiration Date and,
(ii) the expiration of the option granted pursuant to Section 3 hereof.

                  8........MISCELLANEOUS.

                  8.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  8.2 Binding effect and assignment. This Agreement and all of the provisions hereof shall be binding with respect to the specific matters set forth herein and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned by the Stockholder without the prior written consent of the others.

                  8.3 Amendments and modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the party against whom enforcement is sought.

                  8.4 Specific performance; injunctive relief. The parties hereto acknowledge that a violation of any of the covenants or agreements of one party set forth herein will result in the other parties being irreparably harmed (such other parties hereafter referred to as an "Injured Party") and will leave an Injured Party with no adequate remedy at law. Therefore, it is agreed that, in addition to any other remedies that may be available to an Injured Party upon any such violation, an Injured Party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to an Injured Party at law or in equity.

                  8.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery, if delivered personally or faxed during normal business hours of the recipient, or three days after deposit in the U.S. Mail, postage prepaid, if mailed by registered or certified mail (return receipt requested) as follows:

         If to Amwest:               Amwest Insurance Group, Inc.
                                     6320 Canoga Avenue, Suite 300
                                     Woodland Hills, California  91367
                                     Attention:  Co-Chief Executive Officers
                                                 and Chief Financial Officer

         With a copy to:             Gibson, Dunn & Crutcher
                                     333 South Grand Avenue
                                     Los Angeles, California 90071
                                     Attention: Jonathan K. Layne


         If to the Stockholder:      c/o Condor Services, Inc.
                                     2361 Rosecrans Avenue
                                     El Segundo, California 90245

         or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                  8.6 Governing law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware.

                  8.7 Entire agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                  8.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  8.9 Effect of headings.  The section  headings  herein are for
         convenience   only  and   shall  not   affect   the   construction   of
         interpretation of this Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Stockholder Agreement to be duly executed on the day and year first above written.

                                      AMWEST INSURANCE GROUP, INC.

                                      By:______________________________
                                             Richard H. Savage
                                          Chairman of the Board and
                                          Co-Chief Executive Officer


                                      STOCKHOLDER:

                                      _________________________________
                                                      Guy A. Main

                                      MAIN FAMILY TRUST:


                                      By:_______________________________
                                                      Guy A. Main
                                                         Trustee



                                      By:_______________________________
                                                       Freda Main
                                                        Trustee

                                    ANNEX C
                       OPINION JEFFERIES & COMPANY, INC.


 November 30, 1995


 The Board of Directors
 AMWEST INSURANCE GROUP, INC.
 6320 Canoga Avenue, Suite 300
 Woodland Hills, CA 91367

Re: The proposed merger (the "Merger") of Condor Services, Inc. ("Condor") with and into Amwest Insurance Group, Inc. ("Amwest" or the "Company").


 Gentlemen:


         You have asked us to advise you on the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $.01 per share (the "Amwest Common Stock"), of the Company (the "Stockholders") of the Exchange Rate (defined below) contemplated by the Merger.

         You have informed us that pursuant to the Merger, each outstanding share of Common Stock, par value $.01 per share ("Condor Common Stock"), of Condor (other than shares held by Amwest or its subsidiaries that will be canceled pursuant to the Merger), will be converted into the right to receive
0.5 shares of Amwest Common Stock (the "Exchange Rate"), subject to an adjustment as described in Section 1.05 of the draft of the Agreement and Plan of Merger (the "Merger Agreement"), dated November 30, 1995, to be entered into, by and between Amwest and Condor. The terms and conditions of the Merger, including the adjustment, are more fully set forth in the Merger Agreement. We note that the Merger has not yet been consummated. Any change in the Exchange Rate or in the final form of the Merger Agreement could change the conclusions expressed herein.

         Jefferies & Company, Inc. ("Jefferies"), as part of its investment banking activities, is regularly engaged in the evaluation of capital structures. In addition, Jefferies performs valuations of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and other financial services. As you are aware, Jefferies has been engaged by the Company to render, and has received a fee for rendering, this opinion.

         In connection with our opinion, we have, reviewed, among other things, the draft of the Merger Agreement and certain financial and other information about each of Amwest and Condor, that was, in each case, publicly available or furnished to us by the Company or Condor, as the case may be, including certain internal financial analyses, financial forecasts, the actuarial report on the loss and loss adjustment reserves of Condor Insurance Company dated October 17, 1995, reports and other information prepared by Company and Condor management. We have held discussions with members of senior management of the Company and Condor concerning each company's historical and current operations, financial conditions and prospects, as well as the strategic and operating benefits anticipated from the business combination. In addition, we have conducted such financial studies, analyses and investigations and reviewed such other factors as we deemed appropriate for purposes of this opinion.

         In rendering this opinion, we have relied, without independent investigation or verification, on the accuracy, completeness and fairness of all financial and other information reviewed by us and this opinion is conditioned upon such information (whether written or oral), including, without limitation, the information referred to in the preceding paragraph, being accurate, complete and fair in all respects. You have informed us, and we have assumed, with your permission, that all projections examined by us were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective management of the Company and Condor as to the future performance of each company. In addition, although we performed sensitivity analysis thereon, in rendering this opinion we have assumed, with your permission, that each such company will perform in accordance with such projections for all periods specified therein. Although such projections did not form the principal basis for our opinion, but rather was one among many items employed, changes thereto could affect the opinion rendered herein. We have assumed, with your permission, that the Merger will be a accounted for under the "pooling of interest" accounting method.

         We have not been requested to, and did not: (a) participate in the structuring or negotiating of the Merger; (b) solicit third party indications of interest in acquiring all or any part of the Company; or (c) make any independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of the Company or Condor, nor have we been furnished with any such evaluation or appraisals, other than the actuarial report described herein.

         We  have  assumed,   with  your  permission,   that  all  consents  and
authorizations necessary to consummate the Merger have been, or will be obtained, without material expense. Our opinion is addressed solely to the fairness, from a financial point of view, of the Exchange Rate on the assumption that the Company and its Board of Directors have determined that, from the standpoint of its business and prospects, it is appropriate and desirable to consummate the Merger. Our opinion is based on economic, monetary and market conditions prevailing, and stock prices and other circumstances and conditions existing, on the date of this letter, and we do not express any opinion as to the market value of the Condor Common Stock or Amwest Common Stock, or the price or trading range at which shares of Amwest Common Stock will trade following consummation of the Merger. Without limiting the foregoing, we expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

         In the ordinary course of Jefferies business, we may actively trade securities of the Company and Condor for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

         It is understood that this letter is for the use of the Board of Directors of the Company only and may not be used for any other purpose without Jefferies prior, written consent, except that, the Company may include this letter, in its entirety, and a description thereof, in any proxy statement, registration statement or similar document distributed to the stockholders of the Company in connection with the Merger. Without limiting the foregoing, this letter does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger.

         Based upon and subject to the foregoing, it is our opinion that the Exchange Rate is fair, from a financial point of view, to the Stockholders of Amwest.



                                                   Very truly yours,



                                                   JEFFERIES & COMPANY, INC.

                                    ANNEX D
                       OPINION WEDBUSH MORGAN SECURITIES



November 30, 1995


Personal and Confidential


Board of Directors of Condor Services, Inc.
2041 Rosecrans Avenue
El Segundo, CA 90245

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the Public Shareholders of Condor Services, Inc. (the "Company") of the consideration (the "Merger Consideration") to be received by the Public Shareholders in the proposed merger (the "Merger") contemplated by the Agreement and Plan of Merger dated November 30, 1995, by and between Amwest Insurance Group, Inc. ("Amwest") and the Company (the "Merger Agreement"). The term "Public Shareholders" as used herein refers to all shareholders of the Company other than Amwest and other than those that are "affiliates" of the Company as that term is used in Rule 12b-2 under the Securities Exchange Act of 1934.

The Merger Agreement defines the Merger Consideration as follows. At the effective time of the Merger, each outstanding share of Condor Common Stock held by a Public Shareholder shall be converted into the right to receive 0.5 of a share (subject to adjustment pursuant to the following two sentences) of Amwest Common Stock. If the average daily Closing Price (as defined in the Merger Agreement) of Amwest Common Stock as reported on the American Stock Exchange for the 30 consecutive trading days ending on the close of trading on the second trading day preceding the closing date of the Merger (the "Base Period Trading Price") is less than $12.50, the Merger Consideration would be increased by a factor of 12.5 divided by the Base Period Trading Price. If the Base Period Trading Price is greater than $17.50, the Merger Consideration would be decreased by a factor of 17.5 divided by the Base Period Trading Price. In the event that the portion of a share of Amwest Common Stock into which each share of Condor Common Stock would be converted based upon the foregoing would be less than four-tenths of a share (.4), Condor would have the right to terminate the Merger Agreement without liability. In the event that the portion of a share of Amwest Common Stock into which each share of Condor Common Stock would be converted based upon the foregoing would exceed six-tenths of a share (.6), Amwest would have the right to terminate the Merger Agreement without liability.

Wedbush Morgan Securities is an investment banking firm and a member of the New York Stock Exchange and other principal stock exchanges in the United States, and is regularly engaged as part of its business in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, secondary distributions of listed and unlisted securities, and valuations for corporate, estate and other purposes.

In arriving at our opinion set forth below, we have reviewed, among other things, the Merger Agreement; the Stockholder Agreement by and between Amwest, Guy A. Main, and the Main Family Trust; the Affiliates Letter and Continuity of Interest Certificates executed by certain members of Condor management; the Agreement With Guy A. Main and Main Family Trust to be entered into by and between such parties and Amwest; the Registration Rights Agreement to be entered into between Guy A. Main, the Main Family Trust and Amwest; the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1994; Quarterly Reports on Form 10-Q of the Company for the quarters ended June 30, 1995 and September 30, 1995; financial statements and analyses of the Company prepared by Condor management for the fiscal years ended December 31, 1989 through December 31, 1993; the Proxy Statement for Annual Meeting of Stockholders of Condor dated April 26, 1995; Quarterly Statement of Statutory Results of Condor as of September 30, 1995; forecasts and projections prepared by Condor with respect to Condor for the five fiscal years ending December 31, 1999; Actuarial Report on the Loss and Loss Adjustment Expense Reserves of Condor as of September 30,
1995, prepared by Timothy B. Perr & Company, Consulting Actuaries; the Annual Report to Shareholders of Amwest for the fiscal year ended December 31, 1994; Annual Reports on Form 10-K of Amwest for the fiscal year ended December 31, 1994; historical audited financial statements for the fiscal years ended December 31, 1990 through December 31, 1993; Quarterly Report on Form 10-Q of Amwest for the quarter ended September 30, 1995; Proxy Statement for Annual Meeting of Stockholders of Amwest dated April 17,, 1995; financial forecasts of Amwest alone for the five fiscal years ending December 31, 1999 and of Amwest combined with Condor for the five fiscal years ending December 31, 1999 prepared by Amwest management.

We have held discussions with certain members of the senior management of the Company regarding the past and current business operations, financial condition, future prospects and projected operations and performance of the Company. We have held discussions with certain members of the senior management of Amwest regarding the past and current business operations, financial condition, future prospects and projected operations and performance of Amwest and of the combined entities. We toured the headquarters of the Company in El Segundo, California and the headquarters of Amwest in Canoga Park. In addition, we have reviewed the reported price and trading activity of the Company Common Stock and of Amwest Common Stock, compared certain statistical and financial information for the Company and Amwest, respectively, with similar information for certain other companies in the same industries as the Company and Amwest, respectively, reviewed and compared statistical and financial data for recent acquisitions in the same industry as the Company and conducted such other financial studies, analyses and inquiries and considered such other matters as Wedbush deemed necessary and appropriate for this opinion.

We note that under Section 7.03(g) of the Merger Agreement, the obligations of the Company to effect the Merger are also subject to the receipt at or prior to the date of the closing of the Merger of an opinion of Peat Marwick, consulting actuary to Amwest, addressed to the Company, as of December 31, 1995, opining that as of such date the reserves for loss and loss adjustment expense reflected on such balance sheet of Amwest and its affiliated entities have been established in conformity with generally accepted actuarial principles and practices consistently applied, that such reserves were established in conformity with applicable insurance regulatory requirements, and that such reserves make a reasonable provision for all unpaid loss and loss adjustment expense obligations of Amwest under the terms of its policies and agreements. Our opinion is based in part on the Company's ability to obtain such assurances and is subject to receipt of such an actuarial opinion. We note in this connection that our experience is in financial analyses of the kind customary in the investment banking profession and that we have not undertaken any obligation to conduct or to supervise any actuarial analysis or review of the quality of the reserves of Amwest or of the Company.

We further note that Amwest is a party to certain legal proceedings, currently before the California Supreme Court, regarding the validity of Section 1861.135 of the California Insurance Code. Section 1861.135 exempts surety insurance from the rate rollback and prior approval provisions of Proposition 103, the insurance initiative adopted by California Voters. Our opinion is based on the assumption that the outcome of such legl proceedings will not have a material adverse effect on the financial position of Amwest.

We have not undertaken any obligation independently to verify the accuracy or completeness of financial information or other information furnished to us by the Company or Amwest orally or in writing, or other information obtained from publicly available sources and reviewed by us for purposes of this opinion. We were provided with information represented to us as the best currently available estimates and judgments of the management of the Company and Amwest, as to the expected future financial and operating performance of the Company and Amwest, and we have not undertaken any responsibility for the accuracy of such forecasts, estimates or judgments nor have we undertaken any obligation independently to verify the underlying assumptions made in connection with such forecasts, estimates or judgments. In addition, we have not made an independent evaluation or appraisal of any particular assets or liabilities of the Company or Amwest, and we have not been furnished with any such evaluation or appraisal.

We have not negotiated, or participated in any way in the negotiation of, the terms of the Merger or advised you regarding strategic alternatives. We have not been asked to consider, and this opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Public Shareholders.

This opinion is intended for the use of the Board of Directors of the Company in connection with its consideration of the Merger. We recognize that the Company may be required to disclose this opinion in any proxy statement related to the Merger, and agree that the Company may do so, provided that the full text of the opinion is attached to such proxy statement and that the descriptions of Wedbush and the opinion in such proxy statement are approved by us in advance. We note, however, that the opinion is intended to be for the benefit of the Board of Directors, and not for the benefit of shareholders or any other third parties. Our agreement to allow disclosure of the opinion in the Company's proxy statement is intended solely to facilitate compliance by the Company with its legal obligations, and should not be construed as (1) authorizing reliance on such opinion by any shareholder of the Company or any other person, (2) recommending to any shareholder how to vote regarding the Merger, or (3) implying that Wedbush is, within the meaning of Section 7 or Section 11 of the Securities Act of 1933, an "accountant, engineer, or appraiser, or any person whose profession gives authority to a statement made by him, who has with his consent been named as having prepared or certified" any part of any proxy statement or registration statement in which such opinion may be included, or any report or valuation used in connection therewith. Except as provided in this paragraph, this opinion is not to be used, circulated, quoted or otherwise referred to for any purpose, except in accordance with our prior written consent.


                                                  Very truly yours,



                                                  WEDBUSH MORGAN SECURITIES

                                    ANNEX E


                          AMWEST INSURANCE GROUP, INC.
                                STOCK OPTION PLAN
                           (As Proposed to be Amended)


     1. Purpose of the Plan. Under this Stock Option Plan (the "Plan") of Amwest Insurance Group, Inc., a Delaware corporation (the "Company"), options may be granted to eligible persons, as set forth in Section 3, to purchase shares of the Company's common stock ("Common Stock"). The Plan is designed to enable the Company to attract, retain and motivate such persons by providing for or increasing their proprietary interest in the Company. The Plan provides for options which qualify as incentive stock options ("Incentive Options") under
Section 422A of the Internal Revenue Code (the "Code") as well as options which do not so qualify ("Non-Incentive Options"), and for the grant of stock appreciation rights ("Stock Appreciation Rights") to be associated with stock options.

     2. Stock Subject to Plan. The maximum number of shares that may be subject to options granted hereunder shall be 676,000 shares of Common Stock, subject to adjustments under Section 8. Shares of Common Stock subject to the unexercised portions of any options granted under this Plan which expire, terminate or are canceled may again be subject to options under this Plan.

     3. Eligible Persons. The persons eligible to be considered for the grant of Incentive Options hereunder are any persons employed by the Company or its parent or subsidiaries on a salaried basis including directors who are employees. Such persons, as well as directors who are also employees or consultants of the Company or its parent or subsidiaries shall be eligible for the grant of "Non-Incentive Options." Directors who are neither employees nor consultants of the Company or its parent or subsidiaries are not eligible for the grant of Incentive Options or Non-Incentive Options under this Plan.

     4. Incentive Stock Option Limitation. The aggregate fair market value (determined at the time each Incentive Option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by each employee during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

     5. Payment. Payment for Common Stock purchased upon any exercise of any option granted hereunder shall be made in full in cash concurrently with such exercise, except that, if the Committee (as defined in Section 12 below) shall have authorized it and if the Company is not then prohibited from purchasing or acquiring shares of stock, such payment may be made in whole or in part with shares of stock of the Company delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of their fair market value on the date of exercise. If the Company is required to withhold an amount on account of any federal or state income tax imposed as a result of such exercise, the optionee shall pay such amount to the Company by check or in cash concurrently with the exercise of the option.

     6. Exercise Price. The exercise price for each Incentive Option granted hereunder shall not be less than 100% of the fair market value of the Common Stock at the date of the grant of such option, provided, however, the option price of an Incentive Option shall not be less than 110% of the fair market value of such Common Stock on the date such option is granted to an individual then owning (after the application of the family and other attribution rules of Section 425(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation.

     7. Nontransferability. Any option granted under this Plan shall by its terms be nontransferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the optionee's lifetime, only by the optionee.

     8. Adjustment. If the outstanding shares of stock of the class then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends, and the like, appropriate adjustments shall be made in the number and/or type of shares or securities for which options may thereafter be granted under this Plan and for which options then outstanding under this Plan may thereafter be exercised. Any such adjustments in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options.

     9. Maximum Option Term. No Incentive Option granted under this Plan may be exercised in whole or in part more than ten years after its date of grant, provided, however, that an Incentive Option granted to an individual owning (after the application of the family and other attribution rules of Section 425(d) of the Code), at the time such option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation shall expire no later than five years from the date the option was granted. No Non-Incentive Option granted under this Plan may be exercised in whole or in part more than eleven years after its date of grant.

     10. Stock Appreciation Rights. The Committee may, under such terms and conditions as it deems appropriate, grant to the optionee the conditional right to surrender all or part of an unexercised option and to receive payment of any amount less than or equal to the excess of the fair market value of the underlying shares on the date of surrender over the option exercise price. Such payment may be made in shares of stock valued at their fair market value on the date of surrender of the option or in cash, or partly in shares and partly in cash. The exercise of a Stock Appreciation Right and the manner of payment shall be in the discretion of the Committee, provided, however, that any Stock Appreciation Right shall be subject to the condition that the Committee may at any time in its absolute discretion not allow the exercise of a Stock Appreciation Right and instead require that the optionee exercise any option granted under this Plan as if there were no Stock Appreciation Rights with respect to such option. The Committee may further impose such conditions on the exercise of Stock Appreciation Rights as may be required to comply with Rule 16b-3 under the Securities Exchange Act of 1934.

     11. Plan Duration. Options may not be granted more than ten years after the date of the adoption of this Plan by the Board of Directors of the Company (the "Board"), or of stockholder approval thereof, whichever is earlier.

     12. Administration. The Plan shall be administered by the Board or, of the Board so decides, by a Committee (the "Committee") of the Board which shall consist of not less than three Directors of the Company, appointed for this purpose by the Board. The Board may from time to time add to or remove members from the Committee, and shall have the sole authority to fill vacancies on the Committee. Subject to the express terms and conditions of the Plan and the terms of any option outstanding under the Plan, the Committee shall have full power to construe the Plan and the terms of any option granted under the Plan, to prescribe , amend and rescind rules and regulations relating to the Plan or such options and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the power to determine which persons meet the requirements of Section 3 hereof for selection as participants in the Plan, and to which of the eligible persons, if any, options shall be granted under the Plan and, subject to the provisions of this Plan, to establish the terms and conditions required or permitted to be included in option agreements and to impose such conditions on the exercise of stock options as may be required to comply with Rule 16b-3 under the Securities Exchange Act of 1934.

     13. Amendment and Termination. The Board may alter, amend, suspend, or terminate this Plan, provided that no such action shall deprive any optionee, without his consent, of any option granted to the optionee pursuant to this Plan or of any of his rights under such option. Except as herein provided, no such action of the Board, unless taken with the approval of the stockholders of the Company, may:

     (a) increase the maximum number of shares that may be subject to options under this Plan;

     (b) reduce the minimum permissible exercise price;

     (c) extend the ten-year duration of this Plan set forth herein; or

     (d) alter the class of employees eligible to receive Incentive Options or the class of persons eligible to receive Non-Incentive Options under the Plan.

     IN TESTIMONY WHEREOF, Amwest Insurance Group, Inc. has executed this Stock Option Plan by its officers thereunto duly authorized.


                                       AMWEST INSURANCE GROUP, INC.




                                       Richard H. Savage
                                       Chairman of the Board and
                                       Co-Chief Executive Officer

ATTEST:




Richard H. Busch
Secretary